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INDEX TO FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on November 2, 2015

Registration No. 333-207423

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE RMR GROUP INC.
(Exact Name of Registrant as Specified in Its Charter)

MARYLAND (State or Other Jurisdiction of Incorporation or Organization)	8742 (Primary Standard Industrial Classification Code Number)	47-4122583 (I.R.S. Employer Identification Number)

Two Newton Place, 255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
(617) 928-1300
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

Matthew P. Jordan
The RMR Group Inc.
Two Newton Place, 255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
(617) 928-1300
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Margaret R. Cohen, Esq.
John E. Alessi, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
500 Boylston Street
Boston, Massachusetts 02116
(617) 573-4800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

           If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)
Dated November 2, 2015

7,500,000 Shares The RMR Group Inc. Class A Common Stock (Par Value $0.001 Per Share)

        This prospectus is being furnished to you in connection with the distribution, or the Distribution, of shares of class A common stock, par value $0.001 per share, or Class A Common Shares, of The RMR Group Inc., or RMR Inc., by each of Government Properties Income Trust, or GOV, Hospitality Properties Trust, or HPT, Select Income REIT, or SIR, and Senior Housing Properties Trust, or SNH, and together with GOV, HPT and SIR, the Managed REITs, to the respective holders of their outstanding common shares as of 5:00 p.m., Eastern Time, on                        , 2015, or the Record Date. Our subsidiary, The RMR Group LLC, is the manager of the Managed REITs.

        GOV, HPT, SIR and SNH hold an aggregate of 15,000,000 of our Class A Common Shares and will distribute approximately 50.0% of their Class A Common Shares to their common shareholders, or 768,285, 2,515,923, 1,582,048 and 2,636,058, respectively. They will make the Distribution on                        , 2015, or the Distribution Date, to the respective holders of their common shares as of the Record Date. In the Distribution, holders of each Managed REIT's common shares as of the Record Date will receive: 0.0108 of a Class A Common Share for every one GOV common share held, 0.0166 of a Class A Common Share for every one HPT common share held, 0.0177 of a Class A Common Share for every one SIR common share held, and 0.0111 of a Class A Common Share for every one SNH common share held. Each Managed REIT will pay cash, without interest, in lieu of any fractional Class A Common Share that a registered holder of the Managed REIT's common shares or DTC Participant (based on the aggregate position in its DTC participant account(s)) would otherwise be entitled to receive from that Managed REIT. If you own your common shares of a Managed REIT through a bank, broker or other nominee, you may receive fractional Class A Common Shares in the Distribution. The Distribution will be made in book entry form. As discussed under "The Distribution—Trading Between the Record Date and Distribution Date," if you sell your Managed REIT common shares in the "regular way" market after the Record Date and before the Distribution Date, you also will be selling your right to receive any Class A Common Shares in the Distribution. Each Managed REIT may be deemed to be a "statutory underwriter" within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act, of the Distribution of Class A Common Shares to its shareholders.

        No action is required of you to receive Class A Common Shares. No vote of any Managed REIT common shareholders is required, you are not required to pay any consideration for the Class A Common Shares that you receive and you do not need to surrender or exchange any of your Managed REITs' common shares in order to receive Class A Common Shares.

        There is no current trading market for our Class A Common Shares. We have applied to have our Class A Common Shares approved for listing on The NASDAQ Stock Market LLC, or NASDAQ, under the symbol "RMR," subject to official notice of issuance. However, we expect that a limited market, commonly known as a "when-issued" trading market, for our Class A Common Shares will develop on or shortly before the Record Date, and we expect "regular way" trading of our Class A Common Shares will begin the first trading day after the completion of the Distribution.

        Neither we nor the Managed REITs will receive any proceeds from the distribution of Class A Common Shares pursuant to this prospectus. We are an "emerging growth company" under applicable Securities and Exchange Commission rules and are subject to reduced public company reporting requirements.

        In reviewing this prospectus you should carefully consider the matters described in the section entitled "Risk Factors" beginning on page 13.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2015

Managed REITs

GOV owns 72 properties leased primarily to the U.S. Government and state governments located in 31 states and Washington, D.C.

20 Massachusetts Avenue, Washington, D.C.
Square Feet: 340,119.
Tenant: U.S. Citizenship and Immigration Service.

Kaua'i Marriott Resort, Lihue-Kaua'i, HI.
Guest Rooms: 356.
Operator: Marriott International, Inc.

SIR owns 116 office and industrial properties (355 buildings, leasable land parcels and easements) that are primarily net leased to single tenants located in 35 states.

400 South Jefferson Street, Chicago, IL.
Square Feet: 233,869.
Tenant: The Hillshire Brands Company.

SNH owns 428 properties including senior living communities, medical office buildings and wellness centers located in 43 states and Washington, D.C.

11 Fan Pier & 50 Northern Avenue, Boston, MA.
Square Feet: 1,125,420.
Tenant: Vertex Pharmaceuticals, Inc.

Data presented as of June 30, 2015.

        You should rely only on the information contained in this prospectus. Neither we nor the Managed REITs have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

        This prospectus is being furnished solely to provide information to the Managed REITs' shareholders who will receive Class A Common Shares in the Distribution. This prospectus describes our business and the Distribution and provides other information to assist the Managed REITs' shareholders in evaluating the benefits and risks of holding or disposing of Class A Common Shares received in the Distribution. There are certain risks relating to the Distribution, our business and ownership of Class A Common Shares, which are described in this prospectus under the heading "Risk Factors."

        We believe that the information contained in this prospectus is accurate as of the date set forth on the cover. Changes to the information contained in this prospectus may occur after that date, and neither we nor any Managed REIT undertakes any obligation to update the information except as required by law.

        The references in this prospectus to the Securities and Exchange Commission's, or the SEC's, website and to the reports filed by our Client Companies that are SEC registrants are not intended to and do not include or incorporate by reference into this prospectus the information on that website or in those reports. Similarly, references to our website are not intended to and do not include or incorporate by reference into this prospectus the information on that website.

i

Presentation of Information

        In this prospectus, unless the context requires otherwise:

  •
  "AIC" means Affiliates Insurance Company, an Indiana insurance company.

  •
  "Class A Common Shares" means shares of Class A common stock of RMR Inc., par value $0.001 per share.

  •
  "class A membership units" means class A membership units of RMR LLC.

  •
  "Class B-1 Common Shares" means shares of Class B-1 common stock of RMR Inc., par value $0.001 per share.

  •
  "Class B-2 Common Shares" means shares of Class B-2 common stock of RMR Inc., par value $0.001 per share.

  •
  "class B membership units" means class B membership units of RMR LLC.

  •
  "Client Companies" means collectively the Managed REITs, the Managed Operators, AIC, RIF and RMR Trust and "Client Company" means any one of them.

  •
  "common shares" means, with respect to a REIT, common shares of beneficial interest of that REIT.

  •
  "Company," "we," "us," and "our" means RMR Inc. and its direct and indirect subsidiaries.

  •
  "Distribution" means the distribution of the Class A Common Shares to the holders of the Managed REITs' common shares on the Distribution Date.

  •
  "Distribution Date" means                        , 2015.

  •
  "Distribution Shares" means the Class A Common Shares to be distributed to the holders of the Managed REITs' common shares on the Distribution Date.

  •
  "DTC" means The Depositary Trust Company.

  •
  "DTC Participant" means, with respect to a Managed REIT, any Participant (as that term is defined in the rules of the DTC) having one or more DTC participant accounts which hold the Managed REIT's common shares.

  •
  "economic interest" means, (i) in respect of RMR Inc., the right of a holder of common stock of RMR Inc. to share in dividends or distributions made by RMR Inc. to holders of its common stock and, upon liquidation, dissolution or winding up of RMR Inc., to share in the assets of RMR Inc. after payments to creditors and (ii) in respect of RMR LLC, the right of a holder of a class A membership unit or class B membership unit of RMR LLC to share in distributions made by RMR LLC and, upon liquidation, dissolution or winding up of RMR LLC, to share in the assets of RMR LLC after payments to creditors.

  •
  "EQC" means Equity Commonwealth, formerly known as CommonWealth REIT, a Maryland real estate investment trust, including its subsidiaries.

  •
  "Five Star" means Five Star Quality Care, Inc., a Maryland corporation, including its subsidiaries.

  •
  "Founders" means collectively Barry M. Portnoy and Adam D. Portnoy and "Founder" means either of them.

  •
  "GAAP" means U.S. generally accepted accounting principles.

ii

  •
  "GOV" means Government Properties Income Trust, a Maryland real estate investment trust, including its subsidiaries.

  •
  "HPT" means Hospitality Properties Trust, a Maryland real estate investment trust, including its subsidiaries.

  •
  "indirect economic interest in RMR LLC" means, (i) in respect of holders of Class A Common Shares, the economic interest of RMR Inc. in RMR LLC as the holder of an equivalent number of class A membership units of RMR LLC and (ii) in respect of holders of Class B-1 Common Shares, the economic interest of RMR Inc. in RMR LLC as the holder of an equivalent number of class B membership units of RMR LLC. Indirect economic interests in RMR LLC are held through RMR Inc. and are subject to RMR Inc.'s liabilities including liabilities to RMR Trust under the Tax Receivable Agreement.

  •
  "Managed Operators" means collectively Five Star, Sonesta and TA and "Managed Operator" means any one of them.

  •
  "Managed REITs" means collectively GOV, HPT, SIR and SNH and "Managed REIT" means any one of them.

  •
  "Members" means the persons named as members of RMR LLC on its books and records and, for periods prior to June 5, 2015, "Member" means collectively RMR Trust and our Founders.

  •
  "RIF" means RMR Real Estate Income Fund, a Delaware statutory trust.

  •
  "RMR Advisors" means RMR Advisors LLC, a Maryland limited liability company.

  •
  "RMR Inc." means The RMR Group Inc. (formerly known as Reit Management & Research Inc.), a Maryland corporation, and not any of its subsidiaries.

  •
  "RMR Intl" means RMR Intl LLC, a Maryland limited liability company, including its subsidiaries.

  •
  "RMR LLC" means The RMR Group LLC (formerly known as Reit Management & Research LLC), a Maryland limited liability company, including its subsidiaries and predecessors.

  •
  "RMR Trust" means Reit Management & Research Trust, a Massachusetts business trust, including its subsidiaries other than RMR Inc., RMR LLC and their respective subsidiaries.

  •
  "SIR" means Select Income REIT, a Maryland real estate investment trust, including its subsidiaries.

  •
  "SNH" means Senior Housing Properties Trust, a Maryland real estate investment trust, including its subsidiaries.

  •
  "Sonesta" means Sonesta International Hotels Corporation, a Maryland corporation, including its subsidiaries.

  •
  "TA" means TravelCenters of America LLC, a Delaware limited liability company, including its subsidiaries.

  •
  "Tax Receivable Agreement" means that certain tax receivable agreement, dated as of June 5, 2015, by and among RMR Inc., RMR LLC and RMR Trust.

iii

QUESTIONS AND ANSWERS ABOUT THE DISTRIBUTION

        The following questions and answers briefly address some commonly asked questions about the Distribution. They may not include all the information that is important to you. We encourage you to read this entire prospectus and the other documents to which it refers.

What will the Managed REITs' shareholders receive in the Distribution?

        The Managed REITs hold an aggregate of 15,000,000 of our Class A Common Shares and will distribute an aggregate of approximately 7,500,000 Class A Common Shares to their respective common shareholders. The Distribution will be made by the Managed REITs on                        , 2015, or the Distribution Date, to holders of their common shares as of 5:00 p.m., Eastern Time, on                        , 2015, or the Record Date. The Distribution will be made in book entry form.

        On the Distribution Date, holders of the Managed REITs' common shares as of the Record Date will receive:

  •
  0.0108 of a Class A Common Share for every one GOV common share held,
  •
  0.0166 of a Class A Common Share for every one HPT common share held,
  •
  0.0177 of a Class A Common Share for every one SIR common share held and
  •
  0.0111 of a Class A Common Share for every one SNH common share held.

        Each Managed REIT will pay cash, without interest, in lieu of any fractional Class A Common Share that a registered holder of the Managed REIT's common shares or DTC Participant (based on the aggregate position in its DTC participant account(s)) would otherwise be entitled to receive from that Managed REIT. If you own your common shares of a Managed REIT through a bank, broker or other nominee, you may receive fractional Class A Common Shares in the Distribution.

Who is entitled to receive Class A Common Shares in the Distribution?

        Each Managed REIT's Distribution will be made to holders of its common shares as of 5:00 p.m., Eastern Time, on                        , 2015, the Record Date for the Distribution.

When will the Distribution occur?

        We expect that the Managed REITs will distribute the Class A Common Shares on                        , 2015, the Distribution Date.

What do I need to do to receive my Class A Common Shares?

        No action is required by you to receive Class A Common Shares, but we urge you to read this prospectus carefully. You are not required to pay any consideration for the Class A Common Shares that you receive and do not need to surrender or exchange any of your Managed REITs' common shares in order to receive Class A Common Shares in the Distribution.

Will I receive certificates representing Class A Common Shares following the Distribution?

        No. Following the Distribution Date, neither RMR Inc. nor any Managed REIT will issue certificates representing Class A Common Shares. Instead, the Managed REIT whose common shares you own, with the assistance of Wells Fargo Shareowner Services, the Distribution and Transfer Agent, will electronically transfer Class A Common Shares to you or, if applicable, to your bank or brokerage for your account by book entry registration in accounts maintained by the Distribution and Transfer Agent. If you own your common shares of a Managed REIT through a bank, broker or other nominee, we encourage you to contact your bank, broker or other nominee if you have any questions concerning the mechanics of having shares held in "street name." For additional information see "The Distribution—How Class A Common Shares will be delivered to you."

What will govern my rights as an RMR Inc. shareholder?

        Your rights as an RMR Inc. shareholder will be governed by Maryland law, as well as by RMR Inc.'s charter and its bylaws, as they currently exist or may hereafter be amended from time to time. A description of these rights is included in this prospectus under the headings "Description of Capital Stock" and "Material Provisions of the Maryland General Corporation Law and of Our Charter and Bylaws."

Are there risks associated with the Distribution, our Class A Common Shares or our business after the Distribution?

        Yes. You should carefully review the risks described in this prospectus under the heading "Risk Factors" beginning on page 13.

Is shareholder approval needed in connection with the Distribution?

        No vote of RMR Inc.'s shareholders or of any Managed REIT's shareholders is required or will be sought in connection with the Distribution.

Where will I be able to trade Class A Common Shares?

        There is not currently a public market for Class A Common Shares. RMR Inc. has applied to have its Class A Common Shares approved for listing on NASDAQ, under the symbol "RMR." However, we expect that a limited market, commonly known as a "when-issued" trading market, for our Class A Common Shares will develop on or shortly before the Record Date, and we expect "regular way" trading of our Class A Common Shares will begin the first trading day after the completion of the Distribution. We cannot predict the trading prices for, or liquidity of, the Class A Common Shares before, on or after the Distribution Date. For additional information see "The Distribution—Trading between the Record Date and Distribution Date."

What if I want to sell my Managed REIT common shares or Class A Common Shares?

        You should consult with your advisors, such as your broker, bank or tax advisor. Neither RMR Inc. nor any Managed REIT makes any recommendations on the purchase, retention or sale of the Managed REITs' common shares or the Class A Common Shares to be distributed in the Distribution.

        If you decide to sell your common shares of a Managed REIT on or before the Distribution Date, you should make sure your broker, bank or other nominee understands whether you want to sell the Class A Common Shares you are entitled to receive in the Distribution. If you sell your common shares of a Managed REIT in the "regular way" market on or before the Distribution Date, you will also sell your right to receive Class A Common Shares in the Distribution. If you own common shares of a Managed REIT as of the Record Date and sell those shares on the "ex-distribution" market on or before the Distribution Date, you will still receive the Class A Common Shares that you are entitled to receive in respect of those Managed REIT common shares. For additional information see "The Distribution—Trading between the Record Date and Distribution Date."

Will I be taxed on the value of the Class A Common Shares that I receive in the Distribution?

        Yes. The Distribution will be in the form of a taxable special dividend to the Managed REITs' shareholders. The fair market value of the Distribution Shares you receive in the Distribution from a Managed REIT will be treated as a taxable dividend to the extent of your ratable share of any current or accumulated earnings and profits of such Managed REIT, with the excess treated first as a non-taxable return of capital to the extent of your tax basis in the Managed REIT's common shares and then as capital gain. For a more detailed discussion, see "United States Federal Income Tax Considerations Relating to the Distribution."

        You should consult your own tax advisor as to the particular tax consequences of the Distribution to you, including the applicability of any U.S. federal, state, local and non-U.S. tax laws.

What will my tax basis and holding period be for the Class A Common Shares that I receive in the Distribution?

        Your tax basis in the Class A Common Shares you receive will equal the fair market value of such shares on the Distribution Date. Your holding period for such shares will begin the day after the Distribution Date. See "United States Federal Income Tax Considerations Relating to the Distribution."

Will the number of common shares of the Managed REITs I own change as a result of the Distribution?

        No.

What will happen to the listing of the Managed REITs' common shares as a result of the Distribution?

        It is expected that after the Distribution Date, each Managed REIT's common shares will continue to be traded on the New York Stock Exchange, or the NYSE.

Where can a Managed REIT's shareholders get more information?

        Before the Distribution Date, if you have any questions, you may contact:

  •
  for GOV shareholders:

      Government Properties Income Trust, Investor Relations
      Two Newton Place, 255 Washington Street, Suite 300
      Newton, Massachusetts 02458-1634
      (617) 219-1410

  •
  for HPT shareholders:

      Hospitality Properties Trust, Investor Relations
      Two Newton Place, 255 Washington Street, Suite 300
      Newton, Massachusetts 02458-1634
      (617) 796-8232

  •
  for SIR shareholders:

      Select Income REIT, Investor Relations
      Two Newton Place, 255 Washington Street, Suite 300
      Newton, Massachusetts 02458-1634
      (617) 796-8320

  •
  for SNH shareholders:

      Senior Housing Properties Trust, Investor Relations
      Two Newton Place, 255 Washington Street, Suite 300
      Newton, Massachusetts 02458-1634
      (617) 796-8234

        After the Distribution Date, if you have any questions, you may contact:

      The RMR Group Inc., Investor Relations
      Two Newton Place, 255 Washington Street, Suite 300
      Newton, Massachusetts, 02458-1634
      (617) 231-3184

 PROSPECTUS SUMMARY

        This summary of certain information contained in this prospectus may not include all the information that is important to you. For a more complete description of the terms and conditions of the Distribution, you should read this entire prospectus and the documents referred to in this prospectus. See "Where You Can Find More Information."

Our Company

        RMR Inc. owns a 51.6% economic interest in and is the managing member of RMR LLC. Substantially all of the business of RMR Inc. is conducted by RMR LLC. RMR LLC was founded in 1986 to invest in real estate and manage real estate related businesses. Our business primarily consists of providing management services to four publicly owned real estate investment trusts, or REITs, and three real estate operating companies. Since its founding, RMR LLC has substantially grown the amount of real estate assets under management and the number of real estate businesses it manages. As of June 30, 2015, we had $22.1 billion of real estate assets under management, including more than 1,300 properties, which are primarily owned by the Managed REITs. We believe our 20 year management agreements with the Managed REITs create a secure base of revenues to operate and grow our business.

        As manager of the Managed REITs, we are responsible for implementing investment strategies and managing day to day operations, subject to supervision and oversight by each Managed REIT's board of trustees. The Managed REITs have no employees and we provide the personnel and services necessary for each Managed REIT to conduct its business. These Managed REITs invest in diverse income producing properties as follows:

  •
  Government Properties Income Trust (NYSE: GOV) primarily owns office properties majority leased to the U.S. government and state governments. As of June 30, 2015, GOV owned 72 properties (92 buildings) located in 31 states and the District of Columbia.

  •
  Hospitality Properties Trust (NYSE: HPT) primarily owns hotel and travel center properties. As of June 30, 2015, HPT owned 484 properties (293 hotels and 191 travel centers) located in 44 states, Puerto Rico and Canada.

  •
  Select Income REIT (NYSE: SIR) primarily owns properties that are leased to single tenants, including industrial and commercial lands on the island of Oahu, Hawaii. As of June 30, 2015, SIR owned 116 properties (355 buildings, leasable land parcels and easements) located in 35 states.

  •
  Senior Housing Properties Trust (NYSE: SNH) primarily owns independent and assisted living communities, continuing care retirement communities, nursing homes, wellness centers and properties leased to medical service providers, clinics, biotech laboratory tenants and other medical related businesses. As of June 30, 2015, SNH owned 428 properties (452 buildings) located in 43 states and the District of Columbia.

        We also provide management services to three real estate operating companies that have diverse businesses as follows:

  •
  Five Star Quality Care, Inc. (NYSE: FVE) is a national healthcare and senior living services company that operates senior living communities, including independent living, assisted living, continuing care and skilled nursing facilities, many of which are owned by SNH. As of June 30, 2015, Five Star operated 272 senior living communities located in 32 states.

  •
  Sonesta International Hotels Corporation, or Sonesta, manages and franchises an international collection of hotels, resorts and cruise ships offering upscale and extended stay accommodations to travelers, including hotels in the United States owned by HPT. As of June 30, 2015, Sonesta's business included 58 properties in nine countries.

  •
  TravelCenters of America LLC (NYSE: TA) operates a national chain of full service travel centers located along the U.S. Interstate Highway System, many of which are owned by HPT, and also operates convenience stores with retail gasoline stations. As of June 30, 2015, TA's business included 252 travel centers in 43 states and Ontario, Canada and 79 gasoline/convenience stores in nine states.

        RMR Advisors, a wholly owned subsidiary of RMR LLC, is an investment advisor registered with the Securities and Exchange Commission, or SEC, which provides advisory services to the RMR Real Estate Income Fund (NYSE MKT: RIF), a closed end investment company focused on investing in real estate securities, including REITs and other dividend paying securities (excluding our Client Companies). RMR Advisors has been managing investments in real estate securities since 2003.

Our Business Strategy

        Our business strategy is to provide a full range of management services to our Client Companies and to increase the number of clients to which we provide services. Historically, we have grown our revenues by working with our clients to grow their businesses and by creating new clients. We believe that our current management platform provides a solid base on which to expand into services similar to those we currently provide, including for example: managing private capital investments in real estate, managing investments in real estate debt and managing other types of yield focused entities, such as mortgage REITs, business development corporations and master limited partnerships.

        We believe that we have several strengths that distinguish our business:

  •
  Stable Revenue Base.    Our revenues are primarily from recurring fees earned under long term agreements with high credit quality companies. Our agreements with the Managed REITs extend for 20 year terms. For the nine months ended June 30, 2015, 79.5% of our total revenue was from the Managed REITs. In addition, the businesses of the Managed Operators are conducted in large part at properties under long term leases and management arrangements with the Managed REITs.

  •
  Attractive Cash Flow and Dividend.    Our pro forma Adjusted EBITDA and pro forma net income for the nine months ended June 30, 2015 were $67.9 million and $44.8 million, respectively.(1) We expect to have no debt outstanding immediately following the Distribution. We expect that our planned dividend rate of $0.25 per share per quarter ($1.00 per share per year) will be well covered by our earnings and cash flows.

  •
  Diverse Sources of Revenue.    We provide management services to a wide range of real estate assets and businesses that include healthcare facilities, senior living and other apartments, hotels, office buildings, industrial buildings, leased lands, travel centers, retail stores and various specialized properties such as properties leased to government tenants and properties specially designed for medical and biotech research. The properties and businesses we manage are located throughout the United States in 48 states, Washington, D.C. and Puerto Rico.

  •
  Proven Ability to Grow.    Since the founding of RMR LLC in 1986, we have substantially grown our real estate assets under management and the number and variety of real estate businesses we manage. As of June 30, 2015, we managed more than 1,300 properties representing

(1)
Adjusted EBITDA is a non-GAAP financial measure. For a reconciliation of our pro forma Adjusted EBITDA to our pro forma net income, see footnote (1) to "Summary Selected Consolidated Historical and Pro Forma Financial Information and Other Data" beginning on page 10.

    $22.1 billion of invested capital of four REITs as well as three real estate operating companies. The synergies among our clients may also facilitate their and our growth. In the past, we have assisted our clients in realizing investment opportunities by working together to make acquisitions. We expect to use our operating cash flow and, as a public company, we may use our equity to fund our growth.

  •
  Quality and Depth of Management.    Our highly qualified and experienced management team provides a broad base of deep expertise to our clients. Our senior management has worked together through several business cycles in which they acquired, financed, managed and disposed of real estate assets and started real estate businesses. As of June 30, 2015, we employed over 400 real estate professionals in 25 offices throughout the United States, and the companies we manage collectively had over 50,000 employees. We also have a proven track record of assisting our clients to grow by successfully accessing the capital markets; since our founding in 1986, our clients have successfully completed over $30.0 billion of financing in over 150 capital raising transactions.

  •
  Alignment of Interests.    We believe our structure fosters strong alignment of interests between our principal executive officers and our shareholders because our principal executives, Barry M. Portnoy and Adam D. Portnoy, have a combined direct and indirect 51.6% economic interest in RMR LLC.

Dividend Policy

        We currently plan to pay a regular quarterly cash dividend initially equal to $0.25 per share ($1.00 per share per year) to holders of our Class A Common Shares. We expect that our first quarterly dividend after the Distribution will be pro rata for the period from the Distribution Date to December 31, 2015 and will be paid in the first calendar quarter of 2016. The declaration and payment of dividends to our shareholders is at the discretion of our Board of Directors, which may change our distribution policy or increase, decrease or discontinue the payment of dividends at any time.

Summary of the Distribution

        On June 5, 2015, we were a party to a transaction with RMR Trust and the Managed REITs, or the Up-C Transaction, pursuant to which the Managed REITs acquired 15,000,000 of our Class A Common Shares. As part of the Up-C Transaction, each Managed REIT agreed to distribute to its shareholders approximately half of the Class A Common Shares it received in the Up-C Transaction and we agreed to file the registration statement of which this prospectus is a part to facilitate the Distribution. Each Managed REIT has determined to make a distribution of the number of Class A Common Shares listed in the below table pro rata to holders of its common shares outstanding as of 5:00 p.m., Eastern Time, on                        , 2015, or the Record Date, and set                        , 2015, or the Distribution Date, as the date on which the Distribution will be made. The aggregate number of Class A Common Shares to be distributed by each Managed REIT in the Distribution and its Distribution rate are as follows:

Managed REIT	Aggregate number of Class A Common Shares of RMR Inc. to be distributed	Distribution rate (number of Class A Common Shares of RMR Inc. per one Managed REIT common share)
GOV	768,285	0.0108
HPT	2,515,923	0.0166
SIR	1,582,048	0.0177
SNH	2,636,058	0.0111

Organizational Structure

        The chart below represents a simplified summary of our organizational structure immediately following the Distribution. For additional information, see "Organizational Structure."

Managed REITs' Shareholders*
Managed REITs**
RMR Trust**
7,061,258 Class A Common Shares*
• 44.1% direct economic interest in RMR Inc. (or 22.8% indirect economic interest in RMR LLC)†
• 4.0% voting interest in RMR Inc.
7,938,742 Class A Common Shares*
• 49.6% direct economic interest in RMR Inc. (or 25.6% indirect economic interest in RMR LLC)†
• 4.5% voting interest in RMR Inc.
1,000,000 Class B-1 Common Shares
• 6.3% direct economic interest in RMR Inc. (or 3.2% indirect economic interest in RMR LLC)†
• 5.7% voting interest in RMR Inc.
15,000,000 Class B-2 Common Shares
• No economic interest in RMR Inc. or RMR LLC
• Paired with class A membership units of RMR LLC held by RMR Trust
• 85.7% voting interest in RMR Inc.
RMR Inc.
15,000,000 class A membership units
• 48.4% direct economic interest in RMR LLC
1,000,000 class B membership units
• Managing Member
• 3.2% direct economic interest in RMR LLC
15,000,000 redeemable class A membership units
• 48.4% direct economic interest in RMR LLC
• Paired with Class B-2 Common Shares
RMR LLC

* 441,056 Class A Common Shares will be distributed to GOV as a shareholder of SIR and will be retained by GOV. These shares are included in the Class A Common Shares owned by the Managed REITs after the Distribution (and not included in the Class A Common Shares owned by the Managed REITs' shareholders).

** As of June 30, 2015, RMR Trust owned 761,781 common shares of GOV (1.1 % of outstanding), 1,672,783 common shares of HPT (1.1% of outstanding), 1,483,898 common shares of SIR (1.7% of outstanding) and 2,550,019 common shares of SNH (1.1% of outstanding).

Reasons for the Up-C Transaction and this Distribution

        We believe that the Up-C Transaction has strengthened the alignment of interests among us and the Managed REITs that are our principal clients. We also believe that our becoming a public company by means of the Distribution will facilitate our future business growth by, among other things, affording us improved access to capital.

Risk Factors

        We can provide no assurance that we will be able to implement our business strategy or achieve our desired growth. Our business and the businesses of our Client Companies are subject to a number of risks and uncertainties, and there are risks related to the Distribution, our organizational structure and the Class A Common Shares you will receive in the Distribution. These risks include, among others the following:

  •
  Substantially all of our revenue is derived from the provision of property and management services to our Client Companies. The loss or failure of any of the Managed REITs or a decline in its business, assets or market capitalization could substantially reduce our revenues.

  •
  Rising market interest rates may significantly reduce our revenues.

  •
  Our management agreements with our Client Companies are subject to termination, and any such terminations could have a material adverse effect on our business, results of operations and financial condition.

  •
  Risks associated with our Client Companies' businesses could adversely affect their respective abilities to grow, generate revenues and pay management fees to us and, thereby, adversely affect our business.

  •
  The Distribution Shares you will receive will not qualify for tax free treatment and may be taxable to you.

  •
  A liquid trading market may not develop for the Distribution Shares, and once our Class A Common Shares begin trading, the market price of our Class A Common Shares may fluctuate widely.

  •
  Our Founders control our voting power and our shareholders will have less influence over our business than shareholders of most other publicly owned companies.

  •
  The pro forma and historical consolidated financial information in this prospectus may not permit you to predict our future results of operations.

        See "Risk Factors" beginning on page 13 and information included elsewhere in this prospectus for a description of these and other risks and uncertainties.

Emerging Growth Company Status

        We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies." These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

        We expect to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to us as long as we qualify as an emerging growth company including the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act.

        We will, in general, remain as an emerging growth company for up to five full fiscal years following the Distribution. We would cease to be an emerging growth company and, therefore, become ineligible to rely on the above exemptions, if we:

  •
  have more than $1.0 billion in annual revenue in a fiscal year;

  •
  issue more than $1.0 billion of non-convertible debt during the preceding three year period; or

  •
  become a "large accelerated filer" as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur after: (i) we have filed at least one annual report pursuant to the Exchange Act; (ii) we have been a company reporting with the SEC for at least 12 months; and (iii) the market value of our common shares that are held by non-affiliates equals or exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter.

Corporate Information

        Our principal executive offices are located at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts, 02458-1634. Our telephone number is (617) 796-6390 and our website is www.rmrgroup.com.

Summary Selected Consolidated Historical and Pro Forma Financial Information and Other Data

        You should read the following selected consolidated historical and pro forma financial information and other data in conjunction with our financial information included in "Selected Historical Consolidated Financial Information and Other Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited and unaudited consolidated financial statements and notes thereto, as well as the unaudited pro forma condensed consolidated financial statements and notes thereto included elsewhere in this prospectus.

        The selected consolidated historical and pro forma financial information and other data includes the accounts of RMR Inc. or its predecessors, and periods presented in these statements prior to the Up-C Transaction are presented as if our predecessor entities, which were not then owned by a single entity, were wholly owned within a single legal entity.

        The selected pro forma consolidated financial information for the nine months ended June 30, 2015 has been derived from the unaudited pro forma condensed consolidated financial statements appearing elsewhere in this prospectus. The selected historical consolidated financial information as of September 30, 2014 and 2013 and for each of the two years in the period ended September 30, 2014 has been derived from the audited consolidated financial statements appearing elsewhere in this prospectus. The selected historical consolidated financial information as of and for the nine months ended June 30, 2015 and 2014 has been derived from the unaudited condensed consolidated financial statements appearing elsewhere in this prospectus. The selected audited and unaudited historical consolidated information in this section is not intended to replace the audited and unaudited financial statements appearing elsewhere in this prospectus.

        The selected consolidated historical and pro forma financial information below and the consolidated financial statements included in this prospectus do not reflect what our results of operations and financial position would have been if we had operated as a stand alone company during all periods presented. In addition, this historical and pro forma information should not be relied upon as an indicator of future performance. Actual future results are likely to be different from the pro forma amounts presented and such differences may be significant. All amounts are in thousands, except number of shares and per share amounts.

	Nine Months Ended June 30,			Fiscal Year Ended September 30,
	2015 Pro Forma	2015	2014	2014 Pro Forma	2014	2013
Operating and other information:
Revenues:
Management services	$116,167	$122,489	$151,528	$209,618	$218,753	$197,504
Reimbursable payroll and related costs	20,535	20,535	45,975	64,049	64,049	60,398
Advisory services	1,801	1,801	1,611	2,244	2,244	2,086

Total revenues	138,503	144,825	199,114	275,911	285,046	259,988
Expenses:
Compensation and benefits	62,013	64,155	92,793	121,516	127,841	123,608
Member's profit sharing	—	—	—	—	116,000	146,000
Separation expense	116	116	810	2,330	2,330	—
General and administrative	18,657	18,657	15,395	21,957	21,957	20,141
Depreciation expense	1,378	1,662	1,852	2,189	2,446	2,403

Total expenses	82,164	84,590	110,850	147,992	270,574	292,152

Operating income (loss)	56,339	60,235	88,264	127,919	14,472	(32,164)
Interest and other income	112	1,698	224	39	497	139
Unrealized gains (losses) attributable to changes in fair value of stock accounted for under the fair value option	—	(290)	403	—	(4,556)	(19)

Income (loss) before income tax expense and equity in earnings of investee	56,451	61,643	88,891	127,958	10,413	(32,044)
Income tax expense	(11,652)	(654)	(204)	(26,411)	(280)	(80)
Equity in earnings of investee	—	115	122	—	160	299

Net income (loss)	44,799	61,104	88,809	101,547	10,293	(31,825)

Net income attributable to noncontrolling interest	(27,322)			(61,932)

Net income attributable to RMR Inc.	$17,477			$39,615

Weighted average common shares outstanding—basic and diluted	16,000,000			16,000,000
Net income attributable to RMR Inc. per common share—basic and diluted	$1.09			$2.48

Adjusted EBITDA(1)	$67,879	$67,971	$91,372	$141,893	$136,049	$116,729

Adjusted EBITDA attributable to RMR Inc.(1)	$35,026			$73,217

		As of September 30,
	As of June 30, 2015	2014	2013
Balance Sheet information:
Total assets	$304,158	$287,223	$190,909
Total liabilities	106,344	56,979	81,397
Total equity	197,814	230,244	109,512

(1)
Earnings before interest, taxes, depreciation and amortization, or EBITDA, Adjusted EBITDA and Adjusted EBITDA attributable to RMR Inc. are calculated as presented in the table below. We consider EBITDA, Adjusted EBITDA and Adjusted EBITDA attributable to RMR Inc. to be appropriate measures of our operating performance, along with net income, net income attributable to RMR Inc., operating income and cash flow from operating activities. We believe that EBITDA, Adjusted EBITDA and Adjusted EBITDA attributable to RMR Inc. provide useful information to investors because by excluding the effects of certain historical amounts, such as interest and depreciation expense and other non-cash amortization, EBITDA, Adjusted EBITDA and Adjusted EBITDA attributable to RMR Inc. may facilitate a comparison of current operating performance with our past operating performance and with the performance of other asset management businesses. EBITDA, Adjusted EBITDA and Adjusted EBITDA attributable to RMR Inc. do not represent cash generated by operating activities in accordance with GAAP, and should not be considered an alternative to net income, net income attributable to RMR Inc., operating income or cash flow from operating activities determined in accordance with GAAP, or as an indicator of financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. These measures should be considered in conjunction with net income, net income attributable to RMR Inc., operating income and cash flow from operating activities as presented in our consolidated statements of comprehensive income and consolidated statements of cash flows. Also, other asset management businesses may calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA attributable to RMR Inc. differently than we do. The following table is a reconciliation of net income (loss) to EBITDA, Adjusted EBITDA and Adjusted EBITDA attributable to RMR Inc. (amounts in thousands):

	Nine Months Ended June 30,			Fiscal Year Ended September 30,
	2015 Pro Forma	2015	2014	2014 Pro Forma	2014	2013
Net income (loss)	$44,799	$61,104	$88,809	$101,547	$10,293	$(31,825)
Plus: interest expense	—	—	100	—	144	52
Plus: income tax expense	11,652	654	204	26,411	280	80
Plus: depreciation expense	1,378	1,662	1,852	2,189	2,446	2,403

EBITDA	57,829	63,420	90,965	130,147	13,163	(29,290)
Plus: other asset amortization	6,434	645	—	9,416	—	—
Plus: transaction related costs	3,500	3,500	—	—	—	—
Plus: Member's profit sharing	—	—	—	—	116,000	146,000
Plus: separation expense	116	116	810	2,330	2,330	—
Plus: unrealized (gains) losses attributable to changes in fair value of stock accounted for under the fair value option	—	290	(403)	—	4,556	19

Adjusted EBITDA	67,879	$67,971	$91,372	141,893	$136,049	$116,729

Adjusted EBITDA attributable to noncontrolling interest	(32,853)			(68,676)

Adjusted EBITDA attributable to RMR Inc.	$35,026			$73,217

RISK FACTORS

        Our business is subject to a number of risks and uncertainties. You should carefully consider the risks described below, together with all of the other information in this prospectus. The risks described below may not be the only risks we face but are risks we believe may be material at this time. Additional risks that we do not yet know of, or that we currently think are immaterial may also impair our business operations or financial results. If any of the events or circumstances described below occurs, our business, financial condition or results of operations and the value of your Class A Common Shares could suffer. This prospectus also contains forward looking statements that involve risks and uncertainties.

Risks Related to Our Business

Substantially all of our revenues are derived from the provision of business and property management services to our Client Companies. The loss or failure of any of the Managed REITs or a decline in its business, assets or market capitalization could substantially reduce our revenues.

        The fees paid to us by our Client Companies comprise substantially all our revenues. For the nine months ended June 30, 2015, the percentages of our total revenues earned from each of our Client Companies was as follows: GOV (15.0%), HPT (21.5%), SIR (15.7%), SNH (27.3%), Five Star (4.8%), Sonesta (0.9%), TA (7.5%), AIC (0.1%), RIF (1.2%) and RMR Trust (1.8%). Therefore, our ability to maintain and grow our revenues depends upon the ability of our Client Companies to maintain and grow their respective businesses. Reduced business activities by, or failure of, any of the Managed REITs or the termination of their management agreements with us would materially reduce our revenues and our profitability.

        Our revenues depend in large part on the ability of our Client Companies to raise capital to invest in real estate assets or their other respective businesses and on the positive performance of the investments or businesses of our Client Companies, which are subject to a number of risks and uncertainties. See "—Risks Related to the Businesses of our Client Companies." Our business management agreement with each Managed REIT provides for a base management fee which is based on the lesser of the historical costs of the Managed REIT's assets under management or its total market capitalization, as defined in the business management agreement, and an incentive management fee which is based on the Managed REIT's relative outperformance of a specified REIT total shareholder return index. As a result, the management fees we earn from a Managed REIT may increase or decrease as the Managed REIT acquires or disposes of real estate assets or its market capitalization increases or decreases. Further, our ability to earn incentive fees under our agreements with the Managed REITs will be primarily driven by their outperformance as compared with their respective peers, based on total stockholder return. The shareholder returns realized by a Managed REIT, its market capitalization and its ability to raise capital or make investments may be impacted by trends in the Managed REIT's portfolio, the U.S. real estate industry generally, the Managed REIT's industry specifically or other factors which are outside of our or its control. A severe or sustained decline in the market capitalization or business of a Managed REIT could significantly decrease the fees we earn from that Managed REIT. Similarly, the fees under our management agreements with the Managed Operators are based on a percentage of revenues (in the case of TA, gross fuel margin and non-fuel revenues) earned by them. A material decline in the revenues of the Managed Operators may materially reduce our revenues. There can also be no assurance that we will maintain the level of revenues we have earned in the past under our management agreements with our Client Companies or that the amount of fees we receive will increase. It is possible that the revenues we earn will fluctuate significantly or materially decline.

Rising market interest rates may significantly reduce our revenues.

        Since the most recent recession, the U.S. Federal Reserve has taken actions which have resulted in low interest rates prevailing in the marketplace for a historically long period of time. Market interest rates are likely to increase, and the increase may materially and negatively affect us. One of the factors that investors typically consider important in deciding whether to buy or sell common shares of the Managed REITs is their distribution rate with respect to such shares relative to prevailing market interest rates. If market interest rates go up, investors may expect a higher distribution rate before investing in a Managed REIT or may sell their Managed REITs' common shares and seek alternate investments with a higher distribution rate. Sales of common shares of the Managed REITs may cause a decline in the market prices of such shares which reduces the market capitalizations and total shareholder returns of the Managed REITs, which, in turn, may materially reduce the fees we earn under our business management agreements with them. Moreover, an increase in interest rates could raise borrowing costs for our Client Companies, negatively impact their access to capital to fund future growth and reduce their total shareholder returns, which may materially reduce the fees we earn under our business management agreements with them.

Our management agreements with our Client Companies are subject to termination, and any such terminations could have a material adverse effect on our business, results of operations and financial condition.

        Our management agreements with our Client Companies may be terminated by a Client Company or by us in certain circumstances. Depending upon the circumstances of a termination, we may or may not be entitled to receive a termination fee. If any of our management agreements with a Client Company is terminated, we may be unable to replace the lost revenue. Even if we receive a termination fee upon the termination of a management agreement with a Client Company, we may be unable to invest the after tax proceeds of the termination fee we receive to replace the lost revenues. The termination of our management agreements with any of our Client Companies could have a material adverse impact on our business, results of operations and financial condition.

The commercial real estate industry has been and may continue to be adversely affected by economic conditions in the United States generally.

        Our business and operations are significantly dependent on the commercial real estate industry, which in turn is impacted by general economic conditions in the United States. Commercial real estate markets in the United States were significantly negatively impacted during the recent recession. Although commercial real estate markets have improved, with valuations approaching, and in some cases exceeding, 2007 levels, new challenges have arisen, including uncertain U.S. Federal Reserve policy regarding the timing of an increase in interest rates and increasing real estate development activities. Adverse conditions in the commercial real estate industry could harm our business and financial condition by limiting our and our Client Companies' access to debt and equity capital and our and their ability to grow our and their businesses. If we do not increase the number of clients to which we provide services or if our Client Companies do not grow their businesses, our income may not grow and it may decline.

The asset management business is highly competitive.

        Our business is highly competitive and our success will be determined by a variety of factors, including, without limitation, the following:

  •
  other asset managers may have greater financial, technical, marketing and other resources and more personnel than our Client Companies and we do;

  •
  our Client Companies may not perform as well as other companies, including companies managed by other asset managers;

  •
  other asset managers and the companies that compete with our Client Companies may have access to more capital or access to capital at lower costs than our Client Companies and we do;

  •
  other asset managers and the companies that compete with the Client Companies may have higher risk tolerance, different risk assessment or a lower return threshold, which could allow them to acquire a wider variety of assets and a broader range of investments and as a result we and our Client Companies may grow our business less and slower than those competitors;

  •
  there are few barriers to entry into the asset management business and new entrants will result in increased competition;

  •
  other asset managers may have more scalable platforms and may operate more efficiently than we do;

  •
  other asset managers may have better brand recognition than we have; and

  •
  our competitors may from time to time recruit our employees away from us.

        If we fail to compete effectively, our business, results of operations and financial condition may be materially adversely impacted.

Significant legal proceedings may adversely affect our results of operations or financial condition.

        We and our clients are subject to the risk of litigation, derivative claims, securities class actions, regulatory and governmental investigations and other litigation including proceedings arising from investor dissatisfaction with the performance of our clients and our clients' relationships with us and amongst themselves. If any claims were brought against us and resulted in a finding of substantial legal liability, the finding could materially adversely affect our business, financial condition or results of operations or cause significant reputational harm to us, which could seriously adversely impact our business. Allegations of improper conduct by private litigants or regulators, regardless of veracity, may harm our reputation and adversely impact the ability of our Client Companies' and us to grow our respective businesses.

If we cannot retain and motivate our key personnel and recruit, retain and motivate new key personnel, our business, results and financial condition could be adversely affected.

        Our continued success depends to a great extent on our ability to retain and motivate our Founders and other key personnel and strategically to recruit, retain and motivate new talented personnel. However, we may not be successful in these efforts as the market for qualified employees in the asset management industry is extremely competitive. Historically we have not had employment agreements with our key employees and we have no present intention to enter into any. Our ability to recruit, retain and motivate our personnel is dependent on our ability to offer attractive compensation. There can be no assurance that we will have sufficient cash available to continue to offer our employees attractive compensation. In addition, we or our client companies may be unwilling to grant our employees significant equity awards in our business, and the value of any equity awards they receive may be lower than anticipated. Also, in order to recruit and retain existing and future personnel, we may need to increase the level of compensation that we pay to them, which may cause a higher amount of our revenue to be paid out in the form of compensation, which may have an adverse impact on our profits.

We depend on our Founders and other key personnel.

        We depend on the efforts, skills, reputations and business contacts of our Founders and other key personnel. The extent and nature of the experience of our executive officers and of the relationships they have with real estate professionals and financial institutions, although not a guarantee of positive results, are critical to the success of our business. The loss of the services of any of them could have a material adverse effect on our revenues, net income and cash flows and could impair our ability to maintain or grow assets under management in our Client Companies or otherwise maintain or grow our business.

We are subject to substantial regulation and numerous contractual obligations and internal policies and failure to comply with these provisions could have a material adverse effect on our business, financial condition and results of operations.

        We are subject to substantial regulation and numerous contractual obligations and internal policies. We are subject to, or expect to be subject to, regulation by the Securities and Exchange Commission, or the SEC, NASDAQ and other federal, state and local or international governmental bodies and agencies or self regulatory organizations. We are also responsible for managing or assisting the regulatory aspects of our Client Companies, including compliance with applicable REIT rules and, in the case of RIF, the Investment Company Act of 1940, as amended, or the Investment Company Act. The level of regulation and supervision to which we are subject varies from jurisdiction to jurisdiction and is based on the type of business activity involved. These regulations are extensive, complex and require substantial management time and attention. Our failure to comply with any of the regulations, contractual obligations or policies may subject us to extensive investigations, as well as substantial penalties, and our business and operations could be materially adversely affected.

        Our lack of compliance with applicable law could result in, among other things, our inability to enforce contracts, our default under contracts (including our management agreements with our Client Companies) and our ineligibility to contract with, and receive revenue from, governmental authorities and agencies, our Client Companies or other third parties. We have numerous contractual obligations with which we must comply on a continuous basis to operate our business, the default of which could have a material adverse effect on our business and financial condition. We have established internal policies designed to ensure that we manage our business in accordance with applicable law and regulation and in accordance with our contractual obligations. These internal policies may not be effective in all regards; and, if we fail to comply with our internal policies, we could be subjected to additional risk and liability.

We rely on information technology in our operations, and any material failure, inadequacy, interruption or security failure of that technology could harm our business.

        We rely on information technology networks and systems, including the Internet, to process, transmit and store electronic information and to manage or support a variety of our business processes, including financial transactions and maintenance of records, which may include personal identifying information of employees and tenants and lease data. We intend to rely on commercially available systems, software, tools and monitoring to provide security for processing, transmitting and storing confidential tenant, customer and vendor information, such as individually identifiable information relating to financial accounts. Although we take various actions to protect the security of the data maintained in our information systems, it is possible that our security measures will not prevent the systems' improper functioning, or the improper disclosure of personally identifiable information such as in the event of cyber attacks. Security breaches, including physical or electronic break-ins, computer viruses, attacks by hackers and similar breaches, can create system disruptions, shutdowns or unauthorized disclosure of confidential information. Any failure to maintain proper function, security and availability of our information systems could interrupt our operations, damage our reputation, subject us to liability claims or regulatory penalties and could materially and adversely affect us.

One of our subsidiaries, RMR Advisors, is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended, or the Investment Advisers Act. Compliance with laws and regulations applicable to registered investment advisors is complex and RMR Advisors's failure to do so may adversely impact our business.

        Our subsidiary, RMR Advisors, is registered with the SEC as an investment adviser under the Investment Advisers Act. We expect that RMR Advisors will remain a registered investment adviser at and following the Distribution. The Investment Advisers Act requires registered investment advisers to comply with numerous obligations, including compliance, record keeping, operating and marketing requirements, disclosure obligations and limitations on certain activities. Investment advisers also owe fiduciary duties to their clients. These regulatory and fiduciary obligations may result in increased costs or otherwise adversely impact our business. If RMR Advisors fails to meet its compliance and fiduciary obligations under the Investment Advisers Act, it may be subject to litigation, regulatory investigations and enforcement actions, fines and penalties, or it may be unable or no longer permitted to provide investment advisory services to RIF or other clients.

Employee misconduct could harm us by subjecting us to significant legal liability, reputational harm and loss of business.

        There is a risk that our employees could engage in misconduct that adversely affects our business. We are subject to a number of obligations and standards arising from our business and our authority over the companies and assets we manage. The violation of these obligations and standards by any of our employees may adversely affect our clients and us. Our business often requires that we deal with confidential matters of great significance to our clients. If our employees improperly use or disclose confidential information, we and the concerned client could suffer serious harm to our reputation, financial position and current and future business relationships, as well as face potentially significant litigation. It is not always possible to detect or deter employee misconduct, and the precautions we take to detect and prevent this activity may not be effective in all cases. If any of our employees were to engage in misconduct or were to be accused of such misconduct, our business and our reputation could be adversely affected, and such conduct might rise to the level of a default that would permit a Client Company to terminate its management agreements with us for cause and without paying us a termination fee, which could materially adversely affect our business, results of operations and financial condition.

RMR LLC's required quarterly tax distributions may limit our ability to implement our business or pursue growth opportunities.

        The LLC Operating Agreement requires RMR LLC to make certain pro rata distributions to each member of RMR LLC, including RMR Inc., quarterly on the basis of the assumed tax liabilities of the members. From time to time, RMR LLC's cash flows from operations may be insufficient to enable it to make required minimum tax distributions to its members. RMR LLC may have to borrow funds or sell assets, and thereby materially adversely affect our liquidity and financial condition. Further, by making cash distributions rather than investing that cash in our businesses, we might risk slowing the pace of our growth, or not having a sufficient amount of cash to fund our operations, new investments or unanticipated capital expenditures, should the need arise. In such event, we may not be able to implement our business and growth strategy to the extent intended. In addition, we may have to borrow additional amounts to fund our operations or make capital expenditures, in which case our borrowing costs would increase and our liquidity would be negatively impacted.

Risks Related to the Businesses of our Client Companies

Risks associated with our Client Companies' businesses generally could adversely affect their respective abilities to grow, generate revenue and pay management fees to us and, thereby, adversely affect our business.

        We have presented in this prospectus historical fees that we have earned from our clients. The historical fees earned from our clients, including those presented in this prospectus, should not be considered as indicative of the future results of our Client Companies or of our future results. The risks associated with each of the Client Companies' businesses could adversely affect its ability to carry out its business plans and objectives, and, as a result, could adversely impact its ability to pay us our management fees or cause the amounts of those fees to decline. We may experience difficulty replacing the revenue we lost when our management agreements with EQC were terminated.

        Risks to our Client Companies include, but are not limited to, the following:

  •
  the Managed REITs face competition for tenants at substantially all of their properties and competing properties may be more attractive to tenants;

  •
  our Client Companies face significant competition for investment opportunities from other real estate investors, some of which have greater financial resources, including publicly traded REITs, non-traded REITs, insurance companies, banking firms, private institutional funds, hedge funds, private equity funds and other investors;

  •
  rising interest rates may increase operating costs, reduce the value of properties and make raising capital difficult for our Client Companies;

  •
  changing general economic and financial market conditions could significantly reduce the value of the real estate and other investments of our Client Companies and reduce the amounts earned on those investments;

  •
  changes in investor preferences or market conditions could limit our Client Companies' ability to raise capital to properly maintain their properties and operations or make new investments;

  •
  shareholder activism, complaints about management strategies and structures, corporate governance and other matters may divert management attention and be disruptive to the operation of our Client Companies;

  •
  changes in tax laws, regulation or accounting rules may make certain types of investments by our Client Companies less valuable;

  •
  our Client Companies are exposed to environmental, building and other laws, natural disasters and other factors beyond their control as a result of their ownership of real estate;

  •
  our Client Companies have significant investments in certain types of assets, such as hotels, senior living communities, healthcare properties, travel centers and convenience stores, and market changes which impact these specific types of assets (e.g., new competition for short term accommodations, changes in Medicare and Medicaid rates and fuel efficiency improvements) may adversely impact certain of the Client Companies' ability to maintain or grow their business;

  •
  a Managed REIT's failure to continue to qualify as a REIT would subject it to federal income tax and reduce cash available for distributions to their shareholders, adversely impacting its ability to raise capital and operate its business; and

  •
  complying with REIT requirements may cause the Managed REITs to forego otherwise attractive opportunities or liquidate otherwise attractive investments.

        Some of our Client Companies are SEC registrants and file reports with the SEC as required by the Securities Exchange Act of 1934, as amended, or Exchange Act. A discussion of the businesses and the risks associated with the businesses of our Client Companies that are SEC registrants is disclosed in the reports filed by our Client Companies, including in the section captioned "Risk Factors" in each of the Managed REITs', Five Star's and TA's Annual Report on Form 10-K for the year ended December 31, 2014. Copies of these reports are available at the SEC's website, www.sec.gov.

Risks Related to the Distribution

The Distribution Shares you receive will not qualify for tax free treatment and may be taxable to you.

        The Distribution of the Distribution Shares will not qualify for tax free treatment. An amount equal to the fair market value of the Distribution Shares received by you on the Distribution Date from a Managed REIT will be treated as a taxable dividend to the extent of your ratable share of any current or accumulated earnings and profits of such Managed REIT, with the excess treated first as a non-taxable return of capital to the extent of your tax basis in the Managed REIT's common shares and then as capital gain. In addition, the Managed REITs or other applicable withholding agents may be required or permitted to withhold at the applicable rate on all or a portion of the Distribution payable to non-U.S. shareholders, and any such withholding would be satisfied by such Managed REIT or agent withholding and selling a portion of the Distribution Shares otherwise distributable to non-U.S. shareholders. Your tax basis in shares of each Managed REIT held on the Distribution Date will be reduced (but not below zero) to the extent the fair market value of the Distribution Shares received by you from such Managed REIT exceeds your ratable share of the Managed REIT's current and accumulated earnings and profits. The Managed REITs will not be able to advise shareholders of the amount of their earnings and profits until after the end of the 2015 calendar year.

        Although each Managed REIT will be ascribing a value to the Distribution Shares for tax purposes, this valuation is not binding on the United States Internal Revenue Service, or the IRS, or any other tax authority. These taxing authorities could ascribe a higher valuation to the Distribution Shares, particularly if such shares trade at prices significantly above the value ascribed to them by a Managed REIT in the period following the Distribution Date. Such a higher valuation may cause a larger reduction in the tax basis of your Managed REIT common shares or may cause you to recognize additional dividend or capital gain income. You should consult your own tax advisor as to the particular tax consequences of the Distribution to you. See "United States Federal Income Tax Considerations Relating to the Distribution."

Risks Related to Our Securities

There is no existing market for our Class A Common Shares and a trading market that will provide you with adequate liquidity may not develop for the Distribution Shares. In addition, once our Class A Common Shares begin trading, the market price of our Class A Common Shares may fluctuate widely.

        There is currently no public market for our Class A Common Shares. We have applied to have our Class A Common Shares approved for listing on NASDAQ under the ticker symbol "RMR." It is anticipated that on or prior to the Record Date, trading of our Class A Common Shares will begin on a "when-issued" basis and will continue up to and including through the Distribution Date. However, there can be no assurance that an active trading market for our Class A Common Shares will develop as a result of the Distribution or be sustained in the future.

        Additionally, the majority of the securities representing the economic interest in our business are currently held by RMR Trust and the Managed REITs and will not be immediately registered for public sale. Our public float immediately after the Distribution will represent only about 22.8% of the economic interest in RMR LLC, which may adversely impact trading in our Class A Common Shares.

        We cannot predict the prices at which our Class A Common Shares may trade after the Distribution. The market price of our Class A Common Shares may fluctuate widely, depending upon many factors, some of which are beyond our control, including, but not limited to, the following:

  •
  a relatively thin trading market for our Class A Common Shares may result, which could cause trades of small blocks of shares to have a significant impact on the price of our Class A Common Shares;

  •
  our business profile and market capitalization may not fit the investment objectives of the Managed REIT shareholders receiving the Distribution Shares, because the Class A Common Shares are not included in certain indices or for other reasons;

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  our quarterly or annual earnings, or those of other comparable companies;

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  actual or anticipated fluctuations in our operating results;

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  changes in accounting standards, policies, guidance, interpretations or principles;

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  announcements by us, our Client Companies or our competitors of significant investments, acquisitions or dispositions;

  •
  the failure of securities analysts to cover our Class A Common Shares after the Distribution;

  •
  changes in earnings estimates by securities analysts or our ability to meet those estimates;

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  the operating and stock price performance of other comparable companies;

  •
  overall market fluctuations; and

  •
  general economic conditions.

        Stock markets in general often experience volatility that is unrelated to the operating performance of a particular company. These broad market fluctuations may adversely affect the trading price of our Class A Common Shares. You may not be able to resell your Class A Common Shares following periods of volatility because of the market's adverse reaction to volatility.

Substantial sales of the Class A Common Shares may occur immediately following the Distribution which could cause the market price of our Class A Common Shares to decline.

        It is possible that many of the Managed REITs' shareholders will sell the Class A Common Shares they receive in the Distribution immediately in the public market because our business profile or market capitalization does not fit their investment objectives, because the Class A Common Shares are not included in certain indices or for other reasons. The sales of significant amounts of the Class A Common Shares or the perception in the market that this will occur may result in the lowering of the market price of our Class A Common Shares. We can offer no assurance that the Managed REITs' shareholders will continue to hold the Class A Common Shares they receive.

The reduced disclosure requirements applicable to us as an "emerging growth company" may make our Class A Common Shares less attractive to investors.

        We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we may avail ourselves of certain exemptions from various reporting requirements of public companies that are not "emerging growth companies," including, but not limited to, an exemption from complying with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirement of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may remain an emerging growth company for up to five full fiscal years following the Distribution Date. If some investors find our Class A Common Shares less attractive as a result of the exemptions available to us as an emerging growth company, there may be a less active trading market for our Class A Common Shares (assuming a market develops) and the trading price of our Class A Common Shares may be more volatile than that of an otherwise comparable company that does not avail itself of the same or similar exemptions. We cannot predict if investors will find our Class A Common Shares less attractive because we rely on the JOBS Act exemptions.

        Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. We have elected not to opt out of the extended transition period, which means that when a financial accounting standard is issued or revised and it has different application dates for public or private companies, as an emerging growth company, we can adopt the new or revised standard at the time private companies adopt the new or revised standard. This transition period may make comparison of our financial statements with those of another public company which either is not an emerging growth company or is an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

As a public company, we incur significant costs to comply with the laws and regulations affecting public companies which could harm our business and results of operations.

        As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the listing requirements of NASDAQ and other applicable securities rules and regulations. These rules and regulations increase our legal, accounting and financial compliance costs and make some activities more time consuming and costly, particularly after we cease to be an emerging growth company. For example, these rules and regulations could make it more difficult for us to attract and retain qualified persons to serve on our board of directors or our board committees or as executive officers. Our management and other personnel will devote a substantial amount of time to these compliance initiatives. As a result, management's attention may be diverted from other business concerns, which could harm our business and operating results. We may also need to hire more employees in the future in order to comply with these requirements, which may increase our costs and expenses.

        Our management team and other personnel devote a substantial amount of time to new compliance initiatives and we may not successfully or efficiently manage our transition to a public company. To comply with the requirements of being a public company, including the Sarbanes-Oxley Act, we may need to undertake various actions, such as implementing new internal controls and procedures and hiring accounting or internal audit staff, which would require us to incur additional expenses and harm our results of operations.

Your percentage ownership in us may be diluted in the future.

        Your percentage ownership in us may be diluted in the future because of our future issuance of equity or equity linked securities and our grant of equity awards to our directors, executive officers and employees.

Our dividend policy is subject to change.

        Following the Distribution and subject to applicable law, RMR Inc. currently plans to pay a regular quarterly cash dividend initially equal to $0.25 per share ($1.00 per share per year) to holders of its Class A Common Shares. We expect that our first quarterly dividend after the Distribution will be pro rata in respect of the period from the Distribution Date through and including December 31, 2015. The declaration and payment of dividends to our shareholders will be at the discretion of our Board of Directors, which may change our distribution policy or discontinue the payment of dividends at any time. Any change in our dividend policy could have a material adverse effect on the market price of our Class A Common Shares.

Risks Related to Our Relationships with Our Founders and Our Client Companies

Our Founders control our voting power and you will have less influence over our business than shareholders of most other publicly owned companies.

        Substantially all of the voting power in RMR Inc. and a majority of the economic interest in RMR LLC is held by RMR Trust, an entity owned by our Founders. RMR Trust holds a combined 51.6% direct and indirect economic interest in RMR LLC and controls 91.4% of our voting power through its beneficial ownership of all of our outstanding Class B-1 and Class B-2 Common Shares, which entitle holders to ten votes per share. See "Organizational Structure." We serve as the managing member of RMR LLC. Accordingly, our Founders, through RMR Trust, hold majority control of our voting power and thereby control RMR LLC.

        As a result of its voting control, RMR Trust is effectively able to determine the outcome of all matters requiring shareholder approval, including, but not limited to, election of our directors. RMR Trust is also able to cause or prevent a change of control of us and this voting control could preclude any unsolicited acquisition of us. RMR Trust's voting control could deprive our shareholders of an opportunity to receive a premium for their Class A Common Shares as part of a sale of us and may affect the market price of our Class A Common Shares.

Our management agreements with the Managed REITs may discourage our change of control.

        Each Managed REIT may terminate its management agreements with us if we experience a change of control, as defined in those agreements, without payment of any termination fee. We may be unable to duplicate the long term management arrangements we have with each of the Managed REITs. For these reasons, the management agreements may discourage a change of control of us, including a change of control which might result in payment of a premium for your Class A Common Shares.

The registration of one of our subsidiaries under the Investment Advisers Act may discourage our change of control.

        Our subsidiary, RMR Advisors, is registered as an investment advisor under the Investment Advisers Act. Any change in control of RMR Advisors, as defined in and interpreted pursuant to the Investment Advisers Act, would trigger a shareholder approval right by RIF shareholders under that Act. The need for approval of RIF's shareholders may discourage a change of control of us, including a change of control which might result in payment of a premium for your Class A Common Shares.

RMR Trust's and the Managed REITs' ability to sell their respective ownership stakes in us and speculation about such possible sales may adversely affect the market price of our Class A Common Shares.

        RMR Trust and the Managed REITs are not prohibited from selling some or all of our shares and may do so without your approval. RMR Trust also has the right to redeem its class A membership units of RMR LLC for Class A Common Shares, for which we expect there will be a public market, or we may elect to pay cash instead of issuing more common shares. Speculation by the press, stock analysts, our shareholders or others regarding RMR Trust's or any Managed REIT's intention to dispose of our shares could adversely affect the market price of our Class A Common Shares. As long as a significant portion of our ownership is not trading in the public markets, the market price of our Class A Common Shares may be adversely impacted. Accordingly, your Class A Common Shares may be worth less than they would be if the Class A Common Shares owned by RMR Trust or the Managed REITs or which RMR Trust has a right to acquire were trading in the public markets.

The Up-C Transaction and the agreements entered into as part of the Up-C Transaction are among related parties, which increases the risk of allegations of conflicts of interest, and such allegations may impair our ability to realize the benefits we expect from the Up-C Transaction.

        Because of the relationships among us, our Founders and the Managed REITs, including that our Founders are the managing trustees of each Managed REIT and are our controlling shareholders, the executive officers of the Managed REITs are our officers and employees and we provide management services to the Managed REITs, the Up-C Transaction and the agreements entered into as part of the Up-C Transaction, including the amendment and extension of the management agreements to 20 year terms, are among related parties. When our Founders presented a proposal to the respective boards of trustees of the Managed REITs for a transaction that led to the Up-C Transaction, the board of trustees of each Managed REIT formed a special committee comprised of its independent trustees and a joint special committee comprised of the independent trustees of the Managed REITs to evaluate and respond to the proposal. The joint special committee was advised by counsel and a financial advisor and the special committee of each Managed REIT was also advised by a separate financial advisor to assist in evaluating the proposal. The Up-C Transaction was unanimously recommended by the joint special committee and approved by the special committee of each Managed REIT. Nonetheless, the Up-C Transaction may not be on terms as favorable to us or the Managed REITs as it would have been if it was negotiated among unrelated parties. We are subject to the risk that our shareholders or the shareholders of the Managed REITs may challenge the Up-C Transaction and the agreements entered into as part of the Up-C Transaction. If such a challenge were to be successful, we might not realize the benefits we expect from the Up-C Transaction. Moreover, any such challenge could result in substantial costs and a diversion of our management's attention, could have a material adverse effect on our reputation, business and growth and could adversely affect our ability to realize the benefits we expect from the Up-Transaction, whether or not the allegations have merit or are substantiated.

Our management responsibilities to each of our Client Companies and any future companies we may manage may give rise to actual, potential or perceived conflicts of interest.

        Some of our Client Companies have overlapping investment objectives. Additionally, some of our Client Companies have material business relationships with each other that could give rise to conflicting interests. We anticipate that our Client Companies will acquire assets consistent with their investment objectives and that we identified for them. In so doing, we expect that our Client Companies may rely primarily on information we provided to them. While we and our Client Companies have policies and procedures in place that are intended to mitigate the risks of conflicts of interest, our allocation of investment opportunities, advice and commitments of our management team across our Client Companies might be perceived to favor one Client Company at the expense of another.

        In addition to serving on our Board of Directors and executive team, at least one of our Founders also serves on the boards of each of our Client Companies. Many of the executive officers of our Client Companies are also our officers. These individuals may also hold equity positions in, or other positions with, us and our Client Companies. In addition, RMR Trust and some of our Client Companies participate in a combined insurance program through AIC and we and the Managed REITs, Five Star and TA participate in a combined directors and officers insurance program. These multiple responsibilities and varying interests could create competition for the time and efforts of RMR LLC and our Founders and actual, potential or perceived conflicts of interest may arise.

        In the past, in particular following periods of volatility in the overall market or declines in the market price of a company's securities, shareholder litigation, dissident shareholder director nominations and dissident shareholder proposals have often been instituted against companies alleging conflicts of interest in business dealings with affiliated and related persons and entities. Our relationships with our Founders and our Client Companies and the relationships among our Client Companies may precipitate such activities; and these activities, if instituted against us, could result in substantial costs and a diversion of our management's attention regardless of merit.

Risks Related to Our Organization and Structure

The pro forma and historical consolidated financial information in this prospectus may not permit you to predict our future results of operations.

        We are a recently formed company. Our pro forma and historical consolidated financial information is comprised of the accounts of RMR LLC, RMR Advisors and RMR Intl and are presented as if these entities were wholly owned, operated and consolidated within a single legal entity. Accordingly, this financial information may not be representative of the results we would have achieved as a stand alone public company and may not be a reliable indicator of our future results.

        In addition, the pro forma and historical consolidated financial information in this prospectus does not reflect all the added costs we will incur as a public company, including costs related to public company reporting, investor relations and compliance with the Sarbanes-Oxley Act. As a result of these matters, among others, it may be difficult for investors to compare our future results to historical results or to evaluate our relative performance or trends in our business. For more information on our pro forma and historical financial information, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the pro forma and historical consolidated financial statements included elsewhere in this prospectus.

We are a "controlled company" within the meaning of the NASDAQ listing rules and, as a result, qualify for, and intend to rely on, exemptions from certain corporate governance requirements. You will not have the same protections afforded to shareholders of companies that are subject to such requirements.

        Our Founders, through their ownership of RMR Trust, hold more than 50.0% of the voting power of our shares eligible to vote. As a result, we are a "controlled company" under the NASDAQ listing rules. Under these rules, a company of which more than 50.0% of the voting power in the election of directors is held by an individual, group or another company is a "controlled company" and may elect not to comply with certain listed company governance requirements, including the requirements that the board of directors be majority comprised of independent directors and that we have a compensation committee and a nominating and corporate governance committee composed entirely of independent directors. These exemptions do not modify the independence requirements for our audit committee, and we will comply with the applicable requirements of the SEC and NASDAQ with respect to our audit committee within the applicable time frame. Nonetheless, the fact that we intend to avail ourselves of some or all of these exceptions may cause our Class A Common Shares to trade at a lower price than if these protections were provided.

If, following the Distribution, we are unable to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act or our internal control over financial reporting is not effective, the reliability of our financial statements may be questioned and the market price of our Class A Common Shares may suffer.

        Section 404 of the Sarbanes-Oxley Act requires any company subject to the reporting requirements of the U.S. securities laws to do a comprehensive evaluation of its and its consolidated subsidiaries' internal control over financial reporting. We are an "emerging growth company" as defined in the JOBS Act, and therefore we currently may avail ourselves of certain exemptions from the Sarbanes-Oxley Act. However, we will eventually be required to document and test our internal control procedures, our management will be required to assess and issue a report concerning our internal control over financial reporting, and our independent auditors will be required to issue an opinion on their audit of our internal control over financial reporting. The rules governing the standards that must be met for management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation to meet the detailed standards under the rules. During the course of its testing, our management may identify material weaknesses or deficiencies which may not be remedied in time to meet the deadline imposed by the Sarbanes-Oxley Act. If our management cannot favorably assess the effectiveness of our internal control over financial reporting or our auditors identify material weaknesses in our internal controls, investors may lose confidence in our reported financial results and the market price of our Class A Common Shares may decline.

Our rights and the rights of our shareholders to take action against our directors and officers are limited.

        Our governing documents limit the liability of our directors and officers to us and our shareholders for money damages to the maximum extent permitted under Maryland law. Under current Maryland law, our directors and officers will not have any liability to us and our shareholders for money damages other than liability resulting from:

  •
  actual receipt of an improper benefit or profit in money, property or services; or

  •
  active and deliberate dishonesty by the director or officer that was established by a final judgment as being material to the cause of action adjudicated.

        Additionally, our governing documents require us to indemnify, to the maximum extent permitted by Maryland law, any of our present or former directors or executive officers who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity. Prior to the Distribution Date, we also plan to enter into separate agreements with our directors and executive officers providing for indemnification and advancement of expenses in addition to any rights such person may have under our governing documents. For additional information concerning our indemnification obligations, see "Material Provisions of the Maryland General Corporation Law and of Our Charter and Bylaws—Limitation of Liability and Indemnification of Directors and Officers" and "Management—Indemnification Agreements."

        As a result of these limitations on liability and indemnification obligations, we and our shareholders may have more limited rights against our present and former directors and officers than might exist with other companies, which could limit your recourse in the event of actions not in your best interest.

Our governing documents currently designate the Circuit Court for Baltimore City, Maryland or, if that court does not have jurisdiction the United States District Court for the District of Maryland, Baltimore Division as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our shareholders, which could limit our shareholders' ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

        Our governing documents currently provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or if that court does not have jurisdiction the United States District Court for the District of Maryland, Baltimore Division will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim for breach of a duty owed by any director, officer, manager or employee of ours to us or our shareholders; (iii) any action asserting a claim against us or any director, officer, manager or employee of ours arising pursuant to the Maryland General Corporation Law, or the MGCL, our Charter or Bylaws brought by or on behalf of a shareholder; or (iv) any action asserting a claim against us or any director, officer, manager or employee of ours that is governed by the internal affairs doctrine. This choice of forum provision may limit a shareholder's ability to bring a claim in a judicial forum that the shareholder believes is favorable for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and employees. Any person or entity purchasing or otherwise acquiring or holding any interest in our Class A Common Shares shall be deemed to have notice of and to have consented to the provisions of our governing documents described above, as they may be amended from time to time.

Disputes with our Founders and our Client Companies, and shareholder litigation against us or our directors and officers, may be referred to binding arbitration.

        A number of our contracts with our Founders, RMR Trust and our Client Companies provide that any dispute arising under those contracts may be referred to binding arbitration. As a result, we and our shareholders may not be able to pursue litigation for these disputes in courts against our Founders, Client Companies, directors or officers. In addition, the ability to collect attorneys' fees or other damages may be limited in the arbitration, which may discourage attorneys from agreeing to represent parties wishing to commence such a proceeding.

RMR Inc. is required to pay RMR Trust for certain tax benefits it claims as a result of the tax basis step up we receive as part of the Up-C Transaction and future redemptions by RMR Trust for Class A Common Shares or for cash. In certain circumstances, payments under the Tax Receivable Agreement may be accelerated and/or significantly exceed the actual tax benefits RMR Inc. realizes.

        In the Up-C Transaction, RMR Inc. purchased class A membership units in RMR LLC from RMR Trust. In the future, additional class A membership units may be redeemed by RMR Trust for Class A Common Shares or cash. See "Organizational Structure—The LLC Operating Agreement—Redemption rights of holders of class A membership units." Both the initial purchase and these additional redemptions may result in increases in our tax basis of our assets that otherwise would not have been available. Such increases in tax basis are likely to increase (for tax purposes) depreciation and amortization deductions and therefore reduce the amount of income tax we otherwise would be required to pay in the future. These increases in tax basis may also decrease gain (or increase loss) on future dispositions of certain capital assets to the extent the increased tax basis is allocated to those assets. The IRS may challenge all or part of these tax basis increases, and a court might sustain such a challenge.

        We have entered into the Tax Receivable Agreement with RMR Trust that provides for the payment by RMR Inc. to RMR Trust of 85.0% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that RMR Inc. actually realizes as a result of (a) the increases in tax basis attributable to its dealings with RMR Trust and (b) tax benefits related to imputed interest deemed to be paid by us as a result of the Tax Receivable Agreement. See "Organizational Structure—Tax Receivable Agreement." While the actual increase in tax basis, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the timing of redemptions, the price of our Class A Common Shares at the time of the redemption, the extent to which such redemptions are taxable, and the amount and timing of our income, we expect that, as a result of the size of the increases in the tax basis of the tangible and intangible assets of RMR LLC attributable to RMR Inc.'s interests in RMR LLC, during the expected term of the Tax Receivable Agreement, the payments that RMR Inc. makes to RMR Trust may be substantial.

        RMR Trust generally will not reimburse RMR Inc. for any payments that may have been made under the Tax Receivable Agreement. As a result, in certain circumstances RMR Inc. could make payments to RMR Trust under the Tax Receivable Agreement in excess of cash tax savings. Our ability to achieve benefits from any tax basis increase, and the payments to be made under the Tax Receivable Agreement, will depend upon a number of factors, including the timing and amount of our future income.

        In addition, the Tax Receivable Agreement provides that, upon certain changes of control and certain breaches of the agreement that we fail to cure in accordance with the terms of the agreement, our obligations with respect to class A membership units will be accelerated. In those circumstances, our obligations under the Tax Receivable Agreement would be based on certain assumptions, including that we would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits described in the Tax Receivable Agreement, and that any class A membership units that have not been redeemed will be deemed redeemed for the market value of the Class A Common Shares at the time of the change of control or breach, as applicable. Consequently, it is possible, in these circumstances, that the actual cash tax savings realized by RMR Inc. may be significantly less than the corresponding Tax Receivable Agreement payments.

Our governing documents permit our directors and officers, our Client Companies and RMR Trust to retain corporate opportunities for their own benefit.

        Under RMR Inc.'s governing documents and RMR LLC's operating agreement, no director or officer of ours who is also serving as an officer, employee or agent of a Client Company, RMR Trust or any of RMR Trust's affiliates is required to present, communicate or offer any business opportunity to us, and that such person shall have the right to hold any business opportunity for themselves or transfer it to any other person to the maximum extent permitted by Maryland law. If any of these persons fail to present an opportunity to us or takes the opportunity for themselves, to the maximum extent permitted under Maryland law they will not be liable to us. We have renounced all potential interest or expectation in certain business opportunities which may fit our growth objectives in the future or otherwise have value to us. These opportunities may be directed to the Client Companies or other persons or entities with which we have no relationship. Additionally, under our governing documents, our directors, officers, employees and agents are permitted to engage in other business activities that are similar to, or even competitive with, our own. If such persons engage in competitive business activities, we may have no remedy under our governing documents in these circumstances. For additional information, see "Material Provisions of the Maryland General Corporation Law and of Our Charter and Bylaws—Business Opportunities."

Our governing documents do not limit our ability to enter into new lines of businesses and doing so may result in additional risks and uncertainties in our businesses.

        Our governing documents do not limit our business to the management of commercial real estate assets or businesses related thereto. Accordingly, we may pursue other business initiatives. To the extent we enter into a new line of business, we will face numerous risks and uncertainties, including risks associated with: (i) the required investment of capital and other resources; (ii) the possibility that we have insufficient expertise to engage in such activities competently or profitably; (iii) combining or integrating operational and management systems and controls; and (iv) the broadening of our geographic footprint, including the risks associated with conducting operations in non-U.S. jurisdictions. Entry into certain lines of business may subject us to new laws and regulations with which we are not familiar, or from which we are currently exempt, and may lead to increased litigation and regulatory risk. Our strategic initiatives may include joint ventures or partnerships, in which case we will be subject to additional risks and uncertainties because we may be dependent upon, and subject to liability, losses or reputational damage relating to systems, controls and personnel that are not under our control.

Our only material asset is our interest in RMR LLC and we are accordingly dependent upon distributions from RMR LLC to pay our taxes and expenses.

        RMR Inc. is organized as a holding company of RMR LLC and its only material assets are its limited liability company membership units of RMR LLC. RMR Inc. has no independent means of generating revenue. Pursuant to the agreements RMR Inc. entered into with RMR LLC in the Up-C Transaction, RMR Inc., as the managing member of RMR LLC, intends to cause RMR LLC to make distributions in an amount that is at least sufficient to cover applicable taxes payable by its members, other expenses and dividends, if any, declared by us.

        Deterioration in the financial condition, earnings or cash flow of RMR LLC for any reason could limit or impair its ability to pay such distributions to us. Additionally, to the extent that RMR Inc. requires funds and RMR LLC is restricted from making such distributions under applicable law or regulation or under the terms of financing or other arrangements, or is otherwise unable to provide such funds, our liquidity and financial condition could be materially adversely affected.

 SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

        This prospectus contains forward looking statements, which reflect our current views with respect to, among other things, our operations and financial performance. You can identify these forward looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to the following:

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  substantially all of our revenues being derived from services to our Client Companies;

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  changing market conditions, including rising interest rates;

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  competition from other asset managers;

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  potential for termination of our management agreements with our Client Companies;

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  litigation risks;

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  our ability to retain our Founders and other key personnel;

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  risks associated with and costs of compliance with laws and regulations, including securities regulations, exchange listing standards and other laws and regulations affecting public companies;

  •
  the retention of corporate opportunities by our directors and officers, our Client Companies and RMR Trust for their own benefit;

  •
  risks related to new business initiatives we may pursue in the future;

  •
  risks associated with there being no existing public market for our Class A Common Shares;

  •
  other risk factors disclosed in this prospectus;

  •
  statements of belief and any statements of assumptions underlying any of our forward looking statements;

  •
  other factors beyond our control; and

  •
  additional risks described under "Risk Factors" beginning on page 13.

        We have based these forward looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Because forward looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward looking statements as predictions of future events. The events and circumstances reflected in our forward looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward looking statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus. We undertake no obligation to update any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

ORGANIZATIONAL STRUCTURE

Overview

        In this "Organizational Structure" section, the words "we," "us," and "our" refers solely to The RMR Group Inc.

        We are a holding company. We were incorporated in Maryland on May 28, 2015 in contemplation of the Up-C Transaction described below. Prior to the Up-C Transaction, we had not engaged in any business or other activities, except in connection with our incorporation, and we were then wholly owned by RMR Trust, which was RMR LLC's sole member. Substantially all of our business is conducted by RMR LLC. We serve as the sole managing member of RMR LLC and, in that capacity, we operate and control the business and affairs of RMR LLC.

  Our Historical Organizational Structure

        RMR LLC was founded in 1986 to invest in real estate and manage real estate related businesses. Prior to the Up-C Transaction described below, RMR LLC was 100% owned by RMR Trust, which was wholly owned by our Founders. RMR Advisors and RMR Intl were also 100% owned by RMR Trust or our Founders, Barry M. Portnoy and Adam D. Portnoy. As of May 31, 2015 and prior to the Up-C Transaction, RMR Trust owned less than 1% of the outstanding common shares of each Managed REIT and RMR LLC provided business and property management services to each Managed REIT. The diagram below depicts the ownership of RMR LLC, RMR Advisors and RMR Intl immediately prior to the Up-C Transaction. For more information regarding the relationships among our Founders, RMR Trust, RMR LLC and the Managed REITs, see "Certain Relationships and Related Person Transactions."

  Organizational Structure Following the Distribution

        The diagram below depicts our organizational structure immediately after the Distribution.

Barry M. Portnoy***
Adam D. Portnoy***
55%
45%
RMR Trust**
Managed REITs' Shareholders*
Managed REITs**
7,061,258 Class A Common Shares*
• 44.1% direct economic interest in RMR Inc. (or 22.8% indirect economic interest in RMR LLC)†
• 4.0% voting interest in RMR Inc.
7,938,742 Class A Common Shares*
• 49.6% direct economic interest in RMR Inc. (or 25.6% indirect economic interest in RMR LLC)†
• 4.5% voting interest in RMR Inc.
1,000,000 Class B-1 Common Shares
• 6.3% direct economic interest in RMR Inc. (or 3.2% indirect economic interest in RMR LLC)†
• 5.7% voting interest in RMR Inc.
15,000,000 Class B-2 Common Shares
• No economic interest in RMR Inc. or RMR LLC
• Paired with class A membership units of RMR LLC held by RMR Trust
• 85.7% voting interest in RMR Inc.
For more detail of the holdings by the Managed REITs and their shareholders, see additional diagram below.
RMR Inc.
15,000,000 class A membership units
• 48.4% direct economic interest in RMR LLC
1,000,000 class B membership units
• Managing Member
• 3.2% direct economic interest in RMR LLC
15,000,000 redeemable class A membership units
• 48.4% direct economic interest in RMR LLC
• Paired with Class B-2 Common Shares
RMR LLC
100%
100%
RMR Advisors
RMR Intl

* 441,056 Class A Common Shares will be distributed to GOV as a shareholder of SIR and will be retained by GOV. These shares are included in the Class A Common Shares owned by the Managed REITs after the Distribution (and not included in the Class A Common Shares owned by the Managed REITs' shareholders).

** As of June 30, 2015, RMR Trust owned 761,781 GOV common shares (1.1% of outstanding), 1,672,783 HPT common shares (1.1% of outstanding), 1,483,898 SIR common shares (1.7% of outstanding) and 2,550,019 SNH common shares (1.1% of outstanding).

        The diagram below provides additional detail regarding the relative ownership levels of RMR Inc. immediately after the Distribution by the Managed REITs and their shareholders.

The Up-C Transaction

        In early April 2015, our Founders presented a proposal to the respective boards of trustees of the Managed REITs to sell approximately 48.4% of their economic interest in RMR LLC to the Managed REITs for a payment in common shares of the Managed REITs and cash in a transaction in which, among other things, the management agreements between RMR LLC and each Managed REIT would be simultaneously amended and extended for twenty year terms. Our Founders proposed that the amount of cash and Managed REIT common shares paid by each Managed REIT in this transaction equal approximately half of the amount of the termination fees then provided for under its management agreements with RMR LLC, with certain annualized adjustments thereto, including for previously announced acquisitions and dispositions.

        Because of the relationship of the Managed REITs with our Founders and RMR LLC, the board of trustees of each Managed REIT formed a special committee comprised of its independent trustees and a joint special committee comprised of the independent trustees of the Managed REITs to evaluate and respond to the proposed transaction. The joint special committee was advised by counsel and a financial advisor separate from our Founders and RMR LLC. The special committee of each Managed REIT also engaged a separate financial advisor to assist it in evaluating the proposed transaction.

        During the period from early April through June 5, 2015, independent trustee representatives of the joint special committee and its counsel negotiated transaction terms and documentation with our Founders, and the joint special committee and each special committee met to consider the proposed transaction and developing negotiations and to confer with their legal and their respective financial advisors. Following these negotiations, meetings and deliberations, on June 5, 2015, the joint special committee unanimously recommended proceeding with the Up-C Transaction and the special committee of each Managed REIT unanimously approved proceeding with the Up-C Transaction.

        The Up-C Transaction was completed on June 5, 2015 pursuant to transaction agreements, or the Transaction Agreements, we, RMR LLC and RMR Trust entered with each Managed REIT. The Up-C Transaction and the Transaction Agreements are summarized below. This summary does not purport to be complete and is subject to, and qualified in its entirety by, reference to the actual Transaction Agreements, other agreements entered into as part of the Up-C Transaction described in this prospectus and our and RMR LLC's governing documents, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

        In anticipation of the Up-C Transaction RMR LLC was reorganized with RMR Trust contributing to RMR LLC certain assets related to RMR LLC's management and advisory businesses, including RMR Advisors and RMR Intl. The following occurred as part of the Up-C Transaction closing on June 5, 2015:

  •
  RMR LLC issued 30,000,000 of its class A membership units to RMR Trust. This was a recapitalization of the then outstanding limited liability company interests of RMR LLC, all of which were owned by RMR Trust.

  •
  RMR Trust contributed $11.5 million in cash to us, which we contributed to RMR LLC.

  •
  Each of the Managed REITs contributed their newly issued common shares and cash to us at a $172.8 million combined approximate value as set forth in the following table, which we delivered to RMR Trust.

Contributions by Managed REITs

Managed REIT	Number of common shares of the Managed REITs contributed	Cash contribution	Aggregate contribution amount
GOV	700,000	$3,916,807	$17,753,637
HPT	1,490,000	$12,622,481	$57,817,012
SIR	880,000	$15,879,995	$36,480,531
SNH	2,345,000	$13,966,883	$60,739,080

    The amount of each Managed REIT's contribution was based on approximately half of the amount of the termination fees then provided for under the management agreements between it and RMR LLC, with certain annualized adjustments thereto, including for recent acquisitions and dispositions by the Managed REITs. The amount of common shares to be delivered by each Managed REIT was separately agreed between our Founders and the special committee of the Managed REIT and the valuation of the Managed REIT's common shares was agreed to be equal to the volume weighted average trading price for those shares on the NYSE during the 20 business days prior to the Up-C Transaction.

  •
  We issued, in aggregate, 15,000,000 Class A Common Shares to the Managed REITs as set forth in the table below.

Class A Common Shares delivered to the Managed REITs

Managed REIT	Number of Class A Common Shares of RMR Inc.
GOV	1,541,201
HPT	5,019,121
SIR	3,166,891
SNH	5,272,787

    We issued 1,000,000 Class B-1 Common Shares and 15,000,000 Class B-2 Common Shares to RMR Trust. Class A Common Shares and Class B-1 Common Shares share ratably as a single class in dividends and other distributions when and if declared by our Board of Directors and have the same rights on our liquidation. Class A Common Shares have one vote per share. Class B-1 Common Shares have ten votes per share. Our Class B-2 Common Shares have no economic interest in us but have ten votes per share and are paired with the class A membership units of RMR LLC held by RMR Trust, as described below. The Class B-1 Common Shares, Class B-2 Common Shares and class A membership units owned by RMR

    Trust are subject to certain restrictions on transfer set forth in our governing documents and described below. However, (i) our Class B-1 Common Shares are convertible at the option of the holder at any time 1:1 into our Class A Common Shares and (ii) the class A membership units owned by RMR Trust may be redeemed by RMR Trust at any time for Class A Common Shares on a 1:1 basis, or RMR Inc. may elect to pay cash instead of issuing Class A Common Shares. Under our governing documents, upon the redemption of a class A membership unit, the Class B-2 Common Share "paired" with such unit is cancelled for no additional consideration. For information regarding the terms of these securities, see "Description of Capital Stock—Class A Common Shares," "Description of Capital Stock—Class B-1 Common Shares," "Description of Capital Stock—Class B-2 Common Shares" and "—The LLC Operating Agreement."

  •
  RMR Trust delivered to us 15,000,000 class A membership units of RMR LLC and RMR LLC issued to us 1,000,000 of its class B membership units. Class A and class B membership units of RMR LLC share ratably in distributions when and if declared by the managing member of RMR LLC and have the same rights on a liquidation of RMR LLC, and the class B membership units of RMR LLC represent the managing interests of RMR LLC.

  •
  The business and property management agreements between RMR LLC and each of the Managed REITs were amended and restated. For more information about the amended and restated business and property management agreements, see "Business—Our Management Agreements with the Managed REITs."

  •
  We, RMR LLC and RMR Trust entered into the Tax Receivable Agreement. For more information about the Tax Receivable Agreement, see "Business—Tax Receivable Agreement."

  •
  RMR Trust and our Founders entered into lock up and registration rights agreements with each of the Managed REITs in which they agreed not to transfer the shares of the Managed REITs received in the Up-C Transaction for a period of ten years and the Managed REITs granted them certain registration rights, in both cases subject to certain limited exceptions.

        As a result of the Up-C Transaction, RMR LLC became our subsidiary, we became the sole managing member of RMR LLC and the Managed REITs acquired direct economic interests in us (and thereby indirect economic interests in RMR LLC) as follows:

Economic Interests

Managed REIT	Direct economic interest in RMR Inc.	Indirect economic interest in RMR LLC
GOV	9.6%	5.0%
HPT	31.4%	16.2%
SIR	19.8%	10.2%
SNH	33.0%	17.0%

        After the Up-C Transaction and continuing through the date hereof, RMR Trust owns 1,000,000 of our Class B-1 Common Shares and 15,000,000 of our Class B-2 Common Shares which are paired with the 15,000,000 class A membership units of RMR LLC owned by RMR Trust. As a result of this ownership, RMR Trust owns a combined 51.6% direct and indirect economic interest in RMR LLC and controls 91.4% of the voting power of the outstanding shares of RMR Inc. RMR Trust is owned by our Founders.

        As part of the Up-C Transaction, each Managed REIT agreed to distribute to its shareholders approximately half of the Class A Common Shares it received in the Up-C Transaction and we agreed to file the registration statement of which this prospectus is a part to facilitate the Distribution and to seek a listing of our outstanding Class A Common Shares on a national securities exchange. GOV owns 27.9% of SIR's outstanding common shares, and GOV has determined to retain the 441,056 Class A Common Shares that it will receive from SIR in the Distribution. Accordingly, the number of our

Class A Common Shares and the economic interests which will be retained by each of the Managed REITs and distributed to their shareholders will be as follows:

	Number of Class A Common Shares of RMR Inc. held immediately after the Distribution	Direct economic interest in RMR Inc.	Indirect economic interest in RMR LLC
GOV(1)	1,213,972	7.6%	2.8%
GOV Shareholders	768,285	4.8%	2.5%
HPT	2,503,198	15.6%	9.1%
HPT Shareholders	2,515,923	15.7%	8.1%
SIR	1,584,843	9.9%	4.1%
SIR Shareholders(2)	1,140,992	7.1%	3.7%
SNH	2,636,729	16.5%	9.6%
SNH Shareholders	2,636,058	16.5%	8.5%

(1)
Includes 441,056 Class A Common Shares to be received by GOV in the Distribution from SIR.

(2)
Excludes Class A Common Shares owned by GOV, including those received in the Distribution from SIR.

        As of June 30, 2015, RMR Trust owned 761,781 GOV common shares, 1,672,783 HPT common shares, 1,483,898 SIR common shares and 2,550,019 SNH common shares. In addition to these shares, as of June 30, 2015 Barry M. Portnoy owned 496,821 GOV common shares, 477,090 HPT common shares, 119,888 SIR common shares and 286,814 SNH common shares and Adam D. Portnoy owned 409,467 GOV common shares, 137,999 HPT common shares, 99,035 SIR common shares and 132,874 SNH common shares. As of June 30, 2015, the common shares of the Managed REITs owned in the aggregate by RMR Trust, Barry M. Portnoy and Adam D. Portnoy represent 2.3% of GOV's outstanding common shares, 1.5% of HPT's outstanding common shares, 1.9% of the SIR's outstanding common shares and 1.3% of SNH's outstanding common shares. Amounts for SIR do not include 24,918,421 SIR common shares owned by GOV for which Barry M. Portnoy and Adam D. Portnoy disclaim beneficial ownership.

        Aside from restrictions which may result from application of federal or state securities laws governing the offer and sale of securities generally, our governing documents do not restrict future sales of our Class A Common Shares which will be held by RMR Trust or the Managed REITs, and we have entered into registration rights agreements with each of the Managed REITs and RMR Trust pursuant to which they received demand and piggyback registration rights with respect to the Class A Common Shares they hold or acquire upon redemption of RMR LLC class A membership units or conversion of Class B-1 Common Shares. For information regarding these agreements, see "—Registration Rights for Class A Common Shares."

        We currently own no material assets other than our 15,000,000 class A membership units and 1,000,000 class B membership units of RMR LLC. These membership units represent 51.6% of the economic interest of RMR LLC. We currently expect to conduct all of our business through RMR LLC.

Reasons for the Up-C Transaction and this Distribution

        We believe that the Up-C Transaction has strengthened the alignment of interests among us and our shareholders and the Managed REITs that are our principal clients and their current and future shareholders.

        We also believe that our becoming a publicly owned company by means of the Distribution will facilitate the future growth of our business. As a publicly traded company, we expect that we may have improved access to capital. In addition, although we currently have no pending acquisitions, we believe creating a public market for our Class A Common Shares through the Distribution offers us the potential to use marketable securities as consideration for future acquisitions. We also anticipate that after the Distribution we will ask our board of directors (including, when appointed, the director nominees disclosed in "Management") and our shareholders to approve an equity compensation plan for our directors, officers and employees. If such a plan is approved, we intend to issue equity awards under the plan as incentive compensation to our officers and employees.

The LLC Operating Agreement

        As part of the Up-C Transaction, RMR LLC entered into an operating agreement, or the LLC Operating Agreement, with us and RMR Trust. The provisions governing the operations of RMR LLC and the rights and obligations of its members are set forth in the LLC Operating Agreement, the material terms of which are summarized below. The summary does not purport to be complete and is subject to, and qualified in its entirety by, reference to the actual agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

  Governance

        Through our status as the managing member of RMR LLC, we exercise control over RMR LLC and are responsible for all operational and administrative decisions of RMR LLC and the day to day management of RMR LLC's business. No other members of RMR LLC, in their capacity as such, have any authority or right to control the management of RMR LLC or to bind it in connection with any matter except that members of RMR LLC generally have voting rights in connection with (i) the transfer by us of our managing member interest in RMR LLC, (ii) the dissolution of RMR LLC and (iii) amendments to the LLC Operating Agreement. If RMR LLC proposes to engage in a material transaction, including a merger, consolidation or sale of substantially all of its assets, we, as the managing member of RMR LLC, have the power and authority to approve or prevent such a transaction; provided, however, we may not transfer all or any portion of our interest in RMR LLC without the majority consent of the non-managing members of RMR LLC. Currently we and RMR Trust are the only members of RMR LLC.

  Distributions by RMR LLC to its members

        Pursuant to the LLC Operating Agreement, we determine when distributions will be made to the members of RMR LLC and the amount of any such distributions, except that RMR LLC is required by the LLC Operating Agreement to make certain pro rata distributions to each member of RMR LLC quarterly on the basis of the assumed tax liabilities of the members and in connection with a dissolution of RMR LLC.

        Members of RMR LLC, including us, will incur U.S. federal, state and local income taxes on their allocable share of any net taxable income of RMR LLC. Net profits and net losses of RMR LLC will generally be allocated to its members pro rata in accordance with the percentage interest of the units they hold. In accordance with the LLC Operating Agreement, we intend to cause RMR LLC to make cash distributions to its members for purposes of funding their tax obligations in respect of the income of RMR LLC that is allocated to them. Generally, these tax distributions will be computed based on our estimate of the net taxable income of RMR LLC allocable to the member multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal and state income tax rate prescribed for an individual or corporation (taking into account the nondeductibility of certain expenses and the character of our income). Additional amounts may be distributed to us if needed to meet our tax obligations and our obligations pursuant to the Tax Receivable Agreement.

        We are not permitted to cause RMR LLC to make distributions that would render it insolvent. All distributions from RMR LLC will be made to the members of RMR LLC pro rata in accordance with the percentage economic interest of the units they hold.

  Coordination of RMR Inc. and RMR LLC

        Under the LLC Operating Agreement, RMR LLC is permitted to issue additional units from time to time provided that they are substantially equivalent to additional equity securities issued from time to time by us. RMR LLC is generally restricted from issuing additional units to us unless (i) (A) the additional units are (x) class A membership units issued in connection with an issuance of our Class A Common Shares, (y) class B membership units issued in connection with an issuance of our Class B-1 Common Shares or (z) units issued in connection with an issuance of our equity securities where the units and equity securities being issued have substantially the same rights (other than voting rights), restrictions, limitations as to distributions, qualifications and terms and conditions of redemption, and (B) we contribute to RMR LLC the cash proceeds or other consideration we receive (less amounts for which we are permitted to be reimbursed under the LLC Operating Agreement), if any, in connection with the issuance or (ii) the additional units are issued upon the conversion, redemption or exchange of debt, units or other securities issued by RMR LLC.

        At any time we issue any equity securities, we have agreed to contribute to RMR LLC the net proceeds, if any, we received in the connection with the issuance, less amounts (issuance costs, underwriting discounts, etc.) for which we are permitted to be reimbursed under the LLC Operating Agreement. In exchange for the contribution, RMR LLC has agreed to issue to us (i) in the case of an issuance of Class A Common Shares, an equivalent number of class A membership units, (ii) in the case of an issuance of Class B-1 Common Shares, an equivalent number of class B membership units or (iii) in the case of an issuance of any other type of equity securities, an equivalent number of units of RMR LLC with substantially the same rights (other than voting rights), restrictions, limitations as to distributions, qualifications and terms and conditions of redemption.

        Conversely, if we redeem or repurchase any of our equity securities, RMR LLC will, immediately prior to our redemption or repurchase, redeem or repurchase, upon the same terms and for the same price, an equal number of (i) in the case of a redemption or repurchase of Class A Common Shares, class A membership units held by us, (ii) in the case of a redemption or repurchase of Class B-1 Common Shares, class B membership units held by us or (iii) in the case of a redemption or repurchase of any other type of our equity securities, equity securities of RMR LLC held by us with substantially the same rights (other than voting rights), restrictions, limitations as to distributions, qualifications and terms and conditions of redemption, as the equity securities are redeemed or repurchased.

        The LLC Operating Agreement restricts us and RMR LLC from subdividing or combining our outstanding equity securities without the other making an identical subdivision or combination, as the case may be, of its corresponding outstanding equity.

        If, at any time, any of our equity securities are converted or exchanged into other equity securities, in whole or in part, then a number of the corresponding membership units of LLC held by us equal to the number of equity securities being so converted or exchanged shall automatically be converted or exchanged, as the case may be, into that same number of membership units of LLC that correspond to the number of equity securities issued in such conversion or exchange.

        The class A membership units of RMR LLC not held by us and our Class B-2 Common Shares constitute "paired interests." If RMR LLC issues additional class A membership units to someone other than us, we have agreed to issue to that member an equivalent number of our Class B-2 Common Shares. Each Class B-2 Common Share entitles the holder to ten votes per share, and, accordingly, the issuance of additional Class B-2 Common Shares would have a significant dilutive effect on the voting power of the then current holders of our Class A Common Shares.

  Redemption rights of holders of class A membership units

        Holders of class A membership units, other than us, may cause RMR LLC to redeem their class A membership units for Class A Common Shares on a one for one basis, or we may elect to pay cash. For each class A membership unit redeemed, we will automatically redeem the corresponding Class B-2 Common Share comprising the "paired interest" for no additional consideration.

        As of the date hereof, we have reserved for issuance 15,000,000 Class A Common Shares in respect of the aggregate number of Class A Common Shares that may be issued over time upon the redemptions by holders of class A membership units. At our option, we may elect to pay cash in lieu of Class A Common Shares for some or all of such redeemed class A membership units; the amount of the alternative cash payment will be based on the market price of the Class A Common Shares as determined pursuant to the LLC Operating Agreement.

  Transfers of membership units of RMR LLC

        Membership units of RMR LLC are generally subject to restrictions on transfer in accordance with the terms of the LLC Operating Agreement. Under the LLC Operating Agreement, we may not transfer any membership units of LLC without the majority consent of the non-managing members of RMR LLC. Under the LLC Operating Agreement, class A membership units and Class B-2 Common Shares comprising "paired interests" may be transferred to a permitted transferee, including our Founders, qualified employees, the immediate family members of our Founders or qualified employees, any of their respective lineal descendants or any entity controlled by RMR Trust or an individual named above. In addition, class A membership units and Class B-2 Common Shares comprising "paired interests" may be transferred by the creation of certain security interests, by will or pursuant to the laws of descent and distribution or in any transfer approved in advance by our Board of Directors.

  Indemnification and exculpation

        Under the LLC Operating Agreement, RMR LLC has agreed to indemnify, to the maximum extent permitted by Maryland law, the current or former members of RMR LLC, executive officers or directors (or equivalent) of us or RMR LLC, and current or former executive officers or directors (or equivalent) of us or RMR LLC serving at our request or the request of RMR LLC as an executive officer or director (or equivalent) of another corporation, partnership, joint venture, limited liability company, trust or other entity, except in respect of a matter for which (i) there has been a final and non-appealable judgment entered by a court or arbitration panel of competent jurisdiction determining that, in respect of the matter, the indemnified person actually received an improper benefit or profit in money, property, or services or (ii) there has been a final, non-appealable judgment or adjudication adverse to the person entered by a court or arbitration panel of competent jurisdiction in a proceeding based on a finding in the proceeding, in respect of the matter, that the person's action or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

        Except as otherwise expressly provided in the LLC Operating Agreement or in any written agreement, the LLC Operating Agreement provides that we, our affiliates and executive officers, the tax matters partner of RMR LLC and the executive officers of RMR LLC will not be liable to RMR LLC or to any non-managing member of RMR LLC for any act or omission performed or omitted by or on behalf of (i) us, in our capacity as the sole managing member of RMR LLC, (ii) our affiliate, in its, his or her capacity as such, (iii) the tax matters partner, in its capacity as such, or (iv) an executive officer of RMR LLC, in his or her capacity as an officer of RMR LLC, except that the limitation of liability will not apply to limit the liability of a person in respect of a matter if (a) there has been a final, non-appealable judgment entered by a court or arbitration panel of competent jurisdiction determining that, in respect of the matter, the person actually received an improper benefit or profit in money, property, or services or (b) there has been a final, non-appealable judgment or adjudication adverse to the person entered by a court or arbitration panel of competent jurisdiction in a proceeding based on a finding in the proceeding, in respect of the matter, that the person's action or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

  Dissolution

        RMR LLC may be dissolved only upon the occurrence of certain events specified in the LLC Operating Agreement, including the approval of the managing member of RMR LLC and the unanimous approval of the members of RMR LLC that then hold any units with voting rights.

  Allocation of management and advisory fees

        Under the LLC Operating Agreement, RMR LLC has agreed to pay RMR Trust, the sole member of RMR LLC prior to the Up-C Transaction, all fees paid to RMR LLC for business management, property management or advisory services provided prior to the effective time of the Up-C Transaction, including the pro rata portion of any incentive management fee that RMR LLC receives pursuant to any business management agreement with a Managed REIT in respect of calendar year 2015. RMR Trust has agreed to pay or reimburse RMR LLC for all liabilities, costs and expenses of RMR LLC in respect of such services.

Registration Rights for Holders of Class A Common Shares

        The Class A, Class B-1 and B-2 Common Shares issued in the Up-C Transaction are unregistered. In the Up-C Transaction, we agreed to file the registration statement of which this prospectus is a part. We also entered into a Registration Rights Agreement with each of the Managed REITs covering the Class A Common Shares which they will own after the Distribution, pursuant to which the Managed REITs received demand and piggyback registration rights, subject to certain limitations. We also entered into a Registration Rights Agreement with RMR Trust pursuant to which RMR Trust received demand and piggyback registration rights, subject to certain limitations, covering the Class A Common Shares held by RMR Trust, including Class A Common Shares received upon exchange of class A membership units or upon conversion of Class B-1 Common Shares. This summary of the Registration Rights Agreements does not purport to be complete and is subject to, and qualified in its entirety by, reference to the actual agreements, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

Tax Receivable Agreement

        Pursuant to the Up-C Transaction, we purchased class A membership units in RMR LLC from RMR Trust. In the future, additional class A membership units may be redeemed by RMR Trust for our Class A Common Shares or cash. We expect that, as a result of both this initial purchase and any future redemptions of class A membership units for our Class A Common Shares or cash, the tax basis of the assets of RMR LLC attributable to our interests in RMR LLC will be increased. These increases in the tax basis of the assets of RMR LLC attributable to our interests in RMR LLC would not have been available to us but for this initial purchase and future redemptions of class A membership units for Class A Common Shares or cash. Such increases in tax basis are likely to increase (for tax purposes) depreciation and amortization deductions and therefore reduce the amount of income tax we would otherwise be required to pay in the future. These increases in tax basis may also decrease gain (or increase loss) on future dispositions of certain capital assets to the extent the increased tax basis is allocated to those capital assets. The IRS may challenge all or part of these tax basis increases, and a court might sustain such a challenge.

        We and RMR LLC have entered into the Tax Receivable Agreement with RMR Trust, the material terms of which are summarized below. This summary of the Tax Receivable Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the actual agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

        The Tax Receivable Agreement provides for the payment by RMR Inc. to RMR Trust of 85.0% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that it realizes as a result of (a) the increases in tax basis attributable to its dealings with RMR Trust and (b) tax benefits related to imputed interest deemed to be paid by it as a result of this Tax Receivable Agreement. We expect to benefit from the remaining 15.0% of cash savings, if any, in income tax that we realize. For purposes of the Tax Receivable Agreement, cash savings in income tax will be computed by comparing our income tax liability to the amount of such taxes that we would have been required to pay had there been no increase to the tax basis of the tangible and intangible assets of RMR LLC as a result of our purchase of RMR LLC class A membership units and the future redemptions, if any, and had we not entered into the Tax Receivable Agreement. The term of the Tax Receivable Agreement commenced on June 5, 2015 and will continue until all such tax benefits have been utilized or expired, unless the Tax Receivable Agreement is terminated upon a change of control or upon certain breaches of the agreement that we fail to cure in accordance with the terms of the agreement.

        RMR Trust will not reimburse RMR Inc. for any payments made under the Tax Receivable Agreement. As a result, in certain circumstances, we may make payments to RMR Trust under the Tax Receivable Agreement in excess of our cash tax savings. While the amount and timing of any payments under this agreement will vary depending upon a number of factors, including the timing of redemptions, the price of our Class A Common Shares at the time of the redemption, the extent to which such redemptions are taxable and the amount and timing of our income, we expect that, as a result of the size of the increases of the tangible and intangible assets of RMR LLC attributable to our interests in RMR LLC, during the expected term of the Tax Receivable Agreement, the payments that we may make to RMR Trust could be substantial. Payments made under the Tax Receivable Agreement are required to be made within 80 days of the filing of our tax returns. Because we generally expect to receive the tax savings prior to making the cash payments to the redeeming holders of class A membership units, we do not expect the cash payments to have a material impact on our liquidity.

        The Tax Receivable Agreement provides that, upon certain changes of control and certain breaches of the agreement that we fail to cure in accordance with the terms of the agreement, our obligations with respect to exchangeable class A membership units will be accelerated. In those circumstances, our obligations under the Tax Receivable Agreement would be based on certain assumptions, including that we would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits described in the Tax Receivable Agreement, and that any class A membership units that have not been redeemed will be deemed redeemed for the market value of our Class A Common Shares at the time of the change of control or breach, as applicable. It is possible, in these circumstances, that the cash tax savings realized by us may be significantly less than the corresponding Tax Receivable Agreement payments.

 THE DISTRIBUTION

        As a result of the Up-C Transaction, on June 5, 2015 RMR LLC became our subsidiary, we became the sole managing member of RMR LLC and the Managed REITs received an aggregate 15,000,000 of our Class A Common Shares. As part of the Up-C Transaction, each Managed REIT agreed to distribute to its shareholders approximately half of the Class A Common Shares it received in the Up-C Transaction, and we agreed to file the registration statement of which this prospectus is a part to facilitate the Distribution. On                        , 2015, each Managed REIT determined to make a distribution of the number of Class A Common Shares listed in the below table pro rata to holders of its common shares outstanding as of                        , 2015, the Record Date of the Distribution and set                        , 2015, or the Distribution Date, as the date on which the Distribution will be made.

Managed REIT	Number of Class A Common Shares of RMR Inc. to be distributed
GOV	768,285
HPT	2,515,923
SIR	1,582,048
SNH	2,636,058

As the owner of 27.9% of SIR's outstanding common shares, GOV will receive 441,056 Class A Common Shares in the Distribution from SIR. GOV has determined to retain these Class A Common Shares at this time.

        We have incurred and expect to incur costs related to the Distribution. Estimated costs include fees to the SEC and NASDAQ, costs of our transfer agent and legal and accounting fees. We estimate that we will incur aggregate costs in the amount of $            . Under the Transaction Agreements, the Managed REITs have agreed to pay or reimburse the fees and expenses of the distribution agent and the Managed REITs' transfer agents and registrar, fees and expenses of the Managed REIT's counsel and the cost of printing and mailing any prospectus for the Distribution to their shareholders.

        Neither we nor the Managed REITs are asking you to take any action in connection with the Distribution. No approval of common shareholders of any Managed REIT is required for the Distribution. Neither we nor the Managed REITs are asking you for a proxy. Neither we nor the Managed REITs are asking you to make any payment or surrender or exchange any of your common shares of any Managed REIT for Class A Common Shares. Also, the number of outstanding common shares of the Managed REITs will not change as a result of the Distribution. Each Managed REIT may be deemed to be a "statutory underwriter" within the meaning of Section 2(a)(11) of the Securities Act, with respect to its Distribution of Class A Common Shares to its shareholders.

Number of Class A Common Shares that you will receive

        On the Distribution Date, holders of a Managed REIT's common shares as of the Record Date will receive:

  •
  0.0108 of a Class A Common Share for every one GOV common share held,

  •
  0.0166 of a Class A Common Share for every one HPT common share held,

  •
  0.0177 of a Class A Common Share for every one SIR common share held and

  •
  0.0111 of a Class A Common Share for every one SNH common share held.

        As described in more detail in "—Treatment of fractional Class A Common Shares," in lieu of fractional Class A Common Shares, the Managed REITs will pay their respective registered holders of common shares and DTC Participants cash, without interest. If you own common shares of a Managed

REIT through a bank, broker or other nominee, you may receive fractional Class A Common Shares in the Distribution.

        As discussed under "—Trading between the Record Date and Distribution Date," if you sell your Managed REIT common shares in the "regular way" market after the Record Date and before the Distribution Date, you also will be selling your right to receive any Class A Common Shares in the Distribution.

How Class A Common Shares will be delivered to you

        We have appointed Wells Fargo Shareowner Services as transfer agent and registrar for the Class A Common Shares and each Managed REIT has also engaged Wells Fargo Shareowner Services to act as distribution agent for the Distribution, or in such capacity the Distribution and Transfer Agent. Prior to the Distribution Date, each Managed REIT will deliver the Class A Common Shares it will distribute to holders of its common shares to the Distribution and Transfer Agent. If you own common shares of a Managed REIT as of the Record Date, the Class A Common Shares that you are entitled to receive in the Distribution will be issued to your account as follows:

  •
  Registered shareholders.  If you own your common shares of a Managed REIT directly, you are a registered shareholder. In this case, the Distribution and Transfer Agent will credit the Class A Common Shares you receive in the Distribution by way of direct registration in book entry form to a new account with the Distribution and Transfer Agent. Registration in book entry form refers to a method of recording share ownership where no share certificates are issued to shareholders, as is the case in the Distribution. You will be able to access information regarding your book entry account holding our shares at the Distribution and Transfer Agent.

  •
  "Street name" or beneficial shareholders.  If you own your common shares of a Managed REIT through a bank, broker or other nominee, the bank, broker or other nominee holds the shares in "street name" and records your ownership on its books. In this case, your bank, broker or other nominee will credit your brokerage account with all Class A Common Shares that you receive in the Distribution on or shortly after the Distribution Date. You may contact your bank, broker or other nominee if you have any questions concerning the mechanics of having shares held in "street name."

        Commencing on or shortly after the Distribution Date, the Distribution and Transfer Agent will mail to registered holders of Class A Common Shares an account statement that indicates the number of Class A Common Shares that have been registered in book entry form in such shareholder's name. We expect it will take the distribution agent up to two weeks after the Distribution Date to complete the distribution of the Class A Common Shares and mail statements of holding to all registered holders of Class A Common Shares.

        If you sell any of your common shares of a Managed REIT on or before the Distribution Date, the buyer of those shares may in some circumstances be entitled to receive the Class A Common Shares to be distributed in respect of the common shares of the Managed REIT that you sold. See "—Trading between the Record Date and Distribution Date" for more information.

Treatment of fractional Class A Common Shares

        Each Managed REIT will pay cash, without interest, in lieu of any fractional Class A Common Share that a registered holder of the Managed REIT's common shares or DTC Participant (based on the aggregate position in its DTC participant account(s)) would otherwise be entitled to receive from that Managed REIT. The amount of cash with respect to the fractional Class A Common Share will equal the product (rounded to the nearest cent) of (i) such fractional Class A Common Share, multiplied by (ii) the when issued closing price for a Class A Common Share on NASDAQ on the Distribution Date.

        Each Managed REIT will pay the respective cash amounts deliverable to registered holders and DTC Participants in lieu of fractional shares as of the Distribution Date. No interest will be paid on any cash paid in lieu of a fractional Class A Common Share. Any cash you receive in lieu of a fractional share will generally be taxable to you for U.S. federal income tax purposes. See "United States Federal Income Tax Considerations Relating to the Distribution" for more information.

        If you own your common shares of a Managed REIT through a bank, broker or other nominee, you may receive fractional Class A Common Shares in the Distribution.

Listing and trading of Class A Common Shares

        As of the date of this prospectus, no public market for our Class A Common Shares exists, although a "when-issued" market in the Class A Common Shares may develop prior to the Distribution Date. See "—Trading between the Record Date and Distribution Date" for an explanation of a "when-issued" market. We have applied to list the Class A Common Shares on NASDAQ under the symbol "RMR."

        Neither we nor the Managed REITs can assure you as to the trading price of Class A Common Shares or the common shares of the Managed REITs. The trading price of our Class A Common Shares may fluctuate significantly following the Distribution. See "Risk Factors—Risks Related to Our Securities." Class A Common Shares distributed to holders of common shares of the Managed REITs will be freely transferable, except for Class A Common Shares received by persons who are our affiliates. Individuals who may be considered our affiliates after the Distribution include individuals who control, are controlled by or are under common control with us, as those terms generally are interpreted for federal securities law purposes and may include some or all of our directors and officers. Individuals who are our affiliates will be permitted to sell their Class A Common Shares only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as those afforded by Section 4(a)(1) of the Securities Act or Rule 144 promulgated thereunder.

Trading between the Record Date and Distribution Date

        We anticipate that trading in our Class A Common Shares will begin on a "when-issued" basis as early as two trading days prior to the Record Date for the Distribution and continue up to and including the Distribution Date. "When-issued" trading of shares in this context refers to a sale or purchase made conditionally on or before the Distribution Date because the shares have not yet been distributed. If you own common shares of a Managed REIT as of the Record Date, you will be entitled to receive Class A Common Shares (or in certain circumstances cash for fractional shares in lieu thereof) in the Distribution. You may trade this entitlement to receive Class A Common Shares, without the common shares of the Managed REIT you own, on the "when-issued" market. We expect "when-issued" trades of Class A Common Shares to settle within three trading days after the Distribution Date. On the first trading day following the Distribution Date, we expect that "when-issued" trading of Class A Common Shares will end and "regular way" trading will begin.

        We also anticipate that, as early as two trading days prior to the Record Date and continuing up to and including the Distribution Date, there will be two markets in each Managed REIT's common shares: a "regular way" market and an "ex-distribution" market. Common shares of each Managed REIT that trade on the regular way market will trade with an entitlement to receive Class A Common Shares in the Distribution. Common shares of each Managed REIT that trade on the ex-distribution market will trade without an entitlement to receive Class A Common Shares in the Distribution. Therefore, if you sell common shares of a Managed REIT in the regular way market up to and including the Distribution

Date, you will be selling your right to receive Class A Common Shares in the Distribution. However, if you own common shares of a Managed REIT as of the Record Date and sell those shares on the ex-distribution market up to and including the Distribution Date, you will still receive the Class A Common Shares that you would otherwise be entitled to receive in the Distribution.

        Following the Distribution Date, we expect our Class A Common Shares to be listed on NASDAQ under the trading symbol "RMR." If "when-issued" trading of our Class A Common Shares occurs, the listing for our Class A Common Shares is expected to be under a trading symbol different from our "regular way" trading symbol. We will announce our "when-issued" trading symbol when and if it becomes available.

Reasons for furnishing this prospectus

        We are furnishing this prospectus solely to provide information to holders of common shares of the Managed REITs who will receive Class A Common Shares in the Distribution. You should not construe this prospectus as an inducement or encouragement to buy, hold or sell any of our securities or any securities of any Managed REIT. We believe that the information contained in this prospectus is accurate as of the date set forth on the cover. Changes to the information contained in this prospectus may occur after that date, and neither we nor any Managed REIT undertakes any obligation to update the information except as required by law.

 USE OF PROCEEDS

        Neither we nor the Managed REITs will receive any proceeds from the distribution of Class A Common Shares in the Distribution.

DIVIDEND POLICY

        Following the Distribution and subject to applicable law, we intend to pay (i) a quarterly cash dividend initially equal to $0.25 per Class A Common Share commencing with the quarter ending March 31, 2016 and (ii) a pro rata dividend in respect of the period from and including the Distribution Date through and including December 31, 2015, which will be an amount per Class A Common Share equal to $0.0027173914 multiplied by the number of days in that period. We intend to pay these dividends in the following quarter. Any dividends we pay will be funded by distributions made to us by RMR LLC.

        Holders of our outstanding Class B-1 Common Shares are entitled to receive the same dividends per Class B-1 Common Share as may be declared per outstanding Class A Common Share. See "Description of Capital Stock—Class B-1 Common Shares."

        The declaration and payment of any dividends will be at the discretion of our Board of Directors, which may change our distribution policy or discontinue the payment of dividends at any time. The declaration of dividends by our Board of Directors will depend upon many factors, including our financial condition, earnings, cash flows, cash and capital requirements, level of indebtedness, statutory and contractual restrictions applicable to the payment of dividends, the payment of distributions to us by RMR LLC, applicable law and other considerations that our Board of Directors deems relevant.

        We are a holding company and our only material assets are our membership interests in RMR LLC. We intend to cause RMR LLC to make distributions to us in an amount that will be sufficient to cover dividends, if any, we declare. When RMR LLC makes such distributions, each other holder of class A membership units of RMR LLC will be entitled to receive pro rata distributions from RMR LLC on its class A membership units.

        On                        , 2015, we declared a dividend of $0.        per Class A Common Share and per Class B-1 Common Share that will be paid on or about                        , 2015 to holders of record of such shares as of the close of business on the day immediately before the Record Date. This dividend represents the pro rata dividend at the rate of $0.25 per share per quarter for the period from June 5, 2015, the date of the Up-C Transaction, up to the Distribution Date.

 SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION AND OTHER DATA

        You should read the following selected historical consolidated financial information in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited and unaudited consolidated financial statements and notes thereto as well as the unaudited pro forma condensed consolidated financial statements and notes thereto included elsewhere in this prospectus.

        The selected historical consolidated financial information and other data includes the accounts of RMR Inc. or its predecessors, and periods presented in these statements prior to the Up-C Transaction are presented as if our predecessor entities, which were not then owned by a single entity, were wholly owned within a single legal entity.

        The selected historical consolidated financial information as of September 30, 2014 and 2013 and for each of the two years in the period ended September 30, 2014 has been derived from the audited consolidated financial statements appearing elsewhere in this prospectus. The selected historical consolidated financial information as of September 30, 2012, 2011 and 2010 has been derived from unaudited consolidated financial statements not included in this prospectus. The selected historical consolidated financial information as of and for the nine months ended June 30, 2015 and 2014 has been derived from the unaudited condensed consolidated financial statements appearing elsewhere in this prospectus. The selected audited and unaudited historical consolidated information in this section does not and is not intended to replace the audited and unaudited financial statements appearing elsewhere in this prospectus.

        The selected historical consolidated financial information below and the consolidated financial statements included in this prospectus do not reflect what our results of operations and financial position would have been if we had operated as a stand alone company during all periods presented. In addition, this historical information should not be relied upon as an indicator of future performance. All dollar amounts are in thousands.

	Nine Months Ended June 30,		Fiscal Year Ended September 30,
	2015	2014	2014	2013	2012	2011	2010
Operating and other information:
Revenues:
Management services	$122,489	$151,528	$218,753	$197,504	$181,692	$157,023	$140,540
Reimbursable payroll and related costs	20,535	45,975	64,049	60,398	55,630	46,499	36,375
Advisory services	1,801	1,611	2,244	2,086	—	—	—

Total revenues	144,825	199,114	285,046	259,988	237,322	203,522	176,915

Expenses:
Compensation and benefits	64,155	92,793	127,841	123,608	104,822	90,317	76,552
Member's profit sharing	—	—	116,000	146,000	110,000	90,000	82,000
Separation expense	116	810	2,330	—	—	—	—
General and administrative	18,657	15,395	21,957	20,141	16,003	14,714	11,724
Depreciation expense	1,662	1,852	2,446	2,403	2,086	1,627	1,382

Total expenses	84,590	110,850	270,574	292,152	232,911	196,658	171,658

Operating income (loss)	60,235	88,264	14,472	(32,164)	4,411	6,864	5,257
Interest and other income	1,698	224	497	139	125	91	182
Unrealized gains (losses) attributable to changes in fair value of stock accounted for under the fair value option	(290)	403	(4,556)	(19)	120	(82)	92

Income (loss) before income tax expense and equity in earnings (loss) of investee	61,643	88,891	10,413	(32,044)	4,656	6,873	5,531
Income tax expense	(654)	(204)	(280)	(80)	—	—	—
Equity in earnings (loss) of investee	115	122	160	299	212	185	(19)

Net income (loss)	$61,104	$88,809	$10,293	$(31,825)	$4,868	$7,058	$5,512

Net income attributable to noncontrolling interest	(60,134)

Net income attributable to RMR Inc.	$970

Operating and other information:
Total assets	$304,158		$287,223	$190,909	$220,393	$250,623	$185,205
Total liabilities	106,344		56,979	81,397	83,610	119,158	60,986
Total equity	197,814		230,244	109,512	136,783	131,465	124,219
Operating and other information (unaudited):
Historical cost of assets under management or total market capitalization(1)	$22,117,073	$25,176,585	$24,331,271	$24,575,285	$22,843,325	$20,527,073	$17,913,319
Adjusted EBITDA(2)	67,971	91,372	136,049	116,729	116,937	98,924	88,802
Adjusted EBITDA attributable to RMR Inc.(2)	3,850

(1)
Historical cost of assets under management, as defined in this footnote, is the principal basis on which business management fees payable to us by the REITs we manage were calculated until December 31, 2013. The historical cost of assets under management for a REIT includes the real estate it owns and consolidated assets invested directly or indirectly by the REIT in equity interests in or loans secured by real estate and personal property owned in connection with such real estate (including acquisition related costs which may be allocated to intangibles or are unallocated), all before reserves for depreciation, amortization, impairment charges or bad debts or other similar non-cash reserves. Since January 1, 2014, business management fees payable to us by the REITs we manage have been calculated monthly based upon the lesser of the historical cost of each REIT's assets under management or its total market capitalization, as defined in the applicable business management agreement. The amounts presented as of June 30, 2015, September 30, 2014 and June 30, 2014, reflect the aggregate of the lesser of historical cost of assets and market capitalization as of such date for each of the REITs we managed. The amounts presented as of an earlier date reflect the aggregate of the historical cost of assets under management for each of the REITs we managed. The amounts presented also include the market value of RIF's managed assets which is the basis on which its fees paid to RMR Advisors are calculated, but excludes the assets of the Managed Operators, AIC and RMR Trust as fees paid by those entities are calculated on different bases.

(2)
EBITDA, Adjusted EBITDA and Adjusted EBITDA attributable to RMR Inc. are calculated as presented in the table below. We consider EBITDA, Adjusted EBITDA and Adjusted EBITDA attributable to RMR Inc. to be appropriate measures of our operating performance, along with net income, net income attributable to RMR Inc., operating income and cash flow from operating activities. We believe that EBITDA, Adjusted EBITDA and Adjusted EBITDA attributable to RMR Inc. provide useful information to investors because by excluding the effects of certain historical amounts, such as Member's profit sharing, interest and depreciation expense, EBITDA, Adjusted EBITDA and Adjusted EBITDA attributable to RMR Inc. may facilitate a comparison of current operating performance with our past operating performance and with the performance of other asset management businesses. EBITDA, Adjusted EBITDA and Adjusted EBITDA attributable to RMR Inc. do not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income attributable to RMR Inc., operating income or cash flow from operating activities determined in accordance with GAAP, or as an indicator of financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. These measures should be considered in conjunction with net income, net income attributable to RMR Inc., operating income and cash flow from operating activities as presented in our consolidated statements of comprehensive income and consolidated statements of cash flows. Also, other asset management businesses may calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA attributable to RMR Inc. differently than we do. The following table is a reconciliation of net income (loss) to EBITDA, Adjusted EBITDA and Adjusted EBITDA attributable to RMR Inc. (amounts in thousands):

	Nine Months Ended June 30,		Fiscal Year Ended September 30,
	2015	2014	2014	2013	2012	2011	2010
Net income (loss)	$61,104	$88,809	$10,293	$(31,825)	$4,868	$7,058	$5,512
Plus: interest expense	—	100	144	52	103	157	—
Plus: income tax expense	654	204	280	80	—	—	—
Plus: depreciation expense	1,662	1,852	2,446	2,403	2,086	1,627	1,382

EBITDA	63,420	90,965	13,163	(29,290)	7,057	8,842	6,894
Plus: other asset amortization	645	—	—	—	—	—	—
Plus: transaction related costs	3,500	—	—	—	—	—	—
Plus: Member's profit sharing	—	—	116,000	146,000	110,000	90,000	82,000
Plus: separation expense	116	810	2,330	—	—	—	—
Plus: unrealized (gains) losses attributable to changes in fair value of stock accounted for under the fair value option	290	(403)	4,556	19	(120)	82	(92)

Adjusted EBITDA	$67,971	$91,372	$136,049	$116,729	$116,937	$98,924	$88,802

Adjusted EBITDA attributable to noncontrolling interest	(64,121)

Adjusted EBITDA attributable to RMR Inc.	$3,850

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        You should read the following discussion and analysis of the financial condition and results of operations together with the "Selected Historical Consolidated Financial Information and Other Data" and historical consolidated financial statements and related notes that are included elsewhere in this prospectus. This discussion and analysis contains forward looking statements and implications based upon current expectations that involve numerous risks and uncertainties. Our actual results could differ materially from those anticipated in these forward looking statements and implications as a result of various factors, including, but not limited to, those discussed under "Risk Factors" or elsewhere in this prospectus. See "Risk Factors" and "Special Note Regarding Forward Looking Statements."

Overview

        RMR Inc. is a newly formed Maryland corporation that is the managing member of and owns a 51.6% economic interest in RMR LLC, a Maryland limited liability company. RMR Inc. was formed in the Up-C Transaction. See "Organizational Structure—The Up-C Transaction." RMR Inc. is a holding company that conducts substantially all its business through its subsidiary, RMR LLC. Our principal business is providing business and property management and other services to our Client Companies. As of June 30, 2015, the over 1,300 properties which RMR LLC manages are located in 48 states, Washington, DC, Puerto Rico and Canada and they are principally owned by the four Managed REITs: GOV, HPT, SIR and SNH.

        The audited consolidated financial statements and unaudited condensed consolidated financial statements in this section include accounts of RMR Inc. or its predecessors, and periods presented in these statements prior to the Up-C Transaction are presented as if our predecessor entities, which were not then owned by a single entity, were wholly owned within a single legal entity.

        Substantially all of our revenues are derived from providing business and property management services to our clients. We also earn revenue from advisory services to RIF, a closed end mutual fund.

REITs

        The business management fees we earn from the real estate investment trusts, or REITs, we manage are principally based upon the lower of (i) the historical cost of each REIT's properties or (ii) each REIT's total market capitalization. The property management fees we earn from the REITs are principally based upon the gross rents collected at certain managed properties owned by the REITs, excluding rents or other revenues from hotels, travel centers, senior living properties and wellness centers. The following tables present a summary of the REITs we managed at June 30, 2015 and 2014 and September 30, 2014 and 2013, the historical cost of their properties or their total market capitalization, as applicable, on which the fees we earned were calculated for those periods and the fees we earned from those REITs for those periods:

		Historical Cost of Assets Under Management or Total Market Capitalization (in thousands)(1)
		As of June 30,		As of September 30,
REIT Name	Primary Strategy	2015	2014	2014	2013
GOV	Office buildings majority leased to government tenants	$1,954,831	$1,999,188	$2,000,973	$1,775,614
HPT	Hotels and travel centers	7,841,542	7,526,336	7,386,040	7,814,135
SIR	Lands and properties primarily leased to single tenants	4,226,857	1,998,578	1,954,473	1,703,947
SNH	Healthcare, senior living and medical office buildings	7,839,609	6,487,858	6,497,019	5,359,430
EQC	Office buildings	—	6,910,196	6,245,516	7,690,390

		$21,862,839	$24,922,156	$24,084,021	$24,343,516

(1)
Historical cost of assets under management, as defined in this footnote, are the principal basis on which business management fees payable to us by the REITs we manage were historically calculated until December 31, 2013. The historical cost of assets under management for a REIT includes the real estate it owns and consolidated assets invested directly or indirectly by the REIT in equity interests in or loans secured by real estate and personal property owned in connection with such real estate (including acquisition related costs which may be allocated to intangibles or are unallocated), all before reserves for depreciation, amortization, impairment charges or bad debts or other similar non-cash reserves. Since January 1, 2014, business management fees payable to us by the REITs we manage have been calculated monthly based upon the lesser of the historical cost of each REIT's assets under management or its total market capitalization, as defined in the applicable business management agreement. The amounts presented as of June 30, 2015, September 30, 2014 and June 30, 2014, reflect the lesser of historical cost of assets and market capitalization as of such date for each REIT we managed. The amounts presented as of an earlier date reflect the historical cost of assets under management for each REIT we managed.

	Management Fees Earned from REITs (in thousands)(1)
	Nine Months Ended June 30,		Fiscal Year Ended September 30,
REIT Name	2015	2014	2014	2013
GOV	$14,106	$13,590	$18,339	$16,777
HPT	29,576	31,257	40,889	38,011
SIR	19,804	12,961	17,249	13,439
SNH	33,829	26,582	37,226	34,604
EQC	6,097	50,233	81,632	71,622

	$103,412	$134,623	$195,335	$174,453

(1)
Includes base and incentive business management fees and property management fees, including construction supervision fees, if any, earned during the applicable period and excludes reimbursable payroll and related costs.

        EQC is a publicly traded REIT that primarily owns office properties. RMR LLC and EQC entered into a Termination and Cooperation Agreement that terminated their business and property management agreements on September 30, 2014. RMR LLC provided transition services to EQC's management and operations through February 28, 2015. RMR LLC continued to provide certain services for EQC in Australia until October 31, 2015, the effective date of the termination of this arrangement.

  Managed Operators, AIC and RMR Trust

        In addition to the business and property management services we provide to the Managed REITs, we provide business management services to the Managed Operators: Five Star, Sonesta and TA. Five Star operates senior living and healthcare facilities throughout the United States, many of which are owned by SNH. Sonesta manages and franchises hotels, resorts and cruise ships in the United States, Latin America, the Caribbean and the Middle East; some of Sonesta's U.S. hotels are owned by HPT. TA operates travel centers along the U.S. interstate highway system, many of which are owned by and leased from HPT, as well as convenience stores and gas stations. In addition we provide management services to certain other businesses, including RMR Trust and AIC. Generally our fees earned from business management services to companies other than the Managed REITs, are based on a percentage of certain revenues of the managed businesses. We also earn fees generally based upon rents collected for managing rental properties owned by RMR Trust and TA's headquarters building.

        Our revenues from services to the Managed Operators, AIC and RMR Trust in the aggregate were $21.8 million for both the nine months ended June 30, 2015 and 2014 and $31.0 million and $29.9 million for the fiscal years ended September 30, 2014 and 2013, respectively.

        Five Star generated $904.2 million of its $1,008.8 million in total revenues for the nine months ended June 30, 2015, or 89.6% of its total revenues for the period, from communities owned by SNH. HPT generated $176.5 million of its $1,373.1 million in total revenues for the nine months ended June 30, 2015, or 12.9% of its total revenues for the period, from assets related to TA and $192.1 million, or 14.0% of its total revenues for the period, from assets related to Sonesta. SNH generated $400.8 million of its $705.8 million in total revenues for the nine months ended June 30, 2015, or 56.8% of its total revenues for the period, from Five Star leased or managed communities. Sonesta generated $16.9 million of its $20.5 million in total revenues for the nine months ended June 30, 2015, or 82.4% of its total revenues for the period, from assets owned by HPT. TA generated $3,874.4 million of its $4,716.6 million in total revenues for the nine months ended June 30, 2015, or 82.1% of its total revenues for the period from assets owned by HPT.

  RMR Advisors

        RMR Advisors is a wholly owned subsidiary of RMR LLC, which is registered with the SEC as an investment advisory business. RMR Advisors provides advisory services to RIF, a closed end mutual fund and earns fees based upon the fair market value of the gross assets owned by RIF, including assets acquired with the use of debt or other leverage. The value of RIF's assets managed by RMR Advisors was $254.2 million and $254.4 million at June 30, 2015 and 2014, respectively, and $247.3 million and $231.8 million at September 30, 2014 and 2013, respectively. The advisory fees earned by RMR Advisors included in our revenue were $1.8 million and $1.6 million for the nine month periods ended June 30, 2015 and 2014, respectively, and $2.2 million and $2.1 million for the fiscal years ended September 30, 2014 and 2013, respectively.

  RMR Intl

        RMR Intl is a wholly owned subsidiary of RMR LLC whose sole business is holding the equity interests of RMR Australia Asset Management Pty Ltd, or RMR Australia, a company founded in 2012 to manage investments by EQC in Australia. RMR Australia holds an Australian financial services license granted by the Australian Securities & Investments Commission. RMR Intl revenues for the nine months ended June 30, 2015 were $240,000, which amount is included in the management fees from EQC set forth above. Effective October 31, 2015, the agreement for RMR Australia to manage investments by EQC in Australia terminated.

Business Environment and Outlook

        The continuation and growth of our business depends upon our ability to operate the Managed REITs' properties so as to maintain and grow their revenues and make investments in new properties which balance or offset property sales and to assist our Managed Operators to grow their businesses. Our business and the businesses of our Client Companies generally follow the business cycle of the U.S. real estate industry, but with property type and regional geographic variations. As the general U.S. economy expands commercial real estate occupancies increase and new real estate development occurs; new development frequently leads to increased real estate supply and reduces occupancies; and then the cycle repeats. At the same time these general trends can be impacted by property type characteristics or regional factors; for example, demographic factors such as the aging U.S. population or net in migration or out migration in different regions can slow, accelerate, overwhelm or otherwise impact general cyclical trends. Because of such multiple factors, we believe it is often possible to grow real estate based businesses in selected property types or geographic areas despite general national business trends. We also believe that these cyclical factors can be reinforced or sometimes overwhelmed by general economic factors; for example, the current expectation that U.S. interest rates will soon increase appears to be causing a general decline in the value of securities of real estate businesses that use large amounts of debt and that attract equity investors by paying dividends such as REITs. We try to take account of industry and general economic factors as well as specific property and regional geographic considerations when providing services to our Client Companies.

        At present we believe the expected rise in interest rates may temper real estate valuations in the near future and property acquisitions should be undertaken only on a selective basis. We also believe that because of the diversity of properties which our Client Companies own and operate, there will almost always be opportunities for growth in selected property types and locations and that we and our Client Companies should maintain financial flexibility using only reasonable amounts of debt so we and they will be able to take advantage of growth opportunities which come to our and their attention.

        See also "Risk Factors" above for discussion of some of the circumstances that may adversely affect our performance and the performance of our Client Companies.

Results of Operations

Nine Months Ended June 30, 2015 Compared to the Nine Months Ended June 30, 2014

        The following table presents the changes in our operating results for the nine months ended June 30, 2015 compared to the nine months ended June 30, 2014 (dollars in thousands):

	Nine Months Ended June 30,
			$ Change	% Change
	2015	2014
Revenues:
Management services	$122,489	$151,528	$(29,039)	(19.2)%
Reimbursable payroll and related costs	20,535	45,975	(25,440)	(55.3)%
Advisory services	1,801	1,611	190	11.8%

Total revenues	144,825	199,114	(54,289)	(27.3)%

Expenses:
Compensation and benefits	64,155	92,793	(28,638)	(30.9)%
Separation expense	116	810	(694)	(85.7)%
General and administrative	18,657	15,395	3,262	21.2%
Depreciation expense	1,662	1,852	(190)	(10.3)%

Total expenses	84,590	110,850	(26,260)	(23.7)%

Operating income	60,235	88,450	(28,029)	(31.8)%
Interest and other income	1,698	224	1,474	658.0%
Unrealized gains (losses) attributable to changes in fair value of stock accounted for under the fair value option	(290)	403	(693)	(172.0)%

Income before income tax expense and equity in earnings of investee	61,643	88,891	(27,248)	(30.7)%
Income tax expense	(654)	(204)	(450)	(220.6)%
Equity in earnings of investee	115	122	(7)	(5.7)%

Net income	$61,104	$88,809	$(27,705)	(31.2)%

Net income attributable to noncontrolling interest	(60,134)		(60,134)	—

Net income attributable to RMR Inc.	$970		$970	—

        Management services revenue.    Management services revenue includes fees we earned under our business and property management agreements. For the nine months ended June 30, 2015 and 2014 we earned management services revenue from the following sources (dollars in thousands):

	Management Services Revenue
	Nine Months Ended June 30,
Source	2015	2014	Change
Managed REITs	$97,315	$84,390	$12,925
Managed Operators	18,059	15,606	2,453
Other Client Companies	1,018	1,299	(281)
EQC	6,097	50,233	(44,136)

Total	$122,489	$151,528	$(29,039)

        Management services revenue decreased $29.0 million due to the termination of our management agreements with EQC effective September 30, 2014, partially offset by increases in revenues from the

Managed REITs arising from net property acquisitions in excess of dispositions completed after October 1, 2013 and to a lesser extent as a result of increased management fees from the Managed Operators as a result of increases in the amount of the Managed Operators revenues since October 1, 2013.

        Reimbursable payroll and related costs revenue.    Reimbursable payroll and related costs revenue primarily includes amounts reimbursed to us by the Managed REITs and EQC for certain property related employee compensation and benefits expenses incurred in the ordinary course of business in our capacity as property manager, at cost. A significant portion of these reimbursable payroll and related costs arises from services we provide that are paid by tenants of the Managed REITs. Reimbursable payroll and related costs revenue for the nine months ended June 30, 2015 and 2014 also includes non-cash share based payments made by certain of our Client Companies and EQC to our employees of $4.4 million and $7.8 million, respectively, including the accelerated vesting of certain EQC share grants upon the change of control of EQC in March 2014. Reimbursable payroll and related costs revenue decreased $25.4 million due primarily to a decrease in the number of property management personnel after our property management services to EQC ended on September 30, 2014.

        Advisory services revenue.    Advisory services revenue includes the fees RMR Advisors earns for managing RIF. These fees increased by $190,000 in the nine months ended June 30, 2015 compared to the nine months ended June 30, 2014 because of the increase in the average value of RIF's assets between these periods.

        Compensation and benefits.    Compensation and benefits consist of employee salaries and other employment related costs, including health insurance and expenses and contributions related to our employee retirement contribution plan. Compensation and benefits expense includes $4.4 million and $7.8 million, respectively, of non-cash share based compensation granted to some of our employees by certain of our Client Companies and EQC. Compensation and benefits expense decreased $28.6 million primarily due to a decrease in the number of property management personnel after our property management services to EQC ended on September 30, 2014 and a decrease in the value of certain shares granted to our employees by our Client Companies and EQC, partially offset by the accelerated vesting of certain share grants upon the change of control of EQC which occurred in March 2014.

        Separation expense.    Separation expense consists of costs related to one time employee termination payments incurred as part of the termination of our business management and property management agreements with EQC, which expense is not expected to be recurring.

        General and administrative.    General and administrative expenses consist of information technology related expenses, office related expenses, employee training, travel and related expenses, professional services expenses and other administrative expenses. General and administrative expenses for the 2015 period include $3.5 million of transaction related costs associated with the Up-C Transaction. General and administrative expenses increased $3.3 million due primarily to the transaction related costs associated with the Up-C Transaction in 2015, partially offset by costs related to information technology and process improvement initiatives implemented during 2014, as well as lower costs incurred for travel, temporary staffing and other costs as a result of the termination of our management agreements with EQC effective September 30, 2014.

        Depreciation expense.    Depreciation expense decreased $190,000 as a result of certain equipment and capitalized software additions becoming fully depreciated subsequent to October 1, 2013.

        Interest and other income.    Interest and other income increased $1.5 million primarily due to increased dividends received from the Managed REITs on common shares of the Managed REITs we owned, as well as interest on a larger amount of investable cash we had during the 2015 period when compared to the 2014 period.

        Unrealized gains (losses) attributable to changes in fair value of stock accounted for under the fair value option.    Unrealized gains (losses) attributable to changes in fair value of stock accounted for under the fair value option consists of unrealized gains or losses on our common shares of the Managed REITs based on changes in quoted market prices between the periods presented.

        Income tax expense.    For periods prior to the Up-C Transaction, income tax expense in the 2014 period primarily represents taxes incurred in Australia on income earned by the Australian subsidiary of RMR Intl, compared to the 2015 period when our Australian operations did not generate taxable income. Income tax expense in 2015 subsequent to the Up-C Transaction includes $654 of income tax expense attributable to RMR Inc. becoming a corporation subject to U.S. federal and state income tax with respect to our allocable share of any taxable income of RMR LLC and its wholly owned subsidiaries.

        Equity in earnings of investee.    Equity in earnings of investee represents our proportionate share of earnings from our investment in AIC for the nine months ended June 30, 2015 and 2014 and the change represents the decrease in AIC's profits in the 2015 period compared to the 2014 period.

Fiscal Year Ended September 30, 2014 Compared to the Fiscal Year Ended September 30, 2013

        The following table summarizes the changes in our operations for the fiscal year ended September 30, 2014 compared to the fiscal year ended September 30, 2013 (dollars in thousands):

	Fiscal Year Ended September 30,
			$ Change	% Change
	2014	2013
Revenues:
Management services	$218,753	$197,504	$21,249	10.8%
Reimbursable payroll and related costs	64,049	60,398	3,651	6.0%
Advisory services	2,244	2,086	158	7.6%

Total revenues	285,046	259,988	25,058	9.6%

Expenses:
Compensation and benefits	127,841	123,608	4,233	3.4%
Member's profit sharing	116,000	146,000	(30,000)	(20.5)%
Separation expense	2,330	—	2,330	N/A
General and administrative	21,957	20,141	1,816	9.0%
Depreciation expense	2,446	2,403	43	1.8%

Total expenses	270,574	292,152	(21,578)	(7.4)%

Operating income (loss)	14,472	(32,164)	46,636	(145.0)%
Interest and other income	497	139	358	257.6%
Unrealized losses attributable to changes in fair value of stock accounted for under the fair value option	(4,556)	(19)	(4,537)	N/A

Income (loss) before income tax expense and equity in earnings of investee	10,413	(32,044)	42,457	(132.5)%
Income tax expense	(280)	(80)	(200)	N/A
Equity in earnings of investee	160	299	(139)	(46.5)%

Net income (loss)	$10,293	$(31,825)	$42,118	(132.3)%

        Management services revenue.    For the fiscal years ending September 30, 2014 and 2013 we earned business and property management services revenue from the following sources (dollars in thousands):

	Management Services Revenue
	Fiscal Year Ended September 30,
Source	2014	2013	Change
Managed REITs	$113,703	$102,831	$10,872
Managed Operators	21,676	21,015	661
Other Client Companies	1,742	2,036	(294)
EQC	81,632	71,622	10,010

Total	$218,753	$197,504	$21,249

        Management services revenue increased $21.2 million due primarily to a $15.3 million incentive management fee we earned from EQC partially offset by lower business and property management fees of $5.3 million as a result of EQC's net property dispositions completed after October 1, 2013 and $10.9 million related to net property acquisitions by the Managed REITs completed after October 1, 2012.

        Reimbursable payroll and related costs revenue.    Reimbursable payroll and related costs revenue increased $3.7 million due primarily to the net increase in the number of REIT properties under management and resulting personnel additions, and because of annual employee salary increases. Reimbursable payroll and related costs revenue for the fiscal years ending September 30, 2014 and 2013 includes non-cash share based payments made by certain of our Client Companies and EQC to our employees of $11.4 million and $9.3 million, respectively, including the accelerated vesting of certain EQC share grants upon the change of control of EQC in March 2014. A significant portion of these reimbursable payroll and related costs arose from services we provided pursuant to our property management agreements that were paid by tenants of the Managed REITs and EQC.

        Advisory services revenue.    Advisory services revenue increased by $158,000 in our fiscal year 2014 compared to 2013 because of the increase in the value of RIF's assets between these periods.

        Compensation and benefits.    Compensation and benefits expense increased $4.2 million, primarily due to an increase in the number of our employees, annual employee salary increases and an increase in the value of the Client Company shares granted to our employees, and because of the accelerated vesting of certain EQC share grants upon the change of control of EQC in March 2014.

        Member's profit sharing.    Member's profit sharing was historically determined based on federal income tax concepts, including our historical cash method of accounting for tax purposes. Certain management fees earned in fiscal year 2012 were paid in fiscal year 2013 and these payments resulted in increased cash basis profits for tax purposes and in increased Member's profit sharing distributions being made in fiscal year 2013. These amounts are separately stated because of their significance and because they are not expected to be recurring after the Up-C Transaction.

        Separation expense.    Separation expense consists of costs related to one time employee termination payments incurred as part of the termination of our business management and property management agreements with EQC, which expense is not expected to be recurring.

        General and administrative.    General and administrative expense increased primarily due to increases in information technology costs during the fiscal year ended September 30, 2014, and by temporary staffing and other costs related to the termination of our management agreements with EQC, partially offset by a decrease in general and administrative expenses related to startup costs of our Australian operations incurred in the fiscal year ended September 30, 2013.

        Depreciation expense.    Depreciation expense increased $43,000 for our fiscal year 2014 compared to 2013 primarily as a result of equipment and capitalized software additions since October 1, 2012.

        Interest and other income.    Interest and other income increased $358,000 for our fiscal year 2014 compared to 2013 primarily due to increased dividends received from the Managed REITs on common shares of the Managed REITs we owned.

        Unrealized losses attributable to changes in fair value of stock accounted for under the fair value option.    Unrealized losses attributable to changes in fair value of stock accounted for under the fair value option for 2014 consists of unrealized losses on the increased number of Managed REITs' common shares we owned at our fiscal year end 2014 compared to our fiscal year end 2013 and aggregate net changes in the market values of those shares between the dates those shares were acquired and the values on the reporting dates.

        Income tax expense.    Income tax expense primarily represents taxes incurred on income earned in Australia.

        Equity in earnings of investee.    Equity in earnings of investee represents our proportionate share of earnings from our investment in AIC for the fiscal years ended September 30, 2014 and 2013.

Liquidity and Capital Resources

        We regularly monitor our liquidity position, including cash and cash equivalents, working capital, outstanding commitments and other liquidity requirements. Cash and cash equivalents include all short term, highly liquid investments that are readily convertible to known amounts of cash and also have original maturities of three months or less from the date of purchase. Prior to the Up-C Transaction, we used cash and cash equivalents to fund our working capital needs and various business ventures or distributed it to RMR Trust, our then sole member.

        Our current assets have historically been comprised of cash, cash equivalents and receivables for business and property management and advisory services fees. Our current liabilities have historically included accrued expenses, including accrued employee compensation. We have historically paid a significant portion of employee compensation as annual cash bonuses during the last quarter of our fiscal year. Therefore, our cash balances generally have been at their lowest near the end of our fiscal fourth quarter after cash bonuses were paid to our employees and Member's profit sharing payments were made. Our cash balances then typically increase over the remainder of the next fiscal year. Our expectation is that payments of profit sharing will not continue to be paid at the end of our fiscal year in future periods; instead, we expect cash distributions by RMR LLC to RMR Trust and RMR Inc. to be made more ratably throughout the year. However, we do expect that employee cash bonuses will continue to be paid in the last quarter of each fiscal year.

        As of September 30, 2014 and 2013, we had cash and cash equivalents of $141.7 million and $14.6 million, respectively, with $124.6 million and $4.6 million invested in money market funds. The increase in cash and cash equivalents principally reflects a contribution of $110.6 million to us from RMR Trust in the fiscal year ended September 30, 2014.

        As of June 30, 2015, we had cash and cash equivalents of $26.5 million, including $20.5 million invested in money market funds. The decrease in cash and cash equivalents when compared to September 30, 2014 reflects certain distributions to RMR Trust as part of the reorganization in anticipation of the Up-C Transaction, including cash that had been paid or contributed to RMR LLC by RMR Trust in 2014, partially offset by cash generated from operations.

        Our liquidity is highly dependent upon our receipt of fees from the businesses that we manage. Historically we have funded our working capital needs with cash generated from our operating activities and we currently do not maintain any credit facilities under which borrowings are available to us. We expect that our future working capital needs will relate largely to our operating expenses, primarily consisting of compensation and benefits costs, our obligation to make quarterly distributions to the members of RMR LLC and our plan to pay quarterly dividends to RMR Inc. shareholders. Our management fees are typically payable to us within 30 days of the end of the respective month or, in the case of annual incentive business management fees, within 30 days following the respective calendar year end as specified in our management agreements. Historically, we have not experienced losses on collection of our fees and have not recorded any allowances for bad debts.

        In anticipation of the Up-C Transaction, we distributed substantially all of our cash and cash equivalents to RMR Trust. We believe that the cash we retained following that distribution and the cash provided by our operating activities will be sufficient to meet our operating needs and commitments for the next 12 months and for the foreseeable future.

Cash Flows

  Nine months ended June 30, 2015 compared to the nine months ended June 30, 2014

        Our changes in cash flows for the nine months ended June 30, 2015 compared to the comparable prior year period were as follows: (i) cash provided by operating activities increased from $17.5 million in the 2014 period to $93.6 million in the 2015 period; (ii) cash from investing activities decreased from $1.0 million provided by investing activities in the 2014 period to $42.6 million of cash used in investing activities in the 2015 period; and (iii) cash from financing activities changed from $57.0 million of cash provided by financing activities in the 2014 period to $166.2 million of cash used in financing activities in the 2015 period. Exchange rate fluctuations in connection with our Australian business activities resulted in a $64,000 decrease in cash in the 2014 period and a $12,000 increase in cash in the 2015 period.

        The increase in cash provided by operating activities for the nine months ended June 30, 2015, compared to the comparable prior year period primarily reflects changes in our working capital accounts in the 2015 period, including the collection of accounts receivable from an unrelated party (i.e., from EQC which ceased to be a related party after it experienced a change of control during the 2014 period). The decrease in cash from investing activities for the nine months ended June 30, 2015 as compared to the comparable prior year period was due primarily to our acquisition of our investment in RMR LLC during the 2015 period. The change in cash from financing activities for the nine months ended June 30, 2015 as compared to the comparable prior year period was primarily due to a distribution to RMR Trust in the 2015 period as opposed to an advance from RMR Trust in the 2014 period.

  Fiscal year ended September 30, 2014 compared to the fiscal year ended September 30, 2013

        Our changes in cash flows for the fiscal year ended September 30, 2014 compared to the prior fiscal year were as follows: (i) cash provided by operating activities increased from $6.1 million in 2013 to $31.7 million in 2014; (ii) cash used in investing activities increased from $1.9 million in 2013 to $15.0 million in 2014; and (iii) cash provided by financing activities increased from $4.7 million in 2013 to $110.6 million in 2014. In 2014 and 2013, exchange rate fluctuations in connection with our Australian business activities resulted in a decrease in cash of $132,000 and $62,000, respectively.

        The increase in cash provided by operating activities for the fiscal year ended September 30, 2014 compared to the prior fiscal year primarily reflects increases in revenue generated under our management agreements and favorable changes in our working capital accounts in 2014. The increase in cash used in investing activities for the fiscal year ended September 30, 2014 as compared to the prior fiscal year was due primarily to our acquisition of 500,000 SIR common shares in July 2014. The increase in cash provided by financing activities for the fiscal year ended September 30, 2014 as compared to the prior fiscal year was primarily due to an increase in contributions from our Members in 2014.

Off Balance Sheet Arrangements

        As of June 30, 2015 and September 30, 2014, we had no off balance sheet arrangements that have had or that we expect would be reasonably likely to have a future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Tax Receivable Agreement

        We have entered into the Tax Receivable Agreement with RMR Trust that provides for the payment by RMR Inc. to RMR Trust of 85.0% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that it realizes as a result of (a) the increases in tax basis attributable to its dealings with RMR Trust and (b) tax benefits related to imputed interest deemed to be paid by it as a result of the Tax Receivable Agreement. See "Organizational Structure—Tax Receivable Agreement."

Market Risk and Credit Risk

        Our business is not capital intensive; we do not invest in derivative instruments, borrow through issuing debt securities or transact a significant part of our business in foreign currencies. As a result, we are not subject to significant market risk (including interest rate risk, foreign currency exchange rate risk and commodity price risk) or credit risk. To the extent we change our approach on the foregoing activities, or engage in other activities, our market and credit risks could change.

  Risks Related to Cash and Short Term Investments

        Our cash and cash equivalents include short term highly liquid investments readily convertible to known amounts of cash and have original maturities of three months or less from the date of purchase. We invest most of our cash in money market funds. The majority of our cash is maintained in U.S. bank accounts. Some U.S. bank account balances exceed the FDIC coverage limit. We believe our cash and short term investments are not subject to any material interest rate risk, equity price risk, credit risk or other market risk.

  Exchange Rate Risk

        We are exposed to the risk that the exchange rate of the U.S. dollar relative to other currencies may have an adverse effect on the reported value of our non-U.S. dollar denominated or based assets and liabilities. In addition, the reported amounts of our management and advisory revenues may be affected by movements in the rate of exchange between the Australian dollar and the U.S. dollar, in which our financial statements are denominated. For the year ended September 30, 2014 and the nine months ended June 30, 2015, the net impact of the fluctuation of foreign currencies in other comprehensive income in the consolidated statements of comprehensive income were expenses of $125,000 and $167,000, respectively. We have not entered into any transactions to hedge our exposure to these foreign currency fluctuations through the use of derivative instruments or other methods. We do not believe these risks are material to us at this time, but they could become material if we significantly expand our non-U.S. dollar business activities.

Contractual Obligations

        The following table sets forth information relating to our contractual obligations as of September 30, 2014 (dollars in thousands):

	Payments due by period
Contractual obligations	Total	Less than 1 year	1 - 3 years	3 - 5 years	More than 5 years
Operating leases	$16,619	$3,147	$5,709	$4,701	$3,062

        Subsequent to September 30, 2014, we amended three existing lease agreements and entered into 13 new lease agreements with RMR Trust and the Managed REITs for our home and other office space totaling 156,880 rentable square feet. These lease agreements, all commenced effective January 1, 2015, and expire at various dates through 2025.

Critical Accounting Policies

        An understanding of our accounting policies is necessary for a complete analysis of our results, financial position, liquidity and trends. The preparation of our financial statements requires management to make certain critical accounting estimates and judgments that impact (i) the reported amounts of revenue and expenses during the reporting periods and (ii) our principles of consolidation. These accounting estimates are based on our management's judgment. We consider them to be critical because of their significance to the financial statements and the possibility that future events may cause differences from current judgments or that the use of different assumptions could result in materially different estimates. We review these estimates on a periodic basis to test their reasonableness. Although actual amounts likely differ from such estimated amounts, we believe such differences are not likely to be material.

        Revenue Recognition.    Our principal sources of revenue are:

  •
  business management fees, including base and incentive business management fees; and

  •
  property management fees, including construction supervision fees and reimbursement for certain payroll and related expenses.

        We recognize revenue from business management and property management fees as earned in accordance with our management agreements. We consider the incentive part of our business management fees from the REITs that we manage to be contingent performance based fees, which we recognize as revenue when earned at the end of each respective measurement period. We also recognize as revenue certain payroll reimbursements in our capacity as property manager, at cost, when we incur the related reimbursable payroll and related costs on behalf of our Client Companies. See the "Revenue Recognition" section of Note 2, Summary of Significant Accounting Policies included in the audited consolidated financial statements included in this prospectus for a detailed discussion of our revenue recognition policies and our contractual arrangements.

        Consolidation.    The consolidated financial statements include only the accounts of the entities we control. We continually assesses whether our existing contractual rights give us the ability to direct the activities of the entities we manage that most significantly affect the results of that entity. The activities and factors we consider include, but are not limited to:

  •
  our representation on the entity's governing body;

  •
  the size of our ownership in the entities we manage; and

  •
  our contractual authority to make policy and strategic decisions without further approval or oversight of the entity's governing body.

        Based on our historical assessments, we have not consolidated the entities we manage. We will reassess these conclusions if and when facts and circumstances indicate that there are changes to the elements evidencing control.

        JOBS Act.    We will qualify as an "emerging growth company" under the JOBS Act and will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and, as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements.

        Recent Accounting Developments.    For a discussion of recently issued accounting pronouncements and their impact or potential impact on our consolidated financial statements, see Note 4, Recent Accounting Pronouncements, of the audited consolidated financial statements included in this prospectus.

 BUSINESS

Our Company

        RMR Inc. owns a 51.6% economic interest in and is the managing member of RMR LLC. Substantially all of the business of RMR Inc. is conducted by RMR LLC. RMR LLC was founded in 1986 to invest in real estate and manage real estate related businesses. Our business primarily consists of providing management services to four publicly owned real estate investment trusts, or REITs, and three real estate operating companies. Since its founding, RMR LLC has substantially grown the amount of real estate assets under management and the number of real estate businesses it manages. As of June 30, 2015, we had $22.1 billion of real estate assets under management, including more than 1,300 properties, which are primarily owned by the Managed REITs. We believe our 20 year management agreements with the Managed REITs create a secure base of revenues to operate and grow our business.

        As manager of the Managed REITs, we are responsible for implementing investment strategies and managing day to day operations, subject to supervision and oversight by each Managed REIT's board of trustees. The Managed REITs have no employees and we provide the personnel and services necessary for each Managed REIT to conduct its business. These Managed REITs invest in diverse income producing properties as follows:

  •
  Government Properties Income Trust (NYSE: GOV) primarily owns office properties leased to the U.S. government and state governments. As of June 30, 2015, GOV owned 72 properties (92 buildings) located in 31 states and the District of Columbia.

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  Hospitality Properties Trust (NYSE: HPT) primarily owns hotel and travel center properties. As of June 30, 2015, HPT owned 484 properties (293 hotels and 191 travel centers) located in 44 states, Puerto Rico and Canada.

  •
  Select Income REIT (NYSE: SIR) primarily owns properties that are leased to single tenants, including industrial and commercial lands on the island of Oahu, Hawaii. As of June 30, 2015, SIR owned 116 properties (355 buildings, leasable land parcels and easements) located in 35 states.

  •
  Senior Housing Properties Trust (NYSE: SNH) primarily owns independent and assisted living communities, continuing care retirement communities, nursing homes, wellness centers and properties leased to medical service providers, clinics, biotech laboratory tenants and other medical related businesses. As of June 30, 2015, SNH owned 428 properties (452 buildings) located in 43 states and the District of Columbia.

        We also provide management services to three real estate operating companies that have diverse businesses as follows:

  •
  Five Star Quality Care, Inc. (NYSE: FVE) is a national healthcare and senior living services company that operates senior living communities, including independent living, assisted living, continuing care and skilled nursing facilities, many of which are owned by SNH. As of June 30, 2015, Five Star operated 272 senior living communities located in 32 states.

  •
  Sonesta International Hotels Corporation, or Sonesta, manages and franchises an international collection of hotels, resorts and cruise ships offering upscale and extended stay accommodations to travelers, including hotels in the United States owned by HPT. As of June 30, 2015, Sonesta's business included 58 properties in nine countries.

  •
  TravelCenters of America LLC (NYSE: TA) operates a national chain of full service travel centers located along the U.S. Interstate Highway System, many of which are owned by HPT, and also operates convenience stores with retail gasoline stations. As of June 30, 2015, TA's business included 252 travel centers in 43 states and Ontario, Canada and 79 gasoline/convenience stores in nine states.

        RMR Advisors, a wholly owned subsidiary of RMR LLC, is an investment advisor registered with the SEC, which provides advisory services to the RMR Real Estate Income Fund (NYSE MKT: RIF), a closed end investment company focused on investing in real estate securities, including REITs and other dividend paying securities (excluding our Client Companies). RMR Advisors has been managing investments in real estate securities since 2003.

Our Business Strategy

        Our business strategy is to provide a full range of management services to our Client Companies and to increase the number of clients to which we provide services. Historically, we have grown our revenues by working with our clients to grow their businesses and by creating new clients. We believe that our current management platform provides a solid basis on which to expand into services similar to those we currently provide, including for example, managing private capital investments in real estate, managing investments in real estate debt and managing other types of yield focused entities, such as mortgage REITs, business development corporations and master limited partnerships.

        We believe that we have several strengths that distinguish our business:

  •
  Stable Revenue Base.  Our revenues are primarily from recurring fees earned under long term agreements with high credit quality companies. Our agreements with the Managed REITs extend for 20 year terms. For the nine months ended June 30, 2015, 79.5% of our total revenue was from the Managed REITs. In addition, the businesses of the Managed Operators are conducted in large part at properties under long term leases and management arrangements with the Managed REITs.

  •
  Attractive Cash Flow and Dividend.  Our pro forma Adjusted EBITDA and pro forma net income for the nine months ended June 30, 2015 were $67.9 million and $44.8 million, respectively.(2) We expect to have no debt outstanding immediately following the Distribution. We expect that our planned dividend rate of $0.25 per share per quarter ($1.00 per share per year) will be well covered by our earnings and cash flows.

  •
  Diverse Sources of Revenue.  We provide management services to a wide range of real estate assets and businesses that include healthcare facilities, senior living and other apartments, hotels, office buildings, industrial buildings, leased lands, travel centers, retail stores, and various specialized properties such as properties leased to government tenants and properties specially designed for medical and biotech research. The properties and businesses we manage are located throughout the United States in 48 states, Washington, D.C. and Puerto Rico.

  •
  Proven Ability to Grow.  Since the founding of RMR LLC in 1986, we have substantially grown our real estate assets under management and the number and variety of real estate businesses we manage. As of June 30, 2015, we managed more than 1,300 properties representing $22.1 billion of invested capital of four REITs as well as three real estate operating companies. The synergies among our clients may also facilitate their and our growth. In the past, we have assisted our clients in realizing investment opportunities by working together to make acquisitions. We expect to use our operating cash flow and, as a public company, we may use our equity to fund our growth.

(2)
Adjusted EBITDA is a non-GAAP financial measure. For a reconciliation of our pro forma Adjusted EBITDA to our pro forma net income, see footnote (1) to "Summary Selected Consolidated Historical and Pro Forma Financial Information and Other Data" beginning on page 10.

  •
  Quality and Depth of Management.  Our highly qualified and experienced management team provides a broad base of deep expertise to our clients. Our senior management has worked together through several business cycles in which they acquired, financed, managed and disposed of real estate assets and started real estate businesses. As of June 30, 2015, we employed over 400 real estate professionals in 25 offices throughout the United States, and the companies we manage collectively had over 50,000 employees. We also have a proven track record of assisting our clients to grow by successfully accessing the capital markets; since our founding in 1986, our clients have successfully completed over $30.0 billion of financing in over 150 capital raising transactions.

  •
  Alignment of Interests.  We believe our structure fosters strong alignment of interests between our principal executive officers and our shareholders because our principal executives, Barry M. Portnoy and Adam D. Portnoy, have a combined direct and indirect 51.6% economic interest in RMR LLC.

        We can provide no assurance that we will be able to implement our business strategy or achieve our desired growth. Our business and the businesses of our Client Companies are subject to a number of risks and uncertainties. See "Risk Factors" beginning on page 13.

Our Management Agreements with the Managed REITS

        RMR LLC has entered a business management agreement and a property management agreement with each Managed REIT. The following is a summary of the terms of our business and property management agreements with the Managed REITs. The summary does not purport to be complete and is subject to, and qualified in its entirety by, reference to the actual agreements, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

  Business Management Services

        Each business management agreement requires RMR LLC to use its reasonable best efforts to present the Managed REIT with a continuing and suitable real estate investment program consistent with the REIT's real estate investment policies and objectives. Subject to the overall management, direction and oversight of the Board of Trustees of each Managed REIT, RMR LLC has the responsibility to:

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  provide research and economic and statistical data in connection with the Managed REIT's real estate investments and recommend changes in the Managed REIT's real estate investment policies when appropriate;

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  investigate, evaluate and negotiate contracts for the investment in, or the acquisition or disposition of, real estate and related interests, financing and refinancing opportunities and make recommendations concerning specific real estate investments to the Board of Trustees of the Managed REIT;

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  investigate, evaluate, prosecute and negotiate any of the Managed REIT's claims in connection with its real estate investments or otherwise in connection with the conduct of the Managed REIT's business;

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  administer bookkeeping and accounting functions as required for the Managed REIT's business and operation, contract for audits and prepare or cause to be prepared reports and filings required by any governmental authority in connection with the conduct of the Managed REIT's business, and otherwise advise and assist the Managed REIT with its compliance with applicable legal and regulatory requirements;

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  advise and assist in the preparation of all equity and debt offering documents, and all registration statements, prospectuses or other documents filed by the Managed REIT with the SEC or any state;

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  retain counsel, consultants and other third party professionals on behalf of the Managed REIT;

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  provide internal audit services;

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  advise and assist with the Managed REIT's risk management and business oversight function;

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  advise and assist the Managed REIT with respect to the Managed REIT's public relations, preparation of marketing materials, Internet website and investor relations services;

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  provide communications facilities for the Managed REIT and its officers and trustees and provide meeting space as required;

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  provide office space, equipment and experienced and qualified personnel necessary for the performance of the foregoing services; and

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  to the extent not covered above, advise and assist the Managed REIT in the review and negotiation of the Managed REIT's contracts and agreements, coordination and supervision of all third party legal services and oversight for processing of claims by or against the Managed REIT.

  Property Management Services

        Under each property management agreement, RMR LLC is required to act as managing agent for each Managed REIT's properties and devote such time, attention and effort as may be appropriate to operate and manage the Managed REIT's properties in a diligent, orderly and efficient manner. Subject to the overall management and supervision of the Board of Trustees of each Managed REIT, RMR LLC has the responsibility to:

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  seek tenants for the Managed REIT's properties and negotiate leases;

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  collect rents and other income from the Managed REIT's properties;

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  make contracts for, and supervise repairs and/or alterations on, the Managed REIT's properties;

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  for the Managed REIT's account and at its expense hire, supervise and discharge employees as required for the efficient operation and maintenance of the Managed REIT's properties;

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  obtain appropriate insurance for the Managed REIT's properties and notify the Managed REIT's insurance carriers with respect to casualties or injuries at the properties;

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  procure supplies and other necessary materials;

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  pay from rental receipts, other income derived from the Managed REIT's properties or other monies made available by the Managed REIT for such purpose, all costs incurred in the operation of the Managed REIT's properties that are expenses of the Managed REIT;

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  establish reasonable rules and regulations for tenants of the Managed REIT's properties;

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  institute or defend, on the Managed REIT's behalf and in the Managed REIT's name, any and all legal actions or proceedings relating to the operation of the Managed REIT's properties;

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  maintain the books and records of the Managed REIT reflecting the management and operation of the Managed REIT's properties and prepare and deliver statements of expenses for tenants of the REIT's properties;

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  aid, assist and cooperate with the Managed REIT in matters relating to taxes and assessments and insurance loss adjustments;

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  provide emergency services as may be required for the efficient management and operation of the Managed REIT's properties; and

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  arrange for day to day operations of the Managed REIT's properties, including water, fuel, electricity, cleaning and other services.

  Term and Termination

        The terms of the business and property management agreements with each Managed REIT end on December 31, 2035, and automatically extend on December 31st of each year so that the terms thereafter end on the 20th anniversary of the date of the extension. A Managed REIT has the right to terminate its management agreements with RMR LLC: (1) at any time on 60 days' written notice for convenience, (2) immediately upon written notice for cause, as defined in the agreement, (3) on written notice given within 60 days after the end of any calendar year for a performance reason, as defined in the agreements, and (4) by written notice during the 12 months following a manager change of control, as defined in the agreements. RMR LLC has the right to terminate the management agreements for good reason, as defined in the agreements.

        If a Managed REIT terminates a management agreement for convenience, or if RMR LLC terminates a management agreement with a Managed REIT for good reason, the Managed REIT is obligated to pay RMR LLC a termination fee equal to the sum of the present values of the monthly future fees, as defined in the agreement, payable for the remaining term of the agreement, assuming it had not been terminated. If a Managed REIT terminates a management agreement for a performance reason, as defined in the agreement, the Managed REIT is obligated to pay RMR LLC the termination fee calculated as described above, but assuming a remaining term of ten years.

        The management agreements provide for certain proportional adjustments to the termination fees if a Managed REIT merges with another REIT to which RMR LLC is providing management services or if the Managed REIT spins off a subsidiary to which it contributed properties and to which RMR LLC is providing management services both at the time of the spin off and on the date of the expiration or termination of either of the management agreements.

        A Managed REIT is not required to pay any termination fee if it terminates its business or property management agreements for cause, or as a result of a manager change of control, in each case as defined in such agreements.

  Business Management Fees and Expense Reimbursement

        Each business management agreement between RMR LLC and a Managed REIT provides for (i) an annual base management fee, payable monthly, and (ii) an annual incentive management fee.

        The annual base management fee generally is calculated as the lesser of:

  •
  the sum of (a) 0.5% of the historical cost of transferred real estate assets, if any, as defined in the applicable business management agreement, plus (b) 0.7% of the average invested capital (exclusive of the transferred real estate assets), as defined in the applicable business management agreement, up to $250.0 million, plus (c) 0.5% of the average invested capital exceeding $250.0 million; and

  •
  the sum of (a) 0.7% of the average market capitalization, as defined in the applicable business management agreement, up to $250.0 million, plus (b) 0.5% of the average market capitalization exceeding $250.0 million.

The base management fee is payable monthly in arrears, based on the Managed REIT's monthly financial statements and average market capitalization for the applicable month.

        The annual incentive management fee payable by each Managed REIT to RMR LLC, if any, is calculated as follows:

  •
  An amount equal to 12.0% of the product of (a) the equity market capitalization of the Managed REIT, as defined in the agreement, and (b) the amount, expressed as a percentage, by which the Managed REIT's total return per share, as defined in the agreement, exceeds the benchmark total return per share, as defined in the agreement, of a specified REIT index identified in the management agreement for the measurement period. Generally, total return per share measures the change in the Managed REIT's share price plus dividends. The benchmark return per share is also adjusted if the total return per share exceeds 12.0% per year in any measurement period.

  •
  The current measurement period is defined as the two year period ending December 31, 2015 and thereafter a three year period ending on each December 31.

  •
  Generally, no incentive management fee is payable by a Managed REIT unless the Managed REIT's total return per share during the measurement period is positive.

  •
  The incentive management fee payable by a Managed REIT is also subject to a cap equal to the value of 1.5% of the Managed REIT's common shares then outstanding multiplied by the average closing price of the Managed REIT's common shares during the last 30 trading days of the relevant measurement period.

  •
  Also, if a Managed REIT's financial statements are restated due to material non-compliance with any financial reporting requirements under the securities laws as a result of the bad faith, fraud, willful misconduct or gross negligence of RMR LLC, for one or more periods in respect of which RMR LLC received an incentive management fee, the incentive management fee payable with respect to periods for which there has been a restatement shall be recalculated by and approved by a majority vote of, the Managed REIT's Independent Trustees in light of such restatement, and RMR LLC may be required to pay to the Managed REIT an amount equal to the value in excess of that which RMR LLC would have received based upon the incentive management fee as recalculated, either in cash or the Managed REIT common shares.

        If the business management agreement is terminated, the base management fee and incentive management fee due in respect of any partial period prior to the date of termination will be prorated as provided in the agreement.

        Under each business management agreement: the Managed REIT pays or reimburses RMR LLC for all of the expenses relating to the Managed REIT's activities, including the costs and expenses of investigating, acquiring, owning and disposing of its real estate (third party property diligence costs, appraisal, reporting, audit and legal fees), its costs of borrowing money, its costs of securities listing, transfer, registration and compliance with reporting requirements and its costs of third party professional services, including legal and accounting fees; and RMR LLC bears its general and administrative expenses relating to its performance of its obligations under the agreement, including expenses of its personnel, rent and other office expenses. Also, the allocable cost of internal audit services is reimbursed by each Managed REIT to RMR LLC.

  Property Management Fees and Expense Reimbursement

        No property management fees are payable by a Managed REIT to RMR LLC for any hotels, senior living communities or travel centers which are leased to, or managed by, a Managed Operator or another operating business such as a hotel management company or a senior living or healthcare services provider. For other properties, each property management agreement between RMR LLC and a Managed REIT provides for (1) a management fee equal to 3.0% of the gross rents collected from tenants, and (2) a construction supervision fee equal to 5.0% of the cost of any construction, renovation or repair activities at the Managed REIT's properties, other than ordinary maintenance and repairs. Also, under each property management agreement, the Managed REIT pays certain allocable expenses of RMR LLC in the performance of its duties, including wages for on site property management personnel and allocated costs of centralized property management services.

  Other Provisions

        Under both the business and property management agreements, each Managed REIT has agreed to indemnify RMR LLC, its members, officers, employees and affiliates against liabilities relating to acts or omissions of RMR LLC with respect to the provision of services by RMR LLC, except to the extent such provision was in bad faith or fraudulent, was willful misconduct or was grossly negligent. In addition, each management agreement provides that any disputes, as defined in those agreements, arising out of or relating to the agreement or the provision of services pursuant thereto, upon the demand of a party to the dispute, will be subject to mandatory arbitration in accordance with procedures provided in the agreement.

Our Management Agreements with the Managed Operators

        RMR LLC provides services and earns fees pursuant to a business management agreement with each of the Managed Operators. Under these agreements, RMR LLC provides services to the Managed Operators relating to, or assists them with, among other things, their compliance with various laws and rules applicable to them, capital markets and financing activities, maintenance of their properties, selection of new business sites and evaluation of other business opportunities, accounting and financial reporting, internal audit, investor relations and general oversight of the company's daily business activities, including legal and tax matters, human resources, insurance programs and management information systems.

        Each Managed Operator is obligated to pay RMR LLC a fee under its business management agreement in an amount equal to 0.6% of: (i) for Five Star, Five Star's revenues from all sources reportable under GAAP, other than revenues reportable by Five Star with respect to properties for which Five Star provides management services, plus the gross revenues of properties managed by Five Star determined in accordance with GAAP; and (ii) for Sonesta, Sonesta's revenues from all sources reportable under GAAP, other than any revenues reportable by Sonesta with respect to hotels for which Sonesta provides management services, plus the revenues of hotels managed by Sonesta (except to the extent such managed hotel revenues are included in Sonesta's gross revenues under GAAP); and (iii) for TA, the sum of TA's gross fuel margin, determined as TA's fuel sales revenues less its cost of fuel sales, plus TA's total non fuel revenues. In addition, the business management agreement with each Managed Operator provides that the compensation of senior executives of the Managed Operator, who are also employees or officers of RMR LLC, is the sole responsibility of the party to or on behalf of which the individual renders services. In the past, because at least 80.0% of each of these executives' business time was devoted to services to the Managed Operator, 80.0% of these executives total cash compensation was paid by the Managed Operator and the remainder was paid by RMR LLC.

        The business management agreements have an initial term (i) for Five Star and TA, ending on December 31, 2015 and (ii) for Sonesta, ending on December 31, 2016. The terms of these agreements automatically renew for successive one year terms, unless RMR LLC or the applicable Managed Operator gives notice of non-renewal before the expiration of the applicable term. Also, a Managed Operator may terminate its business management agreement at any time (i) for Five Star and TA, on 60 days' notice and RMR LLC may terminate such agreements at any time on 120 days' notice and (ii) for Sonesta, on 30 days' notice and RMR LLC may terminate its agreement with Sonesta on 30 days' notice. If Five Star or TA terminates or elects not to renew its agreement, other than for cause as defined in each agreement, the Managed Operator is obligated to pay RMR LLC a termination fee equal to 2.875 times the sum of the annual base management fee and the annual internal audit services expense, which amounts are based on averages during the 24 consecutive calendar months prior to the date of notice of nonrenewal or termination.

        Each Managed Operator has agreed to indemnify RMR LLC, its members, officers, employees and affiliates against liabilities relating to acts or omissions of RMR LLC with respect to the provision of services by RMR LLC, except to the extent such provision was in bad faith or was grossly negligent. In addition, each agreement provides that any disputes, as defined in those agreements, arising out of or relating to the agreement or the provision of services pursuant thereto, upon the demand of a party to the dispute, shall be subject to mandatory arbitration in accordance with procedures provided in the agreement.

Our Advisory Agreement with RIF

        RMR Advisors is party to an investment advisory agreement with RIF pursuant to which it provides RIF with a continuous investment program, makes day to day investment decisions and generally manages the business affairs of RIF in accordance with its investment objectives and policies. RMR Advisors is compensated pursuant to that agreement at an annual rate of 0.85% of RIF's average daily managed assets, as defined in the agreement. Average daily managed assets includes the net asset value attributable to RIF's outstanding common shares, plus the liquidation preference of RIF's outstanding preferred shares plus the principal amount of any borrowings evidenced by notes, commercial paper or other similar instruments issued by RIF. The agreement continues from year to year or for such longer term as may be approved by RIF's board of trustees, as permitted by the Investment Company Act. So long as required by the Investment Company Act, the agreement is terminable by RIF on 60 days' notice and automatically in the event of an assignment, as defined in the Investment Company Act.

Our Management Agreements with AIC and RMR Trust

        RMR LLC provides business management services to AIC for a fee calculated as 3.0% of the total premiums paid for insurance arranged by AIC.

        RMR LLC also provides business and property management services to our controlling shareholder, RMR Trust, for which we receive, depending upon the services provided, a business management fee, payable monthly in arrears, in an amount equal to 0.6% of RMR Trust's revenues from all sources reportable under GAAP, a property management fee in an amount equal to 3.0% of rents collected from managed properties and a construction supervision fee in an amount equal to 5.0% of the cost of any construction, renovation or repair activities at the managed properties, other than ordinary maintenance and repairs.

        For additional information concerning our relationships with the companies we currently manage, see "Certain Relationships and Related Person Transactions."

Financing Strategy

        We do not expect to have any indebtedness outstanding immediately following the Distribution. However, our governing documents do not limit the amount of debt we may incur or other financial leverage we may use. We may incur indebtedness in the future if our Board of Directors determines it is appropriate to do so to fund our growth or otherwise promote our business. We intend to manage our capital structure in order to provide sufficient capital to execute our business strategies. We may from time to time use derivative instruments primarily to manage interest rate risk. We do not intend to use such derivatives to speculate.

Regulation

        We and our Client Companies are subject to supervision and regulation by state, federal and non-U.S. governmental authorities and are subject to various laws and judicial and administrative decisions imposing various requirements and restrictions upon the ways in which we and our Client Companies do business including various requirements for public disclosure of our and their activities.

        The Managed REITs have qualified and expect to continue to qualify to be taxed as real estate investment trusts under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, or the Code. In addition, the Managed REITs generally distribute 100.0% of their taxable income to avoid paying corporate federal income taxes; and as REITs, such companies must currently distribute, at a minimum, an amount equal to 90.0% of their taxable income. REITs are also subject to a number of organizational and operational requirements in order to elect and maintain REIT status, including share ownership tests and assets and gross income composition tests. If a Managed REIT fails to continue to qualify as a REIT under Sections 856 through 860 of the Code in any taxable year, it will be subject to federal income tax (including any applicable alternative minimum tax) on their taxable income at regular corporate tax rates. Even if a Managed REIT qualifies for taxation as a REIT, it may be subject to state and local income taxes and to federal income tax and excise tax on its undistributed income.

        Certain of our Client Companies own or operate healthcare and senior living properties. These companies are subject to numerous federal, state and local laws and regulation that are subject to frequent and material changes (sometimes applied retroactively) resulting from legislation, adoption of rules and regulations and administrative and judicial interpretations of existing laws. Some of the revenues received by these companies are paid by governmental programs which are also subject to periodic and material changes.

        Certain of our Client Companies own and operate hotels and some provide dining, food and beverage services, including the sale of alcoholic beverages. The operation of such properties is subject to numerous regulations by various governmental entities.

        TA is also required to comply with federal and state regulations regarding the storage and sale of petroleum and natural gas products and franchising of petroleum retailers. In addition, as a result of TA's involvement in gaming operations, TA and certain of its subsidiaries are subject to gaming regulations in Illinois, Louisiana, Montana and Nevada; and because HPT owns TA properties where gaming occurs, HPT is also subject to gaming regulations in some of those jurisdictions.

        RMR Advisors is registered with the SEC as an investment adviser under the Investment Advisers Act. RMR Advisors provides investment advisory and administrative services to RIF. RIF is a closed end investment company registered under the Investment Company Act. These activities result in certain aspects of our asset management business being supervised by the SEC and requires our compliance with numerous obligations, including record keeping requirements, operational procedures and disclosure obligations.

        The ownership and operation of real estate properties are subject to various federal, state and local laws and regulations concerning the protection of the environment, including air and water quality, hazardous or toxic substances and health and safety. Certain of our Client Companies own real estate and we may be responsible for compliance with some of these environmental protection laws.

        Each of the Managed REITs, Five Star, TA and RMR Trust are shareholders of, and participate in a combined property insurance program through, AIC. We provide certain management and administrative services to AIC and are subject to insurance regulations in Indiana.

        While we incur significant expense to comply with the various regulations to which we and our Client Companies are subject, we do not believe that existing statutes and regulations have had a material adverse effect on our business. However, it is not possible to forecast the nature of future legislation, regulations, judicial decisions, orders or interpretations, nor their impact upon our future business, financial condition, results of operations or prospects.

Competition

        Our growth will depend upon our ability to manage or assist the growth of our Client Companies and our ability to expand our services to new clients. The Managed REITs compete on a national and regional basis with many third parties engaged in real estate investment activities including other publicly traded REITs, non-traded REITs, insurance companies, commercial and investment banking firms, private institutional funds, hedge funds, private equity funds and other investors. Five Star competes with numerous other companies that provide senior living services, including home healthcare companies and other real estate based service providers. Sonesta competes with other hotel operators and franchisors. TA competes on a national and local basis with companies operating travel centers, as well as retailers operating in the convenience store and retail gas station industries. RMR Advisors competes with other mutual fund managers. We compete with other businesses in the real estate management and asset management businesses. Many of these competitors may have greater financial, technical, marketing and other resources than we or our Client Companies have. Such competitors may also enjoy significant competitive advantages that result from, among other things, a lower cost of capital, greater business scale and enhanced operating efficiencies. Certain competitors may also be subject to different regulatory regimes or rules that may allow them more flexibility or better access to pursue potential investments and raise capital for themselves or their managed companies. In addition, certain competitors may have higher risk tolerance, different risk assessments or lower return thresholds, which could allow them to consider a broader range of investments and to bid more aggressively for investment opportunities than we or our Client Companies. Our ability and the ability of our Client Companies to continue to compete effectively will depend in large part upon the ability to attract, retain and motivate employees and we and they regularly must compete with other companies to attract and retain employees.

Legal Proceedings

        From time to time, we may become involved in litigation matters incidental to the ordinary course of our business. Although we are unable to predict with certainty the eventual outcome of any litigation, we are currently not a party to any litigation which we expect to have a material adverse effect on our business.

Employees

        As of June 30, 2015, RMR LLC employed over 400 real estate professionals in 25 offices throughout the United States, and the companies managed by RMR LLC collectively had over 50,000 employees. None of our employees are subject to collective bargaining agreements, but certain employees of our Client Companies are.

Facilities

        Our principal executive offices are located at Two Newton Place, 255 Washington Street, Newton, MA 02458-1634. These offices are leased from an affiliate of RMR Trust pursuant to a ten year lease agreement. A copy of the lease is attached as an exhibit to the registration statement of which this prospectus is a part.

        We also lease other ancillary and local office space from RMR Trust, from certain Managed REITs and from third parties. We consider these leased premises suitable and adequate for our business. For more information about our leased facilities, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Contractual Obligations" and "Certain Relationships and Related Person Transactions."

Emerging Growth Company Status

        We are an "emerging growth company," as defined in the JOBS Act and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies." These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

        We expect to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to us as long as we qualify as an emerging growth company including the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act.

        We will, in general, remain as an emerging growth company for up to five full fiscal years following the Distribution. We would cease to be an emerging growth company and, therefore, become ineligible to rely on the above exemptions, if we:

  •
  have more than $1.0 billion in annual revenue in a fiscal year;

  •
  issue more than $1.0 billion of non-convertible debt during the preceding three year period; or

  •
  become a "large accelerated filer" as defined in Rule 12b-2 promulgated under the Exchange Act, which would occur after: (i) we have filed at least one annual report pursuant to the Exchange Act; (ii) we have been a company reporting with the SEC for at least 12 months; and (iii) the market value of our common shares that are held by non-affiliates equals or exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter.

 MANAGEMENT

        In this "Management" section, "we", "us" and "our" refers solely to RMR Inc. and not to any of its subsidiaries.

Directors and Executive Officers

        The following table sets forth information regarding our directors and executive officers, including their ages as of the date of this prospectus:

Name	Age	Title(s)(1)
Adam D. Portnoy	45	Managing Director, President and Chief Executive Officer; and President and Chief Executive Officer of RMR LLC
Barry M. Portnoy	70	Managing Director; and Chairman of RMR LLC
Ann Logan	61	Director Nominee
Walter C. Watkins, Jr.	69	Director Nominee
Frederick N. Zeytoonjian	80	Director Nominee
Jennifer B. Clark	54	Executive Vice President, General Counsel and Secretary; and Executive Vice President, General Counsel and Secretary of RMR LLC
Matthew P. Jordan	40	Chief Financial Officer and Treasurer; and Chief Financial Officer, Senior Vice President and Treasurer of RMR LLC
David M. Blackman	52	Executive Vice President of RMR LLC
David J. Hegarty	58	Executive Vice President of RMR LLC
Mark L. Kleifges	55	Executive Vice President of RMR LLC
Bruce J. Mackey Jr.	45	Executive Vice President of RMR LLC
John G. Murray	54	Executive Vice President of RMR LLC
Thomas M. O'Brien	49	Executive Vice President of RMR LLC
John C. Popeo	55	Executive Vice President of RMR LLC

(1)
Unless otherwise indicated, positions are held at RMR Inc.

        The following is a biographical summary of the experience of each of our directors and executive officers:

        ADAM D. PORTNOY has been one of our Managing Directors, our President and our Chief Executive Officer since shortly after our formation. Mr. Portnoy was a director of RMR LLC from 2006 until we became the managing member of RMR LLC as a result of the Up-C Transaction. Mr. Portnoy has been the president and chief executive officer of: RMR LLC since 2005; and of RMR Advisors since 2007. Mr. Portnoy is an owner of RMR Trust and he was an owner of RMR Advisors and RMR Intl until they were contributed to RMR LLC as part of the Up-C Transaction. Mr. Portnoy is an owner and has been a director of Sonesta since 2012. Mr. Portnoy served as president of RIF from 2007 to 2015 and as president of GOV from 2009 to 2011. Mr. Portnoy has been a managing trustee of the following publicly owned companies since the dates indicated: HPT (2007); SNH (2007); RIF (including its predecessor funds, 2009); GOV (2009); and SIR (2011). Mr. Portnoy was a managing trustee of EQC from 2006 until 2014 and president of EQC from 2011 to 2014. Prior to joining RMR LLC in 2003, Mr. Portnoy held various positions in the finance industry and public sector, including working as an investment banker at Donaldson, Lufkin & Jenrette and working in private equity at DLJ Merchant Banking Partners and at the International Finance Corporation (a member of The World Bank Group). Mr. Portnoy is also currently a member of the Board of Trustees of Occidental College and serves as the Honorary Consul General of the Republic of Bulgaria in Massachusetts.

        Mr. Adam D. Portnoy's extensive experience in, and knowledge of, the commercial real estate industry and REITs, his leadership position with RMR LLC and demonstrated management ability, his public company director service, his experience in investment banking and private equity and his institutional knowledge earned through service on boards of trustees and directors of our Client Companies qualify him to serve as one of our directors.

        BARRY M. PORTNOY has been one of our Managing Directors since shortly after our formation. Mr. Portnoy is a Chairman of RMR LLC and was a director of RMR LLC from its founding in 1986 until we became the managing member of RMR LLC as a result of the Up-C Transaction. Mr. Portnoy has been a director and a vice president of RMR Advisors since its founding in 2002 and a director of RMR Intl since its founding in 2012. Mr. Portnoy is an owner of RMR Trust and he was an owner of RMR Advisors and RMR Intl until they were contributed to RMR LLC as a result of the Up-C Transaction. Mr. Portnoy has been an owner and director of Sonesta since 2012. Mr. Portnoy has been a director, managing director, trustee or managing trustee of each of the following publicly owned companies since the indicated dates of their respective foundings: HPT (1995), SNH (1999), Five Star (2001), RIF (including its predecessor funds, 2003), TA (2006), GOV (2009) and SIR (2011). Mr. Portnoy was also a trustee of EQC from its founding in 1986 until 2014. Prior to his becoming a full time employee of RMR LLC in 1997, Mr. Portnoy was a partner in, and chairman of, the law firm of Sullivan & Worcester LLP. Barry M. Portnoy is the father of Adam D. Portnoy.

        Mr. Barry M. Portnoy's demonstrated leadership capability, extensive experience in, and knowledge of, the commercial real estate industry and REITs, his leadership position with RMR LLC, his extensive public company director service, his professional skills and expertise in, among other things, legal and regulatory matters and his institutional knowledge earned through service on boards of trustees and directors of our Client Companies qualify him to serve as one of our directors.

        ANN LOGAN will be appointed as one of our independent directors prior to the Distribution. Ms. Logan was previously employed in various executive capacities at Fannie Mae, a U.S. Government sponsored enterprise with various classes of publicly owned securities, including as executive vice president of the single family mortgage business from 1998 to 2000 and as executive vice president and chief credit officer from 1993 to 1998. Since her employment at Fannie Mae, Ms. Logan has been involved in a number of nonprofit organizations, including serving on the boards of The Washington School for Girls and Georgetown Preparatory School and she currently serves as chair of the board of trustees of Bryn Mawr College. Ms. Logan previously served from 2005 to 2010 as a member of the board of directors of PHH Corporation, a NYSE listed company providing real estate mortgage and automotive fleet services, where she was chair of the risk management committee and served on the audit and compensation committees. Ms. Logan served during 2014 on the board of trustees of EQC where she served on the audit, compensation and nominating and governance committees.

        Ms. Logan's experience in the mortgage and credit industries, valuable perspective on the broader real estate industry, professional skills, training and expertise in finance and risk management matters, demonstrated management ability, service on boards and board committees and experience as a senior executive of a public company qualify her to serve as one of our directors.

        WALTER C. WATKINS, JR. will be appointed as one of our independent directors prior to the Distribution. Mr. Watkins is the principal of WCW Enterprises, LLC, which he founded in 2000 to provide business consulting services and manage certain private investments. Prior to founding WCW Enterprises, Mr. Watkins served in various executive capacities at Bank One Corporation (the successor to First Chicago NBD, NBD Bancorp and National Bank of Detroit) from 1968 to 2000, including serving as executive vice president and president of Bank One, Michigan. As executive vice president, he was responsible for middle market banking in Michigan, Ohio and Kentucky, from 1998 to 2000. As president of Bank One, Michigan, he was the bank's primary public spokesman, community liaison and business coordinator for the state of Michigan. Mr. Watkins served as the chief development officer for the City of Detroit from 2002 to 2006 and the interim chief executive officer of Detroit Regional

Convention Facility Authority from 2009 to 2010. Mr. Watkins is a member of the board of Detroit Economic Growth Corporation. His past board affiliations include Health Alliance Plan, Detroit Medical Center, Detroit Regional Chamber of Commerce, United Way of Southeast Michigan and Fisk University.

        Mr. Watkins' demonstrated leadership capability, extensive experience in the banking industry, professional skills, training and expertise in finance, service on the boards of a number of organizations and experience as a senior executive of a public company qualify him to serve as one of our directors.

        FREDERICK N. ZEYTOONJIAN will be appointed as one of our independent directors prior to the Distribution. Mr. Zeytoonjian is the founder and has been chairman and chief executive officer of Turf Products, LLC, one of the largest distributors of lawn care equipment in the United States, for more than forty years. Mr. Zeytoonjian served on the boards of SNH from 2003 to 2015 and of EQC from 1999 to 2014, and during those periods he served as chair of the compensation committees and a member of the audit and nominating and governance committees of each of SNH and EQC.

        Mr. Zeytoonjian's demonstrated business leadership as a successful entrepreneur, work on public company boards and board committees, experience as chief executive officer of a large operating business and financial background qualify him to serve as one of our directors.

        JENNIFER B. CLARK has been our Executive Vice President, General Counsel and Secretary since shortly after our formation and secretary of RMR Intl since 2012. Ms. Clark joined RMR LLC in 1999 as a vice president; she became a senior vice president in 2006, an executive vice president and general counsel in 2008 and secretary in 2015. Ms. Clark serves as secretary of GOV, HPT, SIR, SNH, TA and Five Star and she served as secretary of EQC until 2014. Ms. Clark also serves as secretary and chief legal officer of RMR Advisors and of RIF and previously served as secretary and chief legal officer for certain of RIF's predecessor funds. Prior to joining RMR LLC, Ms. Clark was a partner at the law firm of Sullivan & Worcester LLP.

        MATTHEW P. JORDAN has been our Chief Financial Officer and Treasurer since shortly after our formation and treasurer of RMR Intl since 2012. Mr. Jordan joined RMR LLC in April 2012 as chief accounting officer; he became chief financial officer, senior vice president and treasurer of RMR LLC in November 2012. Prior to joining RMR LLC, Mr. Jordan was employed at Stanley Black & Decker Company from July 2011 and before then at Ernst & Young LLP. Mr. Jordan is a certified public accountant.

        DAVID M. BLACKMAN has been an executive vice president at RMR LLC since 2013 and was a senior vice president from 2009 to 2013. Mr. Blackman has been the president and chief operating officer of GOV since 2011 and he was GOV's chief financial officer and treasurer from 2009 until 2011. Mr. Blackman has also been the president and chief operating officer of SIR since 2011. Prior to joining RMR LLC, Mr. Blackman was employed as a banker at Wachovia Corporation and its predecessors for 23 years, where he focused on real estate finance matters, including serving as a managing director in the real estate section of Wachovia Capital Markets, LLC from 2005 through 2009.

        DAVID J. HEGARTY has been an executive vice president of RMR LLC since 2006 and president of RMR Intl since 2012. Mr. Hegarty was a director of RMR LLC from 1995 until we became the managing member of RMR LLC as a result of the Up-C Transaction. Mr. Hegarty has been employed in various positions at RMR LLC and their managed companies since 1987, including serving as president and chief operating officer of SNH since 1999. Prior to joining RMR LLC, Mr. Hegarty worked at Arthur Young & Co., a predecessor to Ernst & Young LLP. Mr. Hegarty is a certified public accountant.

        MARK L. KLEIFGES has been an executive vice president of RMR LLC since 2008 and has served in various capacities with RMR LLC and its affiliates since 2002. Mr. Kleifges has served as chief financial officer and treasurer of HPT since 2002. Mr. Kleifges was a vice president of RMR Advisors from 2003 to 2004 and since 2004 has been its chief financial officer and treasurer. He has also served as chief financial officer and treasurer of RIF and its predecessor funds since 2003. Mr. Kleifges has also been chief financial officer and treasurer of GOV since 2011. Mr. Kleifges is a certified public accountant and prior to joining RMR LLC, he was a partner at Arthur Andersen LLP.

        BRUCE J. MACKEY JR. has been an executive vice president of RMR LLC since 2011 and was a senior vice president from 2006 to 2011 and vice president from 2001 to 2006. Since joining RMR LLC in 1997, Mr. Mackey served in various capacities for RMR LLC and its affiliates, including: chief financial officer and treasurer of Five Star from 2001 to 2008 and president and chief executive officer of Five Star since 2008. Prior to joining RMR LLC, Mr. Mackey was employed at Arthur Andersen LLP. Mr. Mackey is a certified public accountant.

        JOHN G. MURRAY has served in various capacities with RMR LLC and its affiliates since 1993, including as an executive vice president of RMR LLC since 2001 and as a senior vice president of RMR LLC from 1993 to 2001. Mr. Murray was the chief financial officer and treasurer of HPT from 1995 to 1996 and has been the president and chief operating officer of HPT since 1996. Since 2014, Mr. Murray has been a member of the board of directors of the American Hotel & Lodging Association, or AH&LA, representing the owners' segment of the AH&LA. Prior to joining RMR LLC, Mr. Murray was employed at Fidelity Brokerage Services Inc. and at Ernst & Young LLP.

        THOMAS M. O'BRIEN has been an executive vice president of RMR LLC since 2008, and before then was a senior vice president from 2006 to 2008 and a vice president from 1996 to 2006. Mr. O'Brien was president and chief executive officer of RMR Advisors and the predecessor funds of RIF from the time of their founding in 2003 until 2007. Mr. O'Brien was the chief financial officer and treasurer of HPT from 1996 until 2004 and executive vice president of HPT from 2004 until 2007. Mr. O'Brien has been a managing director of TA since 2006 and president and chief executive officer of TA since 2007. Since 2007, Mr. O'Brien has been a director of the National Association of Truck Stop Operators, a not for profit trade association engaged in activities intended to support the travel center industry, and a director of VirnetX Holding Corporation, a company that develops software and technology solutions for real time communications over the Internet. Prior to joining RMR LLC, Mr. O'Brien was employed by Arthur Andersen LLP.

        JOHN C. POPEO has been an executive vice president of RMR LLC since 2008, and previously served as chief financial officer and treasurer from 1997 to 2012, as a vice president from 1999 to 2006 and as a senior vice president from 2006 to 2008. Mr. Popeo has been the chief financial officer and treasurer of SIR since 2011. Mr. Popeo was chief financial officer and treasurer of EQC from 1999 to 2014. Mr. Popeo was the chief financial officer and treasurer of RMR Advisors from 2002 to 2004. Prior to joining RMR LLC, Mr. Popeo was employed at the Beacon Companies and at other real estate and public accounting firms in the Boston, Massachusetts area. Mr. Popeo is a certified public accountant.

        Each of our executive officers will serve until his or her successor is elected and qualifies or until his or her death, resignation or removal in accordance with our Bylaws.

Board Composition

        Our Board of Directors will be composed of five members upon completion of the Distribution. Our charter and bylaws provide that the total number of our directors may be increased or decreased by our Board of Directors. Currently, our directors are Mr. Barry M. Portnoy, and our President and Chief Executive Officer, Mr. Adam D. Portnoy. Each of our directors is elected to serve until the next annual meeting of our shareholders and until their successors are duly elected and qualify. Prior to the Distribution Date, we intend to appoint to our Board of Directors Ms. Logan, Mr. Watkins and

Mr. Zeytoonjian who we expect will be independent in accordance with the criteria established by the SEC and NASDAQ for independent members of audit committees.

        We have applied to list our Class A Common Shares on NASDAQ. Our Founders, through their ownership of RMR Trust, hold more than 50.0% of the voting power of our shares eligible to vote. As a result, we are a "controlled company" under the NASDAQ listing rules. Under these rules, a "controlled company" may elect not to comply with certain listed company governance requirements, including the requirements that the board of directors be majority comprised of independent directors and that we have a compensation committee and a nominating and corporate governance committee composed entirely of independent directors.

        For additional information about our directors and the composition of our Board of Directors, see "Material Provisions of the Maryland General Corporation Law and of our Charter and Bylaws—Directors."

Board Committees

        Upon or prior to the Distribution Date, our Board of Directors will have an audit committee, a compensation committee and a nominating and governance committee, each of which will be governed by its own charter. Our Board of Directors may from time to time establish other committees. Members of our audit committee will be comprised entirely of independent directors under applicable NASDAQ listing standards and also meet the independence criteria applicable to audit committees under the Sarbanes-Oxley Act and the SEC's implementing rules under that law. Pursuant to the "controlled company" exception described above, we expect that our compensation committee and nominating and governance committee will not be composed entirely of independent directors.

  Audit Committee

        Our audit committee will select our independent registered public accounting firm and assist our Board of Directors in, among other things, fulfilling its responsibilities for oversight of: (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) our independent registered public accounting firm's qualifications and independence; (iv) the appointment of our director of internal audit and the compensation payable to him or her; and (v) the performance of our internal audit function and independent registered public accounting firm. We believe that the functioning of our audit committee will comply with the applicable requirements of NASDAQ and SEC rules and regulations.

        Our Board of Directors will consider the independence and other characteristics of each member of our audit committee. Audit committee members must satisfy NASDAQ independence requirements and additional independence criteria set forth under Rule 10A-3 promulgated under the Exchange Act. In addition, NASDAQ requires that, subject to specified exceptions, including certain phase in rules, each member of a listed company's audit committee be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3. In order to be considered independent for purposes of Rule 10A-3, an audit committee member may not, other than in his or her capacity as a member of the board, accept consulting, advisory or other fees from us or be an affiliated person of us. Each of the members of our audit committee will qualify as an independent director pursuant to NASDAQ rules and Rule 10A-3.

  Compensation Committee

        Our compensation committee is currently composed of our directors, Adam D. Portnoy and Barry M. Portnoy. We expect that the composition of our compensation committee will change when additional directors are appointed.

        Our compensation committee's primary responsibilities include: (i) evaluating the performance of our Managing Directors, President and Chief Executive Officer, Chief Financial Officer and Treasurer and Executive Vice President, General Counsel and Secretary and determining and approving any compensation, including any equity compensation, paid by us to them; (ii) evaluating whether our executive compensation programs encourage appropriate levels of risk taking by our executives; and (iii) reviewing and considering the incentives and risks associated with our compensation policies and practices.

  Nominating and Governance Committee

        Our nominating and governance committee's primary responsibilities will include: (i) identification of individuals qualified to become members of our Board of Directors and recommending to our Board of Directors the nominees for director for each annual meeting of shareholders or when Board vacancies occur; (ii) development and recommendation to our Board of Directors of governance guidelines; and (iii) evaluation of the performance of our Board of Directors. Our full Board of Directors currently participates in the consideration of director nominees.

        The charter of each of our standing committees will provide that the committee may form and delegate authority to subcommittees of one or more members when appropriate. Subcommittees will be subject to the provisions of the applicable committee's charter.

        Our policy with respect to director attendance at our annual meetings of our shareholders will be found in our Governance Guidelines. Upon the Distribution, our Governance Guidelines and the charters of our audit, compensation and nominating and governance committees, as well as our Code of Conduct will be available on our website at www.rmrgroup.com. We expect that any amendment to the code, or any waivers of its requirements, will be disclosed on our website.

Compensation Committee Interlocks and Insider Participation

        Mr. Adam D. Portnoy, our Managing Director, President and Chief Executive Officer, and Mr. Barry M. Portnoy, our Managing Director, currently serve and have served in the fiscal year ended September 30, 2015 as members of our compensation committee. For more information regarding the relationships of Mr. Adam D. Portnoy and Mr. Barry M. Portnoy with RMR Inc. and our Client Companies please see "Certain Relationships and Related Person Transactions."

Indemnification Agreements

        We intend to enter into indemnification agreements with our directors and executive officers, substantially in the form of indemnification agreement filed as an exhibit to the registration statement of which this prospectus is a part. Each indemnification agreement will provide, among other things, for indemnification to the fullest extent permitted by Maryland law against any and all losses, claims, damages, liabilities, joint or several, judgments, fines, penalties, interest, settlements or other amounts and all expenses. The indemnification agreements will also provide for the advancement or payment of expenses to the indemnitee and for reimbursement to us if it is ultimately established that such indemnitee is not entitled to such indemnification under the standard of conduct set forth in the agreement.

        You can find more information about indemnification of our directors and officers under "Material Provisions of the Maryland General Corporation Law and of Our Charter and Bylaws—Limitation of Liability and Indemnification of Directors and Officers."

EXECUTIVE COMPENSATION

        The following tables and footnotes summarize total compensation for the fiscal year ended September 30, 2015 of our principal executive officer and our two other most highly compensated executive officers who were serving as executive officers as of September 30, 2015, or our named executive officers. The compensation set forth below includes compensation paid by us and compensation paid by our Client Companies to our named executive officers in their capacity as our executive officers.

Fiscal Year 2015 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Share awards ($)(2)	All other compensation ($)(3)		Total ($)
Adam D. Portnoy	2015	300,000	2,500,000	163,960	25,304		2,989,264
Managing Director, President and Chief Executive Officer
Barry M. Portnoy	2015	300,000	2,500,000	—	29,911		2,829,911
Managing Director
Jennifer B. Clark	2015	300,000	2,500,000	746,225	111,249	(4)	3,657,474
Executive Vice President, General Counsel and Secretary

(1)
The amounts listed in this column represent the annual cash bonuses paid to each of the named executive officers for the fiscal year ended September 30, 2015. These bonuses are described in more detail below in "—2015 Executive Compensation Elements—Annual Cash Bonuses."

(2)
We did not make awards of our shares to our named executive officers during our most recently completed fiscal year. Amounts set forth in this column represent the grant date fair value (determined under the Financial Accounting Standards Board Accounting Standards CodificationTM 505-50, Equity-Based Payments to Non-Employees, or ASC 505-50) of restricted share awards made by our publicly traded Client Companies to our named executive officers during our most recently completed fiscal year in their capacity as our executive officers. Such awards were made pursuant to the applicable Client Company's equity compensation plan. Generally, one fifth of those restricted shares vested on the date of grant and an additional one fifth vests on each of the next four anniversaries of the initial grant dates, subject to the named executive officer's continued employment with us and to accelerated vesting under certain circumstances. Holders of unvested restricted shares of a Client Company receive any common share dividend distributions paid by the applicable Client Company on the same terms as other holders of the Client Company's common shares. The amounts presented in this column exclude shares of our Client Companies granted to Barry M. Portnoy and Adam D. Portnoy for services as managing trustee or managing director of a Client Company in the one year period ended on September 30, 2015.

  The following table shows the total restricted shares granted by our publicly traded Client Companies to our named executive officers in fiscal year 2015, including vested and unvested portions of each grant:

Name	Client Company	Grant Date	Number of Client Company shares	Grant Date Fair Value of share awards ($)(a)
Adam D. Portnoy	Five Star	12/15/2014	12,500	$55,000
	TA	12/2/2014	12,000	108,960

				$163,960

Jennifer B. Clark	Five Star	12/15/2014	12,500	$55,000
	TA	12/2/2014	12,000	108,960
	SNH	9/2/2015	9,500	149,435
	HPT	9/2/2015	7,500	192,450
	GOV	9/2/2015	7,000	110,880
	SIR	9/2/2015	7,000	129,500

				$746,225

(a)
Equals the number of shares multiplied by the closing price on the date of grant, which is also the grant date fair value under ASC 505-50. No assumptions are used in this calculation.
(3)
We maintain a savings plan for eligible employees under section 401(k) of the Code, or 401(k) plan, including our named executive officers, and provide annual discretionary matching contributions to plan participants. The amounts listed in this column represent matching contributions made to each named executive officer in respect of their participation in our 401(k) plan for the fiscal year ended September 30, 2015 as well as adjustments paid during fiscal year 2015 in respect of prior periods.

(4)
Includes dividends on unvested common shares in each of the following companies: GOV $14,964; HPT $29,106; SIR $14,257; and SNH $24,648; plus contributions under the 401(k) plan referenced in footnote (3) above.

Outstanding Equity Awards at 2015 Fiscal Year End

Name	Client Company	Date granted	Number of Client Company shares that have not vested	Market value of share awards that have not vested(1)
Adam D. Portnoy(2)	Five Star	12/15/2014	10,000	$30,900
	Five Star	12/11/2013	7,500	23,175
	Five Star	11/19/2012	5,000	15,450
	Five Star	11/22/2011	2,500	7,725
	TA	12/2/2014	9,600	99,168
	TA	11/19/2013	5,400	55,782
	TA	12/4/2012	4,800	49,584
	TA	11/29/2011	2,400	24,792

				$306,576

Jennifer B. Clark	GOV	9/2/2015	5,600	$89,600
	GOV	9/12/2014	3,600	57,600
	GOV	9/13/2013	1,600	25,600
	GOV	9/14/2012	500	8,000
	HPT	9/2/2015	6,000	153,480
	HPT	9/12/2014	4,500	115,110
	HPT	9/13/2013	3,300	84,414
	HPT	9/14/2012	1,400	35,812
	SIR	9/2/2015	5,600	106,456
	SIR	9/12/2014	3,600	68,436
	SIR	9/13/2013	1,200	22,812
	SIR	9/14/2012	350	6,654
	SNH	9/2/2015	7,600	123,120
	SNH	9/12/2014	5,100	82,620
	SNH	9/13/2013	3,000	48,600
	SNH	9/14/2012	1,500	24,300
	Five Star	12/15/2014	10,000	30,900
	Five Star	12/11/2013	7,500	23,175
	Five Star	11/19/2012	5,000	15,450
	Five Star	11/22/2011	2,500	7,725
	TA	12/2/2014	9,600	99,168
	TA	11/19/2013	5,400	55,782
	TA	12/4/2012	4,800	49,584
	TA	11/29/2011	2,400	24,792

				$1,359,190

(1)
Equals the number of unvested shares multiplied by the closing price of the applicable Client Company shares on September 30, 2015.

(2)
Excludes share awards made in the individual's capacity as a trustee or director of a Client Company, which are separately reported by the respective Client Company.

Fiscal Year 2015 Executive Compensation Elements

        Each of our named executive officers was provided with the following material elements of compensation in fiscal year 2015:

  Base Salary

        We pay an annual base salary of $300,000 to each named executive officer. Consistent with our historical practice, base salaries for our named executive officers generally comprise a small part of their total compensation.

  Annual Cash Bonuses

        Annual cash bonuses are a key component of our executive compensation and represented the majority of compensation paid to each of our named executive officers for our 2015 fiscal year. We did not provide guaranteed cash bonuses to any of our named executive officers for fiscal year 2015 and did not set specific performance targets on which bonuses would be payable. Instead, the annual cash bonuses paid to our named executive officers with respect to fiscal year 2015 were discretionary in amount and were based on a performance evaluation conducted by our compensation committee. The evaluation involved an analysis of both (i) our overall performance and (ii) the performance of the individual officer and his or her contributions to us. We believe this evaluation process allowed us to link pay with performance in the closest way possible and provided us with the flexibility necessary to take all relevant factors into account in determining the bonus amounts, including our named executive officers' ability to react to changing circumstances which impact our business. We believe our compensation process provided us with a better compensation structure than a formulaic bonus structure based solely on the achievement of specific pre-established performance targets which may not capture all appropriate factors that materially impacted our or the individual's performance.

  Equity Awards

        In fiscal year 2015, equity awards to our employees (including the named executive officers) were made by the compensation committees of the boards of our Client Companies who received the recommendations of our Compensation Committee. We currently have no equity compensation plan and did not make awards of or with respect to our own shares in fiscal year 2015.

  Retirement Arrangements

        We maintain a 401(k) plan for eligible employees, including our named executive officers and provide matching contributions equal to 100.0% of the first 3.0% and 50.0% of the next 2.0% of an employee's cash compensation contributed to the plan up to stated maximums. We do not maintain a defined benefit pension plan or any nonqualified deferred compensation plans.

  Employee Benefits

        Eligible employees, including our named executive officers, participate in broad based and comprehensive employee benefit programs, including medical, dental, vision, life and disability insurance. Our named executive officers participate in these programs on the same basis as other eligible employees. We do not provide our named executive officers with perquisites.

  Employment Agreements

        We have no employment agreements with our named executive officers or any of our other employees.

Director Compensation

        We did not pay our directors any compensation for serving as directors for the fiscal year ended September 30, 2015.

        Each of our non-employee directors will receive an annual fee of $40,000 for services as our director, plus a fee of $1,000 for each meeting attended, with no more than $2,000 in meeting fees for any day. Each non-employee director who serves as a chair of our audit, compensation or nominating and governance committees will receive an additional annual fee of $12,500, $7,500 and $7,500, respectively. We intend to reimburse all of our directors for out of pocket costs they incur in connection with attending board and committee meetings. Our full Board of Directors currently participates in the consideration of director compensation.

 CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

        In this "Certain Relationships and Related Person Transactions" section, "we," "us" and "our" refers solely to RMR Inc. and not to any of its subsidiaries.

        A "related person transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) we were, are or will be, or one of our subsidiaries was, is or will be, a participant, (ii) the amount involved exceeds $120,000 and (iii) any related person had, has or will have a direct or indirect material interest.

        A "related person" means any person who is, or at any time during the applicable period was:

  •
  one of our directors or one of our executive officers;

  •
  known to us to be the beneficial owner of more than 5.0% of the outstanding Class A, B-1 or B-2 Common Shares when a transaction in which such person had a direct or indirect material interest occurred or existed; or

  •
  an immediate family member of any of the persons referenced in the preceding two bullets, which means any child, stepchild, parent, stepparent, spouse, sibling, mother in law, father in law, son in law, daughter in law, brother in law or sister in law of any of the persons referenced in the preceding two bullets, and any person (other than a tenant or employee) sharing the household of any of the persons referenced in the preceding two bullets.

        Prior to the Distribution Date, our Board of Directors will adopt written governance guidelines that describe the consideration and approval of any related person transaction. Our governance guidelines will be available on our website at www.rmrgroup.com. Pursuant to these guidelines, our compensation committee will be responsible for reviewing, approving or recommending that our Board of Directors approve, the compensation of our executive officers and our audit committee will have oversight of other related person transactions and be responsible for reviewing such transactions on an ongoing basis.

        RMR Trust, which is owned by our Founders, owns all of our outstanding Class B-1 and Class B-2 Common Shares. Our Class B-1 and Class B-2 Common Shares entitle holders to ten votes per share. Accordingly, RMR Trust owns, and our Founders beneficially own, 91.4% of our outstanding voting power. As a result, our Founders have the ability to determine the outcome of all matters requiring shareholder approval, including, but not limited to, election of our directors.

        We conduct substantially all of our business through our subsidiary, RMR LLC, which before entering into the Up-C Transaction, was owned 100.0% by RMR Trust. We have no employees, and the personnel and various services we require to operate our business are or will be provided to us by RMR LLC. We serve as the managing member of RMR LLC and we own 15,000,000 class A membership units and 1,000,000 class B membership units of RMR LLC, which represents 51.6% of the economic interest in RMR LLC. RMR Trust directly owns 15,000,000 class A membership units of RMR LLC, or 48.4% of the economic interest in RMR LLC. As a result of its ownership of 1,000,000 of our Class B-1 Common Shares, RMR Trust also holds indirectly an additional 3.2% economic interest in RMR LLC. Barry M. Portnoy, one of our Managing Directors, founded RMR LLC in 1986 and served as a director of RMR LLC from its founding through when we became the managing member of RMR LLC as part of the Up-C Transaction on June 5, 2015. Our other Managing Director, our President and Chief Executive Officer and one of our Founders, Adam D. Portnoy, is the son of Barry M. Portnoy and served as a director of RMR LLC from 2006 through when we became the managing member of RMR LLC as part of the Up-C Transaction on June 5, 2015.

Management and Advisory Services

        Through RMR LLC, we provide management services for the Managed REITs, the Managed Operators, AIC and RMR Trust and advisory services for RIF. As a result of the Up-C Transaction and other relationships described in this section, our Client Companies may be considered to be related persons of us. As explained below, we consider that EQC ceased to be a related person of us as of March 25, 2014; nonetheless, the information presented herein describes our dealings with EQC for the entire periods presented whenever EQC was a related person for a part of the periods presented. RMR LLC recognized management services, advisory services and reimbursable payroll and related cost revenues from these related parties and EQC for the nine months ended June 30, 2015 and the fiscal years ended September 30, 2014 and 2013, as set forth in the following table (dollars in thousands):

		For the Fiscal Year Ended September 30,
	For the Nine Months Ended June 30, 2015
		2014	2013
Managed REITs:
GOV*	$21,774	$27,287	$24,348
HPT*	31,148	43,730	40,401
SIR*	22,713	19,784	15,005
SNH*	39,511	44,472	41,353

	115,146	135,273	121,107

Managed Operators:
Five Star*	6,980	12,749	14,120
Sonesta	1,372	1,501	1,514
TA*	10,798	12,671	11,035

	19,150	26,921	26,669

Other:
AIC	186	337	338
RIF	1,801	2,244	2,086
RMR Trust	2,445	3,764	2,926
EQC*	6,097	116,507	106,862

	10,529	122,852	112,212

	$144,825	$285,046	$259,988

*
Includes reimbursable payroll and related costs (which includes share grants by the identified companies to our executive officers and other employees totaling $4.4 million, $11.4 million and $9.3 million for the nine months ended June 30, 2015 and the fiscal years ended September 30, 2014 and 2013, respectively).

        From January 1, 2014 until the Up-C Transaction, a portion of the management services revenues were paid to RMR LLC by the Managed REITs and EQC in their common shares, as follows:

  •
  GOV:  For the nine months ended June 30, 2015 and the fiscal year ended September 30, 2014, GOV issued to RMR LLC 30,276 and 27,103 of its common shares in payment of $692,000 and $700,000 of management fees, respectively.

  •
  HPT:  For the nine months ended June 30, 2015 and the fiscal year ended September 30, 2014, HPT issued to RMR LLC 84,810 and 86,969 of its common shares in payment of $2.6 million and $2.5 million of management fees, respectively.

  •
  SIR:  For the nine months ended June 30, 2015 and the fiscal year ended September 30, 2014, SIR issued to RMR LLC 39,927 and 23,136 of its common shares in payment of $982,000 and $700,000 of management fees, respectively.

  •
  SNH:  For the nine months ended June 30, 2015 and the fiscal year ended September 30, 2014, SNH issued to RMR LLC 103,265 and 85,986 of its common shares in payment of $2.3 million and $2.0 million of management fees, respectively.

  •
  EQC:  For the fiscal year ended September 30, 2014, EQC issued to RMR LLC 90,135 of its common shares in payment of $2.4 million of management fees.

All common shares of the Managed REITs previously owned by RMR LLC were transferred to RMR Trust prior to the Up-C Transaction. Under our management agreements, as amended in the Up-C Transaction, we no longer receive any portion of our management fees in Managed REIT common shares.

        RMR Advisors is also responsible for certain administrative functions of RIF pursuant to an administration agreement with RIF. RMR Advisors has entered into a sub-administration agreement with State Street Bank and Trust Company, or State Street, to perform substantially all fund accounting and other administrative services for RIF. RIF paid State Street directly, and no additional administrative services fee was paid to RMR Advisors.

        For a description of our management and advisory agreements with our Client Companies, see "Business—Our Management Agreements with the Managed REITs," "—Our Management Agreements with the Managed Operators," "—Our Advisory Agreement with RIF" and "—Our Management Agreements with AIC and RMR Trust."

Relationships and Other Transactions With Our Client Companies, RMR LLC, RMR Trust and our Founders

        Our Founders are the managing trustees of each Managed REIT. Barry M. Portnoy is a managing director of Five Star and TA, a managing interested trustee of RIF and an owner and director of Sonesta. Adam D. Portnoy is an owner and director of Sonesta and a managing interested trustee of RIF.

        The Managed REITs and AIC have no employees and no offices separate from RMR LLC. RMR LLC provides all of the personnel and services required for the operation of the Managed REITs and AIC pursuant to management agreements with them. All of the officers of the Managed REITs and AIC are officers or employees of RMR LLC. RIF has no employees and no office separate from RMR Advisors. All of the officers and required office space of RIF are provided by RMR Advisors and some of these officers also serve as RMR LLC officers. Some of our executive officers are also directors or trustees of our Client Companies and executive officers of the Managed Operators. The compensation of senior executives of the Managed Operators, who are also employees or officers of RMR LLC, is the sole responsibility of the party to or on behalf of which the individual renders services. In the past, because at least 80.0% of each of these executives' business time was devoted to services to the Managed Operator, 80.0% of their total cash compensation was paid by the Managed Operator and the remainder was paid by RMR LLC. Gerard M. Martin, who served as a director of RMR LLC prior to the Up-C Transaction, is a managing director of Five Star. David J. Hegarty, who served as a director of RMR LLC prior to the Up-C Transaction, is the president and chief operating officer of SNH. Several of the independent trustees and independent directors of our publicly owned Client Companies also serve as independent trustees or independent directors of other publicly owned Client Companies.

        RMR LLC, the Managed REITs, TA, Five Star and EQC each owned 12.5% of AIC until May 9, 2014. On May 9, 2014, as a result of the change of control of EQC, the other shareholders of AIC purchased a pro rata amount of EQC's AIC ownership for $825,000 (total purchase price of $5.8 million) and thereafter each of RMR LLC, the Managed REITs, Five Star and TA owned 14.3% of AIC. Our Founders and the trustees and directors of the Managed REITs, Five Star and TA serve on the board of directors of AIC and all of the shareholders of AIC are parties to a shareholders agreement. For the nine months ended June 30, 2015 and the fiscal year ended September 30, 2014, our management fees earned from AIC were $186,000 and $337,000, respectively.

        RMR LLC provided business and property management services for EQC until September 30, 2014 and thereafter provided certain transition management services for EQC through February 28, 2015 pursuant to a Termination and Cooperation Agreement between RMR LLC and EQC dated as of September 30, 2014. Pursuant to the Termination and Cooperation Agreement, RMR Intl's Australian subsidiary continued to provide certain services for EQC in Australia until October 31, 2015, the effective date of the termination of this arrangement. Our Founders were the managing trustees of EQC until March 25, 2014, when we consider EQC ceased to be a related person of us. Adam D. Portnoy was the president of EQC until May 23, 2014.

        Prior to July 9, 2014, EQC was SIR's largest shareholder. On July 9, 2014, RMR LLC and GOV acquired from EQC 500,000 and 21,500,000 common shares of SIR, respectively, pursuant to stock purchase agreements between RMR LLC and EQC and between GOV and EQC. RMR LLC paid EQC $16.0 million, and GOV paid EQC $688.6 million, for these shares.

        On February 28, 2015, GOV and our Founders entered into share purchase agreements with Lakewood Capital Partners, LP, or Lakewood, and the other persons who were members of a group with Lakewood, or together with Lakewood, the Lakewood Parties, pursuant to which GOV and our Founders acquired 3,418,421 and 200,070 common shares of SIR, respectively, from the Lakewood Parties. GOV and our Founders paid the Lakewood Parties $95.2 million and $5.6 million, respectively, for these SIR common shares.

        TA owns its headquarters building. RMR LLC provides property management services for this building pursuant to a property management agreement with TA. The property management agreement provides for the payment of a base management fee of $2,000 per month and reimbursement of payroll and other related costs associated with the building.

        RMR LLC leases office space for use as its headquarters and other offices under 22 different leases from RMR Trust and certain Managed REITs. For the nine months ended June 30, 2015 and the fiscal years ended September 30, 2014 and 2013, RMR LLC incurred rental expense under these leases aggregating $3.0 million, $3.9 million and $4.1 million, respectively. Generally, the rents RMR LLC pays the Managed REITs were set at the average building rent for third party tenants in the same or similar buildings at the time the leases were entered and the leases were approved by the independent trustees of the applicable Managed REIT. The rents RMR LLC pays to RMR Trust were set based upon a survey of comparable market rents at the time the leases were entered. These leases have various termination dates and several have renewal options. Also, some of these leases allow RMR LLC to terminate early if RMR LLC's management agreements applicable to the buildings in which RMR LLC leases space are terminated.

        In addition to the related party leases described in the preceding paragraph, we leased office space from EQC during the fiscal year ended September 30, 2014. As of September 30, 2014, we had no leases with EQC; the majority of these EQC leases were terminated when our management agreements with EQC were terminated effective September 30, 2014 and the balance were terminated in the ordinary course. During the fiscal years ended September 30, 2014 and 2013, we incurred rental expense under the EQC leases aggregating $617,800 and $814,600, respectively. After September 30, 2014, we amended certain leases and entered new leases (some with related parties) as part of a staff reorganization to take account of the termination of our management agreements with EQC. As of June 30, 2015, when substantially all of these new related party leases were effective, our rents payable to related parties are at the rate of $3.9 million per year.

        On June 28, 2013, RMR LLC and six companies to which it then provided management services (i.e., the Managed REITs, Five Star and EQC) purchased a combined directors' and officers' liability insurance policy providing for $15.0 million of combined primary coverage. RMR LLC paid a premium of $147,500 for this coverage which extended through August 31, 2014. Effective August 31, 2014, RMR LLC and six companies to which it then provided management services (i.e., the Managed REITs, Five Star and TA) purchased a two year directors' and officers' liability insurance policy providing $10.0 million of combined primary coverage, including certain errors and omissions insurance coverage. RMR LLC paid a premium of $152,000 for this coverage. Effective August 31, 2015 these policies were extended for an additional year and RMR LLC paid a premium of $102,000 for this extended coverage. The premiums for these combined policies were allocated among the insured companies after consultation with the insurance broker and approval by each company's board.

        Prior to completion of the Up-C Transaction, RMR Trust periodically advanced amounts to its then wholly owned subsidiary, RMR LLC, and these amounts were periodically repaid. These advances were due on demand without interest. At September 30, 2013, RMR Trust owed RMR LLC $107.8 million, which amount was repaid during the fiscal year ended September 30, 2014, and no amounts were due between RMR Trust and RMR LLC at September 30, 2014, other than ordinary course payables and receivables arising from RMR LLC's management agreement with RMR Trust. Also, in September 2014, RMR Trust made a capital contribution to RMR LLC of $110.6 million. In addition, prior to the Up-C Transaction, our Founders periodically made loans to RMR LLC for working capital, which loans were due on demand and accrued interest at the minimum monthly adjustable federal rate required for tax reporting, and these loans were periodically repaid. Loans made by our Founders in the amount of $57.0 million and $24.5 million were outstanding for limited periods during the fiscal years ended September 30, 2014 and 2013, respectively; and interest on these loans of $144,000 and $52,000 was paid by RMR LLC to our Founders during the fiscal years ended September 30, 2014 and 2013, respectively. Also, during the fiscal year ended September 30, 2013, our Founders made an additional capital contribution to RMR Advisors of $2.0 million and an initial capital contribution to RMR Intl of $2.7 million. Since September 30, 2014, there have been no amounts owed to our Founders on loans to RMR LLC.

The Up-C Transaction

        On June 5, 2015, we were a party to the Up-C Transaction with RMR LLC, RMR Trust and the Managed REITs.

        In anticipation of the Up-C Transaction, the Members and RMR LLC transferred certain assets and made certain adjustments to their businesses as follows: (i) our Founders contributed their 100.0% ownership of RMR Advisors and RMR Intl to RMR Trust, and RMR Trust contributed these ownership interests to RMR LLC; (ii) all of the shares of the Managed REITs, RIF and AIC owned by RMR LLC were distributed by RMR LLC to RMR Trust; (iii) cash and cash equivalents in RMR LLC totaling $171.0 million, including cash that had been paid or contributed to RMR LLC by RMR Trust in 2014, were distributed by RMR LLC to RMR Trust; (iv) RMR LLC entered into a new business management agreement and an amended property management agreement with RMR Trust and an amended business management agreement with Sonesta; (v) in connection with these new and amended management agreements, certain employees of RMR LLC and personal property (including property used by the transferred employees) which RMR LLC determined would not be required for its continuing business were transferred to RMR Trust or Sonesta; and (vi) all intercompany loans and advances between RMR Trust and RMR LLC were settled in cash in advance of the Up-C Transaction.

        In the Up-C Transaction: (a) RMR Trust contributed $11.5 million in cash to us which we subsequently contributed to RMR LLC; (b) GOV contributed 700,000 of its common shares and $3.9 million in cash to us; HPT contributed 1,490,000 of its common shares and $12.6 million in cash to us; SIR contributed 880,000 of its common shares and $15.9 million in cash to us; and SNH contributed 2,345,000 of its common shares and $14.0 million in cash to us; (c) we issued 1,000,000 Class B-1 Common Shares and 15,000,000 Class B-2 Common Shares to RMR Trust; (d) we issued 1,541,201 Class A Common Shares to GOV, 5,019,121 Class A Common Shares to HPT, 3,166,891 Class A Common Shares to SIR and 5,272,787 Class A Common Shares to SNH; (e) RMR Trust delivered 15,000,000 of the 30,000,000 class A membership units of RMR LLC which RMR Trust then owned to us; and (f) we delivered to RMR Trust the shares and cash which had been contributed to us by the Managed REITs. Pursuant to the transaction agreements, the Managed REITs agreed to distribute approximately half of the Class A Common Shares they acquired in the Up-C Transaction to their respective shareholders as a special distribution, and we agreed to facilitate this distribution by filing a registration statement with the SEC to register the Class A Common Shares to be distributed and by seeking a listing of those shares on a national stock exchange upon the registration statement of which this prospectus is a part being declared effective by the SEC.

        As part of the Up-C Transaction and concurrently with entering into the Transaction Agreements, on June 5, 2015 the following additional agreements were entered into:

  •
  Amendment and Restatement of Managed REIT Management Agreements.  RMR LLC and each of the Managed REITs entered into an amended and restated business management agreement and an amended and restated property management agreement, which amended and restated their preexisting business and property management agreements. See "Business—Our Management Agreements with the Managed REITs."

  •
  RMR Trust Registration Rights Agreements.  We entered into a Registration Rights Agreement with RMR Trust pursuant to which RMR Trust received demand and piggyback registration rights, subject to certain limitations, covering Class A Common Shares, including the shares received on conversion of Class B-1 Common Shares or redemption of the paired Class B-2 Common Shares and class A membership units of RMR LLC. See "Organizational Structure—Registration Rights for Holders of Class A Common Shares."

  •
  Managed REIT Registration Rights Agreements.  We entered into a Registration Rights Agreement with each Managed REIT covering the Class A Common Shares that it received in the Up-C Transaction pursuant to which the Managed REIT received demand and piggyback registration rights, subject to certain limitations. See "Organizational Structure—Registration Rights for Holders of Class A Common Shares."

  •
  Founders Registration Rights and Lock-Up Agreements.  Our Founders and RMR Trust entered into a Registration Rights and Lock-Up Agreement with each Managed REIT with respect to each Managed REIT's common shares pursuant to which RMR Trust and our Founders each agreed not to transfer the Managed REITs' common shares acquired by RMR Trust in the Up-C Transaction for a period of ten years, subject to certain exceptions, and RMR Trust and our Founders received demand and piggyback registration rights from the Managed REITs, subject to certain limitations.

  •
  Tax Receivable Agreement.  RMR Inc. entered into the Tax Receivable Agreement with RMR Trust. The Tax Receivable Agreement provides for the payment by RMR Inc. to RMR Trust of 85.0% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that it realizes as a result of (a) the increases in tax basis attributable to our dealings with RMR Trust and (b) tax benefits related to imputed interest deemed to be paid by us as a result of the Tax Receivable Agreement. See "Organizational Structure—Tax Receivable Agreement."

        As a result of the Up-C Transaction, RMR LLC became a subsidiary of RMR Inc., RMR Inc. became the Managing Member of RMR LLC and each Managed REIT became the owner of more than 5.0% of the outstanding Class A Common Shares of RMR Inc.

        For additional information, see "Organizational Structure—The Up-C Transaction."

        For more information about related person transactions, please see the proxy statements and periodic reports filed with the SEC by the public companies who are our clients, i.e., GOV, HPT, SIR, SNH, Five Star, TA and RIF, as well as EQC. These SEC filed proxy statements and periodic reports are available at www.sec.gov. Also, please see Note 6, Related Party Transactions and Note 14, Subsequent Events included in the audited consolidated financial statements included in this prospectus for additional information regarding related party transactions for the fiscal year ended September 30, 2014, and see Note 6, Related Party Transactions included in the unaudited condensed consolidated financial statements included in this prospectus for additional information regarding related party transactions for the nine months ended June 30, 2015, which notes are incorporated herein by reference.

 PRINCIPAL AND DISTRIBUTING SHAREHOLDERS

        The Distribution Shares are being registered pursuant to the registration statement of which this prospectus is a part to facilitate the Distribution by the Managed REITs to their respective shareholders. For a description of our relationships with the Managed REITs, see "Business—Our Management Agreements with the Managed REITs" and "Certain Relationships and Related Person Transactions—Our Relationships with our Client Companies—The Up-C Transaction."

        The following tables set forth information regarding the beneficial ownership of RMR Inc. Class A, Class B-1 and Class B-2 Common Shares with respect to:

  •
  each of our directors;

  •
  each of our named executive officers;

  •
  each person or group of affiliated persons that is the beneficial owner of 5.0% or more of our Class A, Class B-1 or Class B-2 Common Shares (including the Managed REITs as the distributing shareholders); and

  •
  all of our directors and executive officers as a group.

        The amounts and percentages of Class A, Class B-1 and Class B-2 Common Shares beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, including those Class A Common Shares issuable upon redemption of the paired Class B-2 Common Shares and class A membership units, as described under "Organizational Structure—The LLC Operating Agreement—Redemption rights of holders of class A membership units." Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

        The number of shares and percentage of beneficial ownership set forth below is based on the outstanding 15,000,000 Class A Common Shares, 1,000,000 Class B-1 Common Shares and 15,000,000 Class B-2 Common Shares, as well as the 1,000,000 Class A Common Shares issuable upon conversion of the Class B-1 Common Shares. If all of our outstanding Class B-1 Common Shares were converted and all outstanding class A membership units in RMR LLC were redeemed for Class A Common Shares, we would have 31,000,000 Class A Common Shares outstanding.

        In computing the percentage beneficial ownership of an individual or entity, shares subject to options or other rights, including the redemption and conversion rights described above, are considered outstanding, although these shares are not considered outstanding for the purposes of computing the percentage ownership of any other person. Each percentage ownership interest listed in the tables below is rounded to the nearest one tenth of a percent.

        The table below sets forth our Class A, Class B-1 and Class B-2 Common Shares that will be owned of record and beneficially immediately after the time of the Distribution. Except as otherwise indicated in the tables below, the principal business address of named beneficial owners is Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634.

	Class A Common Shares			Class B-1 Common Shares			Class B-2 Common Shares			% of Combined Voting Power
Name and Address of Beneficial Owner	Number		%	Number		%	Number		%	%
Principal Shareholders:
Government Properties Income Trust	1,213,972		8.1%	—		—	—		—	* %
Hospitality Properties Trust	2,503,198		16.7%	—		—	—		—	1.4%
Select Income REIT	1,584,843		10.1%	—		—	—		—	1.5%
Senior Housing Properties Trust	2,636,729		17.6%	—		—	—		—	* %
Reit Management & Research Trust	1,090,566	(1)(3)	7.3%	1,000,000		100.0%	15,000,000		100.0%	91.5%
Directors and Executive Officers:
Adam D. Portnoy	1,100,507	(1)(2)(3)	7.3%	1,000,000	(2)	100.0%	15,000,000	(2)	100.0%	91.5%
Barry M. Portnoy	1,109,391	(1)(2)(3)	7.4%	1,000,000	(2)	100.0%	15,000,000	(2)	100.0%	91.5%
Jennifer B. Clark	2,660	(3)	* %	—		—	—		—	* %
Ann Logan	—		—%	—		—	—		—	—%
Walter C. Watkins, Jr.	—		—%	—		—	—		—	—%
Frederick N. Zeytoonjian	—		—%	—		—	—		—	—%
All executive officers and directors as a group (14 persons)	1,223,191	(1)(3)	8.2%	1,000,000		100.0%	15,000,000		100.0%	91.6%

*
Indicates less than 1.0%.

(1)
Beneficial ownership of Class A Common Shares by RMR Trust, Adam D. Portnoy and Barry M. Portnoy in the table above reflects the 1,000,000 Class A Common Shares issuable upon conversion of the Class B-1 Common Shares owned by RMR Trust and beneficially owned by Barry M. Portnoy and Adam D. Portnoy. These numbers exclude 15,000,000 Class A Common Shares issuable upon redemption of the class A membership units (and paired Class B-2 Common Shares) owned by RMR Trust and beneficially owned by Barry M. Portnoy and Adam D. Portnoy. At our option, we may elect to pay cash in lieu of Class A Common Shares for some or all of such redeemed class A membership units.

(2)
This number represents (or in the case of Class A Common Shares, includes) shares owned by RMR Trust. Voting and investment power with respect to the shares owned by RMR Trust may be deemed to be shared by our Founders, Barry M. Portnoy as Chairman, majority beneficial owner and a trustee of RMR Trust and Adam D. Portnoy as the President and Chief Executive Officer, a beneficial owner and a trustee of RMR Trust. Barry M. Portnoy and Adam D. Portnoy are managing trustees of the Managed REITs and the Managed REITs are managed by RMR LLC, of which we are the managing member. Mr. Barry M. Portnoy, in his capacity as managing trustee of a Managed REIT and an owner and a trustee of RMR Trust (our controlling shareholder), and Mr. Adam D. Portnoy, in his capacity as managing trustee of a Managed REIT and an owner and a trustee of RMR Trust, may each also be deemed to beneficially own (and have shared voting and dispositive power over) the Class A Common Shares beneficially owned by that Managed REIT. However, each of Messrs. Barry M. Portnoy and Adam D. Portnoy disclaims such beneficial ownership, and the Class A Common Shares beneficially owned by the Managed REITs are not included in the Class A Common Shares listed as beneficially owned by them in the above tables.

(3)
Includes Class A Common Shares expected to be received as the beneficial owner of common shares of one or more Managed REITs in the Distribution.

 DESCRIPTION OF CAPITAL STOCK

        In this "Description of Capital Stock" section, the words "we," "us," and "our" refer solely to RMR Inc. and not to its subsidiaries. We are a Maryland corporation. Your rights as a shareholder are governed by Maryland law, including the MGCL, and our charter and bylaws as they currently exist or may be amended from time to time. The following is a summary of the material terms of our capital stock. You should read our charter and bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part, for more complete information.

General

        The following description of our capital stock is qualified in its entirety by reference to our charter, or Charter, and our amended and restated bylaws, or Bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and by applicable law.

        Our authorized capital stock consists of 31,000,000 shares of Class A common stock, par value $0.001 per share, 1,000,000 shares of Class B-1 common stock, par value $0.001 per share, and 15,000,000 shares of Class B-2 common stock, par value $0.001 per share. As permitted by the MGCL, our Board of Directors has authorized the issuance of capital stock in uncertificated form. Unless our Board determines otherwise, all shares of our capital stock will be issued in uncertificated form.

        As permitted by the MGCL, our Charter authorizes our Board, without shareholder approval, to (i) amend our Charter to increase or decrease the aggregate number of our authorized shares of capital stock or to increase or decrease the number of shares of any class or series of stock, and (ii) to create new classes or series of shares and to classify or reclassify any unissued shares of stock from time to time, including by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of shares. The rights, preferences and privileges of our capital stock and holders of our capital stock (including those described in this prospectus) will be subject to, and may be adversely affected by the rights of the holders of shares of any new class or series, whether common or preferred, that our Board of Directors may create, designate or issue in the future.

        Our Board of Directors may take the actions described above without shareholder approval, unless shareholder approval is required by applicable law or the rules of the principal stock exchange on which our securities may be listed. We believe the ability of our Board of Directors to authorize and issue one or more classes or series of shares with specified rights will provide us with flexibility in structuring possible future financings and acquisitions and in meeting other business needs that may arise. Nonetheless, the unrestricted ability of our Board of Directors to issue additional shares of stock, classes and series of stock may have adverse consequences to holders of our capital stock, including possibly making a change of control of us more difficult to achieve.

Class A Common Shares

        Except as provided in the Charter and subject to any voting rights provided to the holders of preferred shares, Class A Common Shares entitle holders to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of our Class A Common Shares, Class B-1 Common Shares and Class B-2 Common Shares vote together as a single class on all matters submitted to a vote of our common shareholders except as required by law and except for amendments to our Charter that materially and adversely affect a single class of common shares, in which case, only the affected class of shares have the right to vote on such amendment. Holders of Class A Common Shares are not entitled to cumulate their votes in the election of directors. Class A Common Shares entitle holders to share ratably with holders of Class B-1 Common Shares, as a single class, in proportion to the number of shares held by them, dividends and other distributions when and if declared by our Board of Directors on our common shares out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any preferences on the payment of dividends imposed by the terms of outstanding preferred shares, if any.

        Class A Common Shares do not entitle holders to preemptive, subscription, redemption or conversion rights.

        Under the terms of the LLC Operating Agreement, non-managing members of RMR LLC holding class A membership units of RMR LLC may cause RMR LLC to redeem these units for, at our election, Class A Common Shares on a one for one basis or an amount in cash calculated based on the then current market price of the Class A Common Shares. See "Organizational Structure—The LLC Operating Agreement—Redemption rights of holders of class A membership units".

        Each Class B-1 Common Share may, at the option of its holder, be converted into a Class A Common Share, on a one for one basis.

        Under the terms of the LLC Operating Agreement, we have agreed to contribute to RMR LLC the net proceeds, if any, received by us in connection with the issuance any of Class A Common Shares, less amounts for which we are permitted to be reimbursed under the LLC Operating Agreement. In exchange for the contribution, RMR LLC has agreed to issue to us an equivalent number of its class A membership units.

Class B-1 Common Shares

        Except as provided in the Charter and subject to any voting rights provided to the holders of preferred shares, Class B-1 Common Shares entitle holders to ten votes for each share held of record on all matters submitted to a vote of shareholders. Holders of our Class A Common Shares, Class B-1 Common Shares and Class B-2 Common Shares will vote together as a single class on all matters submitted to a vote of our common shareholders except as required by law and except for amendments to our Charter that materially and adversely affect a single class of common shares, in which case, only the affected class of shares have the right to vote on such amendment. Holders of Class B-1 Common Shares are not entitled to cumulate any such votes in the election of directors.

        Class B-1 Common Shares entitle holders to share ratably with holders of Class A Common Shares, as a single class, in proportion to the number of shares held by them, in dividends and other distributions when and if declared by our Board of Directors on our common shares out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any preferences on the payment of dividends imposed by the terms of outstanding shares of our preferred stock, if any.

        Class B-1 Common Shares are subject to certain restrictions on transfer in accordance with the terms of our Charter. Under our Charter, Class B-1 Common Shares may be transferred to a permitted transferee, including our Founders, qualified employees, the immediate family members of our Founders or qualified employees, any of their respective lineal descendants or any entity controlled by RMR Trust or an individual named above. In addition, Class B-1 Common Shares may be transferred by the creation of certain security interests, by will or pursuant to the laws of descent and distribution or in any transfer approved in advance by our Board of Directors; provided however that realizations on a security interest in Class B-1 Common Shares will result in those shares being converted into Class A Common Shares unless the realization is by a permitted transferee.

        Each Class B-1 Common Share may, at the option of the holder, be converted into a Class A Common Share. Under the terms of the LLC Operating Agreement, we have agreed to contribute to RMR LLC the net proceeds, if any, received by us in connection with the issuance of any Class B-1 Common Shares, less amounts for which we are permitted to be reimbursed under the LLC Operating Agreement. In exchange for the contribution, RMR LLC has agreed to issue to us an equivalent number of its class B membership units.

        Class B-1 Common Shares do not entitle holders to preemptive, or subscription or redemption rights.

Class B-2 Common Shares

        Except as provided in the Charter and subject to any voting rights provided to the holders of preferred shares, Class B-2 Common Shares are entitled to ten votes for each share held of record on all matters submitted to a vote of shareholders. Holders of our Class A Common Shares, Class B-1 Common Shares and Class B-2 Common Shares will vote together as a single class on all matters submitted to a vote of our common shareholders except as required by law and except for amendments to our Charter that materially and adversely affect a single class of common stock, in which case, only the affected class of shares have the right to vote on such amendment. Holders of Class B-2 Common Shares are not entitled to cumulate any such votes in the election of directors. Class B-2 Common Shares are subject to the same restrictions on transfer under our Charter as Class B-1 Common Shares. Class B-2 Common Shares constitute "paired interests" with class A membership units of RMR LLC. Under our Charter, we are not permitted to issue to any person Class B-2 Common Shares unless RMR LLC issues at the same time, or agrees to issue at the same time, an equal number of its class A membership units to that person. Under the terms of the LLC Operating Agreement, if RMR LLC issues class A membership units to a non-managing member, we have agreed to issue an equal number of Class B-2 Common Shares to such person. In addition, if a non-managing member exercises its right to cause RMR LLC to redeem a class A membership unit of RMR LLC that it holds, the Class B-2 Common Share that comprises a paired interest with the class A membership unit being redeemed will also automatically be redeemed by us for no additional consideration.

        Class B-2 Common Shares will not entitle holders to receive dividends and, upon our dissolution, liquidation or winding up, the holders of Class B-2 Common Shares will not be entitled to receive any of our remaining assets.

        Class B-2 Common Shares do not entitle holders to preemptive, subscription or conversion rights.

Preferred Shares

        Our Charter authorizes our Board of Directors, without the approval of our shareholders, to establish and issue one or more class or series of preferred shares and to fix for each such class or series the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of such preferred shares.

        We may issue a class or series of preferred shares that could, depending on the terms of the class or series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of you might believe to be in your best interests or in which you might receive a premium for your Class A Common Shares over the then market price of the Class A Common Shares.

Voting

        Generally, our Bylaws provide that all matters to be voted on by our shareholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes cast at a meeting at which a quorum is present.

        Our Charter also provides that notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of our shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by our Board of Directors and taken or approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

Liquidation, Dissolution and Winding Up

        Our Charter provides that, in the event we liquidate, dissolve or wind up (either voluntarily or involuntarily), after payments to our creditors that may at the time be outstanding and subject to the rights of holders of one or more classes or series of our preferred shares that may then be outstanding, holders of Class A Common Shares and Class B-1 Common Shares will be entitled to share ratably, in proportion to the number of shares held by them, all our remaining funds and other assets available for distribution. Class B-2 Common Shares do not entitle holders to receive any of our funds or other assets in the event of any liquidation, dissolution or winding up.

Authorized but Unissued Capital Stock

        The MGCL generally does not require shareholder approval for any issuance of shares of our capital stock. However, the listing requirements of NASDAQ, which would apply if our Class A Common Shares are listed on NASDAQ, require shareholder approval of certain issuances of capital stock equal to or exceeding 20.0% of the then outstanding number of common shares or voting power.

        One of the effects of the existence of additional shares of our capital stock, including Class A Common Shares, Class B-1 Common Shares, Class B-2 Common Shares or preferred shares may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive shareholders of opportunities to sell their Class A Common Shares at prices higher than prevailing market prices.

Appraisal Rights

        Our Charter provides that holders of shares of our capital stock are not entitled to exercise any rights of an objecting shareholder under the MGCL unless our Board of Directors determines that such rights will apply.

Transfer Agent and Registrar

        The transfer agent and registrar for our Class A Common Shares is Wells Fargo Shareowner Services.

Listing

        We have applied to have our Class A Common Shares approved for listing on NASDAQ under the symbol "RMR."

MATERIAL PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND OF
OUR CHARTER AND BYLAWS

        In this "Material Provisions of the Maryland General Corporation Law and of Our Charter and Bylaws" section, the words "we," "us," and "our" refer solely to RMR Inc. and not to its subsidiaries. The following description summarizes material terms of our Charter and Bylaws and certain provisions of the MGCL. Because the following is only a summary, it does not contain all the information that may be important to you. If you want more information, you should read our Charter and Bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part, and refer to the provisions of the MGCL.

Board of Directors

        Our Charter provides that the total number of directors initially will be two, and may be increased or decreased only by our Board of Directors pursuant to our Bylaws, but may not be less than the minimum number required under the MGCL (which currently is one). We currently intend to have five Directors. In establishing the number of directors, our Board of Directors may not alter the term of office of any director in office at that time.

        Pursuant to our Charter, each of our directors is elected to serve until the next annual meeting of our shareholders and until their successors are duly elected and qualify. Subject to the rights of holders of one or more classes or series of our preferred shares, any vacancy in the number of directors other than as a result of an increase in the number of directors may be filled by an affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum. Any vacancy in the number of directors created by an increase in the number of directors may be filled only by a majority of our entire Board. Our Bylaws provide that at each annual meeting of shareholders, a plurality of votes cast will be able to elect the directors standing for election. A director may be removed pursuant to the provisions of the MGCL.

Meetings of Shareholders

        Our Bylaws provide that annual meetings of our shareholders will be held at a date and time set by our Board of Directors. Special meetings of our shareholders may be called only by our president or our Board of Directors. Additionally, pursuant to the MGCL special meetings of our shareholders to act on any matter must be called by our secretary upon the written request of shareholders entitled to cast at least a majority of the votes entitled to be cast at a meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.

Shareholder Action by Written Consent

        Our Charter provides that any action required or permitted to be taken at any meeting of our shareholders may be taken without a meeting by the written consent of the holders of the number of votes that would be necessary to take such action at a meeting of shareholders.

Forum Selection Clause

        Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a duty owed by any of our directors, officers, managers, agents or employees to us or our shareholders, (iii) any action asserting a claim against us or any of our directors, officers, managers, agents or employees arising pursuant to the MGCL or our Charter or Bylaws, including any disputes, claims or controversies brought by or on behalf of any of our shareholders or (iv) any action asserting a claim against us or any of our directors, officers, managers, agents or employees governed by the internal affairs doctrine of the State of Maryland. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to this provision. This choice of forum provision will limit a shareholder's ability to bring a claim in another judicial forum, including in a judicial forum that it believes is favorable for disputes with us or our directors, officers, managers, agents or employees, which may discourage lawsuits against us and our directors, officers, managers, agents or employees.

Amendment of Our Charter

        We reserve the right to make any amendment to our Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in our Charter, of any outstanding shares. All rights and powers conferred by our Charter on shareholders, directors and officers are granted subject to this reservation. All references to our Charter will include all amendments and supplements thereto.

        Our Charter provides that the Board may amend the Charter from time to time, without any action by our shareholders, in the manner provided by the MGCL and the Charter. Our Charter also provides that shareholders may amend the Charter from time to time, provided that any amendment to the Charter must first be approved by a majority of the Board and then shall be valid only if approved by the affirmative vote of holders of our outstanding shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Amendment of Our Bylaws

        Our Board of Directors has the exclusive power to adopt, alter, repeal or amend our Bylaws.

Business Combinations

        Through a provision in our Charter, we have elected not to be subject to the provision of the MGCL which regulates business combinations with interested shareholders. This provision may be amended or eliminated at any time in the future by an amendment to our Charter.

        Under the MGCL, business combinations such as mergers, consolidations, share exchanges, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities between a Maryland corporation and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Under the statute the following persons are deemed to be interested shareholders:

  •
  any person who beneficially owns, directly or indirectly, 10.0% or more of the voting power of our outstanding voting shares; or

  •
  any of our affiliates or associates who, at any time within the two year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10.0% or more of the voting power of our then outstanding voting shares.

        After the five year prohibition period has ended, a business combination between a Maryland corporation and an interested shareholder must be generally recommended by the board of directors and must receive the following shareholder approvals:

  •
  the affirmative vote of at least 80.0% of the votes entitled to be cast; and

  •
  the affirmative vote of at least two thirds of the votes entitled to be cast by holders of voting shares other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

        The supermajority vote requirements do not apply if shareholders receive a minimum price, as described under the MGCL, for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares.

        The foregoing provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the interested shareholder becomes an interested shareholder. A person is not an interested shareholder under the statute if the board of directors approved in advance the transaction by which the interested shareholder otherwise would have become an interested shareholder.

        Should we elect to become subject to the statute, the business combination act may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

        The MGCL provides that a holder of "control shares" of a Maryland corporation acquired in a "control share acquisition" has no voting rights with respect to those shares except to the extent that the acquisition is approved by a vote of disinterested holders of two thirds of the votes entitled to be cast on the matter. Shares owned by: (i) the person who has made or proposes to make the "control share acquisition," (ii) any officer of the corporation or (iii) any employee of the corporation who is also a director of the corporation are considered "interest shares" under the MGCL and are not entitled to vote whether to accord voting rights to "control shares." "Control shares" are voting shares of stock which if aggregated with all other shares controlled by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one tenth or more but less than one third;

  •
  one third or more but less than a majority; or

  •
  a majority or more of all voting power.

        An acquirer must obtain the necessary shareholder approval each time it acquires control shares in an amount sufficient to cross one of the thresholds noted above.

        Control shares do not include shares which the acquiring person is entitled to vote as a result of having previously obtained shareholder approval or shares in respect of which a person is entitled to direct the exercise of voting power solely by virtue of a revocable proxy. A "control share acquisition" means the acquisition of issued and outstanding control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of the conditions set forth in the statute, including an undertaking to pay expenses, may compel our Board of Directors to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, we may present the matter ourselves at any meeting of shareholders.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then we may redeem any or all of the control shares for fair value determined as of the date of the last control share acquisition by the acquirer or of any meeting of shareholders at which the voting rights of those shares are considered and not approved. Our right to redeem any or all of the control shares is subject to conditions and limitations listed in the statute.

        We may not redeem shares for which voting rights have previously been approved. Fair value is determined without regard to the absence of voting rights for the control shares. If voting rights for control shares are approved at a meeting of shareholders and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

        The control share acquisition statute does not apply to the following:

  •
  shares acquired in a merger, consolidation or share exchange if we are a party to the transaction; or

  •
  acquisitions approved or exempted by a provision in our Charter or Bylaws adopted before the acquisition of shares.

        Our Bylaws contain a provision exempting any and all acquisitions by any person of our capital stock from the control share acquisition statute. This provision may however be amended or eliminated at any time in the future by an amendment to our Bylaws.

Maryland Unsolicited Takeovers Act

        The Maryland Unsolicited Takeover Act permits Maryland corporations that have classes of equity securities registered under the Exchange Act and have at least three independent directors to elect by resolution of the board of directors or by provision in their charter or bylaws to be subject to certain corporate governance provisions, even if such provisions may be inconsistent with the corporation's charter and bylaws. Under the Maryland Unsolicited Takeover Act, a board of directors may create classes of directors with staggered terms of office without any vote of its shareholders. Further, the board of directors may, by electing to be subject to applicable statutory provisions and notwithstanding any contrary provisions in the charter or bylaws:

  •
  provide that a special meeting of the shareholders will be called at the request of shareholders only if requested by shareholders entitled to cast at least a majority of the votes entitled to be cast at the meeting;

  •
  reserve for itself the right to fix the number of directors;

  •
  provide that a director may be removed only by the vote of the holders of two thirds of the stock entitled to vote; and

  •
  provide that any vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualified.

        Our Board of Directors may implement all or any of these provisions without shareholder approval.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

        As described above, Class B-1 and Class B-2 Common Shares each have ten votes per share, while Class A Common Shares have one vote per share. After the Distribution, 100.0% of our Class B-1 and Class B-2 Common Shares will be controlled by RMR Trust, representing 91.4% of the voting power of our outstanding shares of capital stock. Accordingly, for so long as RMR Trust continues to hold substantial voting power in us, RMR Trust will effectively be able to determine the outcome of all matters requiring shareholder approval, including, but not limited to, election of our directors. RMR Trust is also able to cause or prevent a change of control of us and could preclude any unsolicited acquisition of us.

        In addition, even in the event that RMR Trust significantly decreases its investment in us, provisions contained in our governing documents and described above in this section could have similar anti-takeover effects.

Business Opportunities

        In recognition that owners, officers, employees or agents of RMR Trust, or affiliates of RMR Trust, collectively referred to as the RMR Trust Persons, may serve as our directors or officers, and that the RMR Trust Persons may engage in other activities or lines of business similar to those in which we engage, under our Charter, if a RMR Trust Person acquires knowledge of a potential business opportunity, we renounce, on behalf of ourselves and our subsidiaries, any potential interest or expectation in, or right to be offered or to participate in, such business opportunity to the maximum extent permitted by Maryland law. Accordingly, to the extent permitted by Maryland law (i) no RMR Trust Person is required to present, communicate or offer any business opportunity to us or any of our subsidiaries and (ii) RMR Trust Persons, on their own behalf and on behalf of RMR Trust or any affiliate of RMR Trust, will have the right to hold and exploit any business opportunity, or to direct, recommend, offer, sell, assign or otherwise transfer such business opportunity to any person other than us and our subsidiaries.

Limitation of Liability and Indemnification of Directors and Officers

        The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide indemnification if any of the following is established:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        Further, under the MGCL, a Maryland corporation may not indemnify a director for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of the following:

  •
  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

        Our Charter contains a provision that limits liability of our present or former directors and officers to us and our shareholders for money damages to the maximum extent permitted under Maryland law. The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (i) the actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty by the director or officer that was established by a final judgment as being material to the cause of action adjudicated.

        Our Charter also authorizes us to indemnify, to the maximum extent permitted under Maryland law, our present or former directors, officers, employees or agents or any individual who, while a director, officer, employee or agent of us serves at our request as a director, officer, partner, member, manager or trustee of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise. Our Bylaws require us to indemnify, to the maximum extent permitted under Maryland law, present or former directors or executive officers of us or present or former directors or executive officers of us serving at our request as an executive officer or director (or equivalent) of another corporation, partnership, joint venture, limited liability company, trust or other entity. Our Bylaws also require us to advance expenses, including attorneys' fees, incurred by any such indemnified person in defending a proceeding, upon receipt of an undertaking by or on behalf of such indemnified person to repay such amount if it shall ultimately be determined that such indemnified person is not entitled to be indemnified by us.

        We plan to enter into indemnification agreements with each of our directors and executive officers as described in "Management—Indemnification Agreements."

        We participate in a combined directors' and officers' insurance policy with the Managed REITs, TA and Five Star that provides $10.0 million in aggregate primary coverage, including certain errors and omission coverage.

 SHARES ELIGIBLE FOR FUTURE SALE

        Prior to the Distribution Date, there has been no public market for our Class A Common Shares. No prediction can be made as to the effect, if any, future sales of shares, or the availability for future sales of shares, will have on the market price of our Class A Common Shares prevailing from time to time. The sale of substantial amounts of our Class A Common Shares in the public market, or the perception that such sales could occur, could harm the prevailing market price of our Class A Common Shares. Upon completion of the Distribution, we will have a total of 15,000,000 Class A Common Shares outstanding, or 31,000,000 Class A Common Shares on a fully diluted basis assuming all class A membership units of RMR LLC (and their paired Class B-2 Common Shares) are redeemed for Class A Common Shares and all Class B-1 Common Shares are converted into Class A Common Shares.

Sale of Restricted Shares and Registration Rights

        The Class A Common Shares owned by the Managed REITs after the Distribution are, and the Class A Common Shares we issue upon redemption of class A membership units of RMR LLC or conversion of Class B-1 Common Shares will be, "restricted securities" as defined in Rule 144 described below. However, we have granted demand and piggy back registration rights pursuant to which:

  •
  RMR Trust, our Founders and their permitted transferees have the ability to cause us to register the Class A Common Shares they could acquire upon redemption of their class A membership units in RMR LLC (and their paired Class B-2 Common Shares) for Class A Common Shares or conversion of their Class B-1 Common Shares into Class A Common Shares, including in any public underwritten offerings by us, subject to certain contractual restrictions and customary pro rata cutbacks; and

  •
  the Managed REITs have the ability to cause us to register the Class A Common Shares they own, including in any public underwritten offerings by us, subject to certain contractual restrictions and customary pro rata cutbacks.

        In demand registrations, demanding shareholders are responsible to pay all of our out of pocket fees, costs and expenses of the registration pro rata in proportion to the number of Class A Common Shares they sell, other than underwriting discounts and selling commissions in respect of shares sold by any selling shareholders and fees and expenses of counsel to the selling shareholders, which will be borne by those shareholders. In piggy back registrations, except in certain circumstances, we are responsible to pay all fees, costs and expenses of a piggy back registration, other than underwriting discounts and selling commissions in respect of shares sold by any selling shareholders and fees and expenses of counsel to selling shareholders, which will be borne by those shareholders.

        Our registration obligations are subject to certain restrictions on, among other things, the number of shares to be registered and the duration of these rights.

Rule 144

        The Class A Common Shares being distributed by the Managed REITs to their shareholders will generally be freely tradable without restriction or further registration under the Securities Act, except that any Class A Common Shares held by an "affiliate" of ours may not be resold publicly except in compliance with the registration requirements of the Securities Act or pursuant to an exemption, including under Rule 144 under the Securities Act.

        Rule 144 permits our Class A Common Shares that have been acquired by a person who is an affiliate of ours, or has been an affiliate of ours within the past three months, to be sold into the market in an amount that does not exceed, during any three month period, the greater of:

  •
  1.0% of the total number of our Class A Common Shares outstanding, which will equal 150,000 Class A Common Shares immediately following the Distribution; or

  •
  the average weekly reported trading volume of our Class A Common Shares for the four calendar weeks prior to the filing of a notice on Form 144 with respect to that sale.

Such sales are also subject to specific manner of sale provisions, a six month holding period requirement for restricted securities, notice requirements and the availability of current public information about us.

        Rule 144 also provides that a person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has for at least six months beneficially owned Class A Common Shares that are restricted securities, will be entitled to freely sell such Class A Common Shares subject only to the availability of current public information about us. A person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has for at least one year beneficially owned shares of our Class A Common Shares that are restricted securities, will be entitled to freely sell such Class A Common Shares under Rule 144 without regard to the public information requirements of Rule 144.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE DISTRIBUTION

        For U.S. federal income tax purposes, the Distribution of the Distribution Shares will not be eligible for treatment as a tax free distribution. Accordingly, an amount equal to the fair market value of the Distribution Shares (including any fractional shares deemed to be received, as described in the next sentence) received by a shareholder on the distribution date from a Managed REIT will be treated as a taxable dividend to the extent of such shareholder's ratable share of any current or accumulated earnings and profits of such Managed REIT, with the excess treated first as a non-taxable return of capital to the extent of such shareholder's tax basis in the Managed REIT's common shares and then as capital gain. Any cash received by a shareholder in lieu of a fractional share should be treated as if such fractional share had been (i) received as part of the Distribution and then (ii) sold for the amount of cash received. In addition, the Managed REITs or other applicable withholding agents may be required or permitted to withhold at the applicable rate on all or a portion of the Distribution payable to non-U.S. shareholders, and any such withholding would be satisfied by such Managed REIT or agent withholding and selling a portion of the Distribution Shares otherwise distributable to non-U.S. shareholders. A shareholder's tax basis in shares of each Managed REIT (including any fractional shares deemed to be received, as described above) held on the Distribution Date will be reduced (but not below zero) to the extent the fair market value of the Distribution Shares received by such shareholder from such Managed REIT exceeds such shareholder's ratable share of the Managed REIT's current and accumulated earnings and profits. The Managed REITs will not be able to advise shareholders of the amount of their earnings and profits until after the end of the 2015 calendar year.

        A shareholder's tax basis in the Distribution Shares received will equal the fair market value of such shares on the Distribution Date. A shareholder's holding period for such shares will begin the day after the Distribution Date.

        Although each Managed REIT will be ascribing a value to the Distribution Shares for tax purposes, this valuation is not binding on the IRS or any other tax authority. These taxing authorities could ascribe a higher valuation to the Distribution Shares, particularly if such shares trade at prices significantly above the value ascribed to them by a Managed REIT in the period following the Distribution. Such a higher valuation may cause a larger reduction in the tax basis of a shareholder's Managed REIT common shares or may cause a shareholder to recognize additional dividend or capital gain income.

        Shareholders should consult their own tax advisors as to the particular tax consequences of the Distribution to them.

 UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
FOR NON-U.S. HOLDERS OF CLASS A COMMON STOCK

        The following discussion is a summary of U.S. federal income and estate tax consequences generally applicable to non-U.S. holders of Class A Common Shares that receive Class A Common Shares in the Distribution and that hold such shares as capital assets (generally, for investment). For purposes of this discussion, a non-U.S. holder is any beneficial owner that for U.S. federal income tax purposes is not an entity classified as a partnership and is not a U.S. holder; the term U.S. holder means:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation or other entity taxable as a corporation created in or organized under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust (i) if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        If a partnership or other pass through entity holds Class A Common Shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner or member and the activities of the partnership or other entity. Accordingly, partnerships or other pass through entities that hold Class A Common Shares and partners or members in these partnerships or other entities should consult their tax advisors regarding the U.S. federal income and estate tax consequences of the purchase, ownership and disposition of Class A Common Shares.

        This summary does not consider specific facts and circumstances that may be relevant to a particular non-U.S. holder's tax position and does not consider the non-income tax consequences or the state, local or non-U.S. tax consequences of an investment in Class A Common Shares. It also does not apply to non-U.S. holders subject to special tax treatment under the U.S. federal income tax laws (including controlled foreign corporations, passive foreign investment companies, tax-exempt organizations, former U.S. citizens or residents and persons who hold or receive Class A Common Shares as compensation). This summary is based upon the Code, existing and proposed Treasury regulations, IRS rulings and pronouncements and judicial decisions in effect, all of which are subject to change, possibly on a retroactive basis, or differing interpretations.

        The discussion included herein is only a summary. Accordingly, we urge shareholders to consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. income and other tax consequences of holding and disposing of Class A Common Shares.

Dividends

        Any dividend paid to a non-U.S. holder with respect to Class A Common Shares will generally be subject to withholding tax at a 30.0% rate (or such lower rate specified by an applicable income tax treaty). Generally, a non-U.S. holder must certify as to its status, and to any right to reduced withholding under an applicable income tax treaty, on a properly completed IRS Form W-8BEN in order to obtain the benefit of such right. If, however, the non-U.S. holder provides an IRS Form W-8ECI, certifying that the dividend is effectively connected with the non-U.S. holder's conduct of a trade or business within the United States, the dividend will not be subject to withholding. Instead, such dividends are subject to U.S. federal income tax at regular rates applicable to U.S. persons generally and, for corporate holders, may also be subject to a 30.0% "branch profits tax" unless a non-U.S. holder qualifies for a lower rate under an applicable U.S. income tax treaty.

Dispositions

        A non-U.S. holder will generally not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange or other taxable disposition of Class A Common Shares unless:

  •
  the gain is effectively connected with the non-U.S. holder's conduct of trade or business in the United States and, in some instances if an income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States;

  •
  the non-U.S. holder is an individual who is present in the United States for 183 or more days in the tax year of the disposition and meets certain other conditions; or

  •
  we are or have been a "U.S. real property holding corporation," or USRPHC, under Section 897 of the Code during the applicable statutory period and the non-U.S. holder's shares in us represent more than 5.0% of the Class A Common Shares outstanding and are otherwise a "U.S. real property interest" under the Foreign Investment in Real Property Tax Act (and the non-U.S. holder is not eligible for any treaty exemption).

        We do not believe that we currently are a USRPHC, and we do not anticipate becoming a USRPHC in the future.

U.S. Federal Estate Taxes

        Class A Common Shares owned or treated as owned by an individual who is a non-U.S. holder at the time of death will be included in the individual's gross estate for U.S. federal estate tax purposes, and may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Withholding Rules Pursuant to the Foreign Account Tax Compliance Act

        Withholding at a rate of 30.0% generally will be required on dividends in respect of, and, after December 31, 2016, gross proceeds from the sale or other disposition of, Class A Common Shares held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by U.S. persons, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. Accordingly, the entity through which Class A Common Shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and, after December 31, 2016, gross proceeds from the sale or other disposition of, Class A Common Shares held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30.0%, unless such entity either (i) certifies that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners," which we will in turn provide to the IRS. Shareholders should consult their tax advisors regarding the possible implications of these rules on their investment in Class A Common Shares.

Information Reporting and Backup Withholding

        A non-U.S. holder will generally be required to comply with certain certification procedures to establish that such non-U.S. holder is not a U.S. person in order to avoid backup withholding with respect to dividends or the proceeds of a disposition of Class A Common Shares. In addition, we are required to annually report to the IRS and a non-U.S. holder the amount of any distributions paid to such non-U.S. holder, regardless of whether we actually withheld any tax. Copies of the information returns reporting such distributions and the amount withheld, if any, may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against such non-U.S. holder's U.S. federal income tax liability, provided that certain required information is provided on a timely basis to the IRS.

 VALIDITY OF CLASS A COMMON SHARES

        The validity of the Class A Common Shares to be distributed in the Distribution will be passed upon for us by Saul Ewing LLP, Baltimore, Maryland.

EXPERTS

        The consolidated financial statements of The RMR Group LLC (formerly known as Reit Management & Research LLC) at September 30, 2014 and 2013, and for each of the two years in the period ended September 30, 2014, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-1 to register with the SEC the Class A Common Shares to be distributed in the Distribution. This prospectus constitutes a part of that registration statement, together with all amendments, supplements, schedules and exhibits to the registration statement of which this prospectus is a part. Before the date of this prospectus, we were not required to file reports with the SEC. A copy of the registration statement and the exhibits that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information on the operation of the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov. The RMR Group Inc. maintains a website at www.rmrgroup.com.

        This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information about us, the Class A Common Shares being distributed in the Distribution by this prospectus and related matters, you should review the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus about the contents of any agreement or any other document that is filed as an exhibit to the registration statement are not complete, and we refer you to the full text of the agreement or other document filed as an exhibit to the registration statement.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Member of Reit Management & Research LLC:

        We have audited the accompanying consolidated balance sheets of Reit Management & Research LLC as of September 30, 2014 and 2013, and the related consolidated statements of comprehensive income, Member's equity and cash flows for each of the two years in the period ended September 30, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Reit Management & Research LLC at September 30, 2014 and 2013, and the consolidated results of its operations and its cash flows for each of the two years in the period ended September 30, 2014, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Boston, Massachusetts
July 31, 2015,
except for the reorganization event described in Note 1, as to which the date is
September 11, 2015

Reit Management & Research LLC
Consolidated Balance Sheets
(dollars in thousands)

	September 30,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$141,731	$14,565
Due from related parties	74,717	36,172
Accounts receivable from unrelated parties	26,229	7,665
Prepaid and other current assets	2,681	1,741

Total current assets	245,358	60,143

Investments:
Available for sale securities	2,317	—
Equity investment in Affiliates Insurance Company	6,796	5,787
Equity investments under the fair value option	18,701	514

Total investments	27,814	6,301

Furniture and equipment	11,447	11,733
Leasehold improvements	3,341	3,232
Capitalized software costs	6,459	5,670

Total property and equipment	21,247	20,635
Accumulated depreciation	(14,379)	(12,755)

	6,868	7,880

Due from related parties, net of current portion	7,183	115,172
Due from unrelated parties, net of current portion	—	1,413

Total assets	$287,223	$190,909

Liabilities and Member's Equity
Current liabilities:
Accounts payable, accrued expenses and deposits	$17,371	$16,451
Due to related parties	32,023	55,835

Total current liabilities	49,394	72,286

Long term portion of deferred rent payable	402	333
Employer compensation liability, net of current portion	7,183	8,778

Total liabilities	56,979	81,397
Commitments and contingencies
Member's equity:
Member's equity	230,430	109,560
Cumulative other comprehensive loss	(186)	(48)

Total Member's equity	230,244	109,512

Total liabilities and Member's equity	$287,223	$190,909

See accompanying notes

Reit Management & Research LLC
Consolidated Statements of Comprehensive Income
(dollars in thousands)

	Year Ended September 30,
	2014	2013
Revenues
Management services	$218,753	$197,504
Reimbursable payroll and related costs	64,049	60,398
Advisory services	2,244	2,086

Total revenues	285,046	259,988

Expenses
Compensation and benefits	127,841	123,608
Member's profit sharing	116,000	146,000
Separation expense	2,330	—
General and administrative	21,957	20,141
Depreciation expense	2,446	2,403

Total expenses	270,574	292,152

Operating income (loss)	14,472	(32,164)
Interest and other income	497	139
Unrealized losses attributable to changes in fair value of stock accounted for under the fair value option	(4,556)	(19)

Income (loss) before income tax expense and equity in earnings of investee	10,413	(32,044)
Income tax expense	(280)	(80)
Equity in earnings of investee	160	299

Net income (loss)	10,293	(31,825)
Other comprehensive income (loss):
Foreign currency translation adjustments	(125)	(80)
Unrealized loss in investment in available for sale securities	(37)	—
Equity interest in investee's unrealized gains (losses)	24	(76)

Other comprehensive income (loss)	(138)	(156)

Comprehensive income (loss)	$10,155	$(31,981)

See accompanying notes

Reit Management & Research LLC
Consolidated Statements of Member's Equity
(dollars in thousands)

	Member's Equity	Cumulative Other Comprehensive Income (Loss)	Total Member's Equity
Balance at September 30, 2012	$136,675	$108	$136,783
Member's contribution	4,710	—	4,710
Net loss	(31,825)	—	(31,825)
Foreign currency translation adjustments	—	(80)	(80)
Decrease in share of investee's other comprehensive income	—	(76)	(76)

Balance at September 30, 2013	109,560	(48)	109,512
Member's contribution	110,577	—	110,577
Net income	10,293	—	10,293
Foreign currency translation adjustments	—	(125)	(125)
Unrealized losses on available for sale securities	—	(37)	(37)
Increase in share of investee's other comprehensive income	—	24	24

Balance at September 30, 2014	$230,430	$(186)	$230,244

See accompanying notes

Reit Management & Research LLC
Consolidated Statements of Cash Flows
(dollars in thousands)

	Year Ended September 30,
	2014	2013
Operating activities
Net income (loss)	$10,293	$(31,825)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation expense	2,446	2,403
Straight line office rent amortization	70	77
Unrealized losses attributable to changes in fair value of investments accounted for under the fair value option method	4,556	19
Dividend income	(421)	(38)
Revenues paid in common shares of Managed REITs	(11,809)	(1,004)
Gain on sale of shares to related party	(123)	(92)
Equity in earnings of investee	(160)	(299)
Loss on disposition of assets	136	—
Changes in assets and liabilities:
Restricted cash	—	12,513
Due from related parties	70,098	19,999
Due from unrelated parties	(19,486)	21,415
Prepaid and other current assets	(951)	(518)
Accounts payable, accrued expenses and deposits	5,483	2,321
Due to related parties	(28,451)	(18,843)

Net cash from operating activities	31,681	6,128

Investing activities
Purchase of property and equipment	(1,417)	(2,958)
Purchase of SIR shares	(16,018)	—
Purchase of equity investment interest	(825)	—
Dividends received from investment in REITs	380	—
Proceeds from sale of shares	2,895	1,096
Proceeds from disposition of assets	25	—

Net cash from investing activities	(14,960)	(1,862)

Financing activities
Advances from Member	57,000	24,500
Payments to Member	(57,000)	(24,500)
Member's contribution	110,577	4,710

Net cash from financing activities	110,577	4,710

Effect of exchange rate fluctuations on cash and cash equivalents	(132)	(62)

Increase in cash and cash equivalents	127,166	8,914
Cash and cash equivalents at beginning of year	14,565	5,651

Cash and cash equivalents at end of year	$141,731	$14,565

Supplemental cash flow information
Interest paid	$144	$52

Income taxes paid	$104	$—

Supplemental schedule of non-cash operating activities
Fair value of share based payments recorded	$11,444	$9,303

See accompanying notes

Reit Management & Research LLC
Notes to Consolidated Financial Statements
(dollars in thousands)

Note 1. Organization

        The consolidated financial statements of Reit Management & Research LLC, or we, us or our, include Reit Management & Research LLC, historically a Delaware limited liability company and, as of June 5, 2015, a Maryland limited liability company, or RMR LLC, and: (i) as of June 3, 2015 its wholly owned subsidiary RMR Advisors LLC, a Maryland limited liability company which was formerly a Massachusetts corporation named RMR Advisors, Inc., or RMR Advisors, and (ii) as of June 1, 2015 its wholly owned subsidiary RMR Intl LLC, a Maryland limited liability company, or RMR Intl.

        As of September 30, 2014, all of the entities comprising RMR LLC were owned by Reit Management & Research Trust, or RMR Trust, a Massachusetts business trust, or by Barry M. Portnoy and Adam D. Portnoy, our Founders, who are also the beneficial owners of RMR Trust. RMR Trust and its beneficial owners are referred to herein collectively as the Member. On June 1, 2015, our Founders contributed their 100% ownership of RMR Intl to RMR Trust, and RMR Trust contributed that ownership to RMR LLC. On June 2, 2015, our Founders contributed their 100% ownership of RMR Advisors to RMR Trust, and on June 3, 2015 RMR Trust contributed that ownership to RMR LLC. These transactions among entities under common control have been accounted for using the pooling method of accounting as if the operations of RMR Advisors and RMR Intl were consolidated as of the beginning of the earliest period presented in our consolidated financial statements and the ownership structure as of June 5, 2015 has been in existence throughout the periods covered by our consolidated financial statements. The contribution of RMR Advisors and RMR Intl increased net income (loss) by $927 and ($1,648), and increased other comprehensive loss by ($125) and ($80) in the fiscal years ended September 30, 2014 and 2013, respectively.

        RMR LLC was founded in 1986 to manage public investments in real estate and, as of September 30, 2014, managed a diverse portfolio of publicly owned real estate and real estate related businesses. RMR LLC manages: Government Properties Income Trust, or GOV, a publicly traded real estate investment trust, or REIT, that primarily owns properties located throughout the United States that are majority leased to government tenants; Hospitality Properties Trust, or HPT, a publicly traded REIT that primarily owns hotels and travel centers; Select Income REIT, or SIR, a publicly traded REIT that primarily owns properties leased to single tenants throughout the United States and leased lands in Hawaii; and Senior Housing Properties Trust, or SNH, a publicly traded REIT that primarily owns senior living communities and medical office buildings. Hereinafter, GOV, HPT, SIR and SNH are collectively referred to as the Managed REITs. RMR LLC also provides management services to other publicly traded and private businesses, including: Five Star Quality Care, Inc., or Five Star, an operator of senior living communities, many of which are owned by SNH; Sonesta International Hotels Corporation, or Sonesta, a privately owned manager and franchisor of hotels, resorts and cruise ships in the United States, Latin America and the Middle East, some of whose U.S. hotels are owned by HPT; and TravelCenters of America LLC, or TA, an operator of travel centers along the U.S. Interstate Highway System, many of which are owned by HPT, and convenience stores with retail gas stations. Hereinafter, Five Star, Sonesta and TA are collectively referred to as the Managed Operators. In addition, as of September 30, 2014, RMR LLC also provided management services to certain related private companies, including Affiliates Insurance Company, or AIC, an Indiana insurance company, and RMR Trust and its subsidiaries. During the periods presented, RMR LLC provided business and property management services to Equity Commonwealth (formerly CommonWealth REIT), or EQC, a publicly traded REIT that primarily owns office properties, and thereafter RMR LLC provided certain transition services to EQC. See Notes 2, 6 and 10. No member of RMR LLC is obligated personally for any debts, obligations or liabilities of RMR LLC solely by reason of being a member.

Reit Management & Research LLC
Notes to Consolidated Financial Statements
(dollars in thousands)

        RMR Advisors was founded in 2002. RMR Advisors is the advisor to RMR Real Estate Income Fund, or RIF. RIF is a closed end investment company focused on investing in real estate securities, including REITs and other dividend paying securities, but excluding our Client Companies, as defined below.

        RMR Intl was founded in 2012 and is the owner of RMR Australia Asset Management Pty Ltd, or RMR Australia, a company founded in 2012 to manage properties owned by EQC located in Australia. RMR Australia holds an Australian financial services license granted by the Australian Securities & Investments Commission.

        In these financial statements, we refer to the Managed REITs, the Managed Operators, RIF, AIC and RMR Trust as our Client Companies. We also refer to The RMR Group Inc., a Maryland corporation formerly known as Reit Management & Research Inc., as RMR Inc.

Note 2. Summary of Significant Accounting Policies

  Basis of Presentation

        All intercompany transactions and balances with or among the consolidated entities have been eliminated.

  Equity Method Investments

        We account for our investments in the Managed REITs and RIF under the equity method of accounting. We use the equity method to account for these investments because our Founders are the managing trustees of the Managed REITs and RIF. We have elected to adopt the fair value measurement option in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, 825-10, Financial Instruments Equity Method Investments, to record changes in fair value of our holdings in the Managed REITs and RIF as realized in the consolidated statements of comprehensive income. Dividends received in conjunction with these investments are recorded in our current period earnings as a component of interest and other income in the consolidated statements of comprehensive income.

        We also account for our investment in AIC using the equity method of accounting. We use the equity method to account for this investment as we believe that we have significant influence over AIC because our Founders are directors of AIC. Under the equity method, our percentage share of net earnings or loss and other comprehensive income or loss from AIC is recorded in the consolidated statements of comprehensive income as equity in earnings of an investee. If we determine there is an "other than temporary" decline in the fair value of our investment in AIC, we record a charge to earnings. In evaluating the fair value of this investment, we have considered, among other things, AIC's assets and liabilities, AIC's overall financial condition and the prospects for AIC's insurance business.

        We regularly evaluate our relationships and investments to determine if they have variable interests. A variable interest is an investment or interest that will absorb portions of an entity's expected losses or receive portions of an entity's expected returns. If we determine we have a variable interest in an entity (e.g., our Client Companies), we evaluate whether such interest is in a variable interest entity, or VIE. Under the VIE model, we would be required to consolidate the entities we manage if (i) the entity is considered to be a VIE and (ii) we are determined to be the primary beneficiary of the entity. We qualitatively assessed whether we must consolidate any of the entities we manage. Consideration of factors included, but was not limited to, our Founders' representation on the

Reit Management & Research LLC
Notes to Consolidated Financial Statements
(dollars in thousands)

entity's governing body, the size of our investment in each entity compared to the size of the entity and the size of other investors' interests, our ability and the rights of other persons to participate in policy making decisions and to replace the manager of those entities. Based on this assessment, we concluded that we are not required to consolidate any of our managed entities. The relationships and investments related to entities in which we have a variable interest are summarized in Notes 5 and 6.

  Available for Sale Securities

        Our investment in EQC shares is accounted for as available for sale securities based on their quoted market price at the end of the reporting period. Realized gains and losses on sales of available for sale securities are based on the average cost method, adjusted for any other than temporary declines in fair value. Unrealized gains and losses are recorded as a component of other comprehensive income. We received 90,135 shares of EQC as partial payment of fees earned under our then existing business management agreement with EQC for the fiscal year ended September 30, 2014. Those shares had a historical cost of $2,354 and a market value, based on the closing price of EQC shares on the New York Stock Exchange, or the NYSE, on September 30, 2014, of $2,317. For the fiscal year ended September 30, 2014, we recorded an unrealized loss of $37 in other comprehensive income (loss) on these available for sale EQC shares. No shares of EQC were received for the fiscal year ended September 30, 2013.

        We evaluate our investments to determine if there are any events or circumstances (impairment indicators) that are likely to have a significant adverse effect on the fair value of each investment. Fair value estimates consider all available financial information related to the investee. Examples of such impairment indicators include, but are not limited to: a significant deterioration in earnings performance; a significant adverse change in the regulatory or economic environment of an investee; or a significant doubt about an investee's ability to continue as a going concern. If an impairment indicator is identified, an estimate of the fair value of the investment is compared to its carrying value. If the fair value of the investment is less than its carrying value, a determination is made as to whether the related impairment is other than temporary. For other than temporary impairments, an impairment loss equal to the difference between an investments' carrying value and its fair value is recognized to adjust the basis of the investment to its fair value. No impairment losses were recorded for the periods presented.

  Cash and Cash Equivalents

        We consider highly liquid investments with original maturities of three months or less on the date of purchase to be cash equivalents.

  Property and Equipment

        Property and equipment are stated at cost. Depreciation of furniture and equipment is computed using the straight line method over estimated useful lives ranging from three to ten years. Depreciation for leasehold improvements is computed using the straight line method over the term of the lesser of their useful lives or related lease agreements. Depreciation expense related to property and equipment for the fiscal years ended September 30, 2014 and 2013 was $1,452 and $1,509, respectively.

Reit Management & Research LLC
Notes to Consolidated Financial Statements
(dollars in thousands)

  Capitalized Software Costs

        We capitalize costs associated with the development and implementation of software created or obtained for internal use in accordance with ASC 340-50, Internal Use Software. Capitalized costs are depreciated using the straight line method over useful lives ranging between three and five years. These depreciation expenses for the fiscal years ended September 30, 2014 and 2013 were $994 and $894, respectively.

  Revenue Recognition

        Revenue from services that we provide are recognized as earned in accordance with contractual agreements with our Client Companies and EQC. Management and advisory services revenue consists of business management fees, property management fees and advisory fees earned from our Client Companies and EQC.

  Business Management and Incentive Fees—Managed REITs and EQC

        Prior to January 1, 2014, we earned annual base business management fees from the Managed REITs and EQC pursuant to business management agreements equal to the sum of (a) 0.5% of the historical cost of transferred real estate assets, if any, as defined in the applicable business management agreement, plus (b) 0.7% of the average invested capital (exclusive of the transferred real estate assets), as defined in the applicable business management agreement, up to $250,000, plus (c) 0.5% of the average invested capital exceeding $250,000. Prior to January 1, 2014 the base business management fee was paid 100.0% in cash.

        These business management agreements were amended such that starting January 1, 2014 we earned annual base business management fees from the Managed REITs and EQC equal to the lesser of:

    •
    the sum of (a) 0.5% of the historical cost of transferred real estate assets, if any, as defined in the applicable business management agreement, plus (b) 0.7% of the average invested capital (exclusive of the transferred real estate assets), as defined in the applicable business management agreement, up to $250,000, plus (c) 0.5% of the average invested capital exceeding $250,000; and

    •
    the sum of (a) 0.7% of the average market capitalization, as defined in the applicable business management agreement, up to $250,000, plus (b) 0.5% of the average market capitalization exceeding $250,000.

        The foregoing base business management fees are paid monthly in arrears, based on the REIT's monthly financial statements and average market capitalization during the month.

        For January 1, 2014 through September 30, 2014, the base business management fee was paid 90.0% in cash and 10.0% in the applicable REIT's common shares, which were fully vested when issued. The number of the REIT's common shares issued in payment of the base business management fee for each month equaled 10.0% of the total base management fee for the REIT for that month divided by the average daily closing price on the NYSE of its common shares during that month.

        Under the business management agreements, we also earned annual incentive business management fees from the Managed REITs and EQC. The incentive business management fees are contingent performance based fees which are only recognized when earned at the end of each

Reit Management & Research LLC
Notes to Consolidated Financial Statements
(dollars in thousands)

respective measurement period or termination of the related management agreement. Prior to January 1, 2014, the incentive fee was calculated as 15.0% of the product of (i) the weighted average of the respective REIT's common shares outstanding on a fully diluted basis during a calendar year and (ii) the excess, if any, of the funds from operations, or FFO, per share or cash available for distribution, as calculated in accordance with the applicable business management agreement, for such calendar year over the FFO per share or cash available for distribution, as applicable, for the preceding calendar year, subject to caps on the values of the incentive fees. From January 1, 2014 through September 30, 2014, the incentive fees are calculated for each REIT as 12.0% of the product of (a) the equity market capitalization of the REIT, as defined in the applicable business management agreement, and (b) the amount, expressed as a percentage, by which the REIT's total return per share, as defined in the applicable business management agreement, exceeded the benchmark total return per share, as defined in the applicable business management agreement, of a specified REIT index identified in the applicable business management agreement for the measurement period, subject to caps on the values of the incentive fees.

        For the fiscal years ended September 30, 2014 and 2013, we earned aggregate annual base business management fees of $126,525 and $122,724, respectively, from the REITs then managed of which $8,146 and zero, respectively, were paid in common shares of those REITs. For the fiscal years ended September 30, 2014 and 2013, we earned aggregate incentive business management fees from the Managed REITs of $3,663 and $1,004, respectively, which were paid in common shares of the applicable Managed REITs. We earned an incentive business management fee for the fiscal year ended September 30, 2014 from EQC of $15,349, which was paid in cash.

  Business Management Fees—Managed Operators and AIC

        We earn business management fees from the Managed Operators pursuant to business management agreements equal to 0.6% of: (i) in the case of Five Star, Five Star's revenues from all sources reportable under U.S. generally accepted accounting principles, or GAAP, less any revenues reportable by Five Star with respect to properties for which it provides management services, plus the gross revenues at those properties determined in accordance with GAAP, (ii) in the case of Sonesta, Sonesta's revenues from all sources reportable under GAAP, less any revenues reportable by Sonesta with respect to hotels for which it provides management services, plus the gross revenues at those hotels determined in accordance with GAAP and (iii) in the case of TA, the sum of TA's gross fuel margin, as defined in the applicable agreement, plus TA's total non fuel revenues. These fees are estimated and payable monthly in advance. We earn business management fees from AIC pursuant to a management agreement equal to 3.0% of its total premiums paid under active insurance underwritten or arranged by AIC. For the fiscal years ended September 30, 2014 and 2013, we earned aggregate annual business management fees from the Managed Operators and AIC of $21,983 and $21,323, respectively.

  Property Management Fees

        We earned property management fees pursuant to property management agreements with certain Client Companies and EQC. We generally earn fees under these agreements for property management services equal to 3.0% of gross collected rents. Also, under the terms of the property management agreements, we receive additional property management fees for construction supervision in connection with certain construction activities undertaken at the managed properties equal to 5.0% of the cost of

Reit Management & Research LLC
Notes to Consolidated Financial Statements
(dollars in thousands)

such construction. For the fiscal years ended September 30, 2014 and 2013, we earned aggregate property management fees of $51,233 and $52,453, respectively.

  Reimbursable Payroll and Related Costs

        Pursuant to certain of our management agreements, the companies to which we provide management services pay or reimburse us for expenses incurred on their behalf. In accordance with ASC 605 Revenue Recognition, we present certain payroll and related cost reimbursements we receive as revenue. A significant portion of these reimbursable payroll and related costs arises from services we provide pursuant to our property management agreements that are paid by tenants of our Client Companies and EQC. Our reimbursable payroll and related costs also include grants of common shares from Client Companies and EQC directly to certain of our officers and employees in connection with the provision of management services to those companies. The revenue in respect of each grant is based on the fair value as of the grant date for those shares that have vested, with subsequent changes in the fair value of the unvested grants being recognized in the consolidated statements of comprehensive income over the requisite service period. We record an equal offsetting amount as compensation and benefits expense for all of our payroll and related cost revenues.

        We report other expenses we incur on behalf of our Client Companies and EQC on a net basis as the management agreements provide that reimbursable expenses are to be billed directly to the client. This net basis accounting method is supported by some or all of the following factors, which we have determined defines us as an agent rather than a principal with respect to these matters:

    •
    reimbursement to us is generally completed prior to payment of the related expenses;

    •
    the property owner is contractually obligated to fund such operating costs of the property from existing cash flow or direct funding from its building operating account and we bear little or no credit risk;

    •
    our clients are the primary obligor in relationships with the affected suppliers and service providers; and

    •
    we earn no margin on the reimbursement aspect of the arrangement, obtaining reimbursement only for actual costs incurred.

        For the fiscal years ended September 30, 2014 and 2013, we realized reimbursable payroll and related costs of $64,049 and $60,398, respectively.

  Advisory Fees—RIF

        We earn advisory fees pursuant to an advisory agreement with RIF at the annual rate of 0.85% of RIF's average daily managed assets, as defined in the agreement. Average daily managed assets includes the net asset value attributable to RIF's outstanding common shares, plus the liquidation preference of RIF's outstanding preferred shares plus the principal amount of any borrowings evidenced by notes, commercial paper or other similar instruments issued by RIF. For the fiscal years ended September 30, 2014 and 2013, we earned advisory fees $2,244 and $2,086, respectively, under this advisory agreement.

Reit Management & Research LLC
Notes to Consolidated Financial Statements
(dollars in thousands)

  Foreign Operations

        The U.S. dollar is the functional currency of our U.S. operations. The functional currency of the subsidiary of RMR Intl that operates in Australia is the Australian dollar, as that is the principal currency in which the entity's assets, liabilities, income and expenses are denominated. We translate that subsidiary's financial statements into U.S. dollars when we combine that subsidiary's financial statements with our U.S. operations. Generally, we translate assets and liabilities at the exchange rate in effect as of the balance sheet date. The accumulation of the resulting translation adjustments is included in cumulative other comprehensive loss in our consolidated balance sheets. We translate income statement accounts using the average exchange rate for the period and for income statement accounts that include significant non-recurring transactions at the rate in effect as of the date of the transaction. We are subject to foreign currency risk due to potential fluctuations in exchange rates between Australian and U.S. currencies. A change in the value of Australian currency compared to U.S. currency has an effect on our reported results of operations and financial position. We do not currently borrow in Australian dollars or have currency derivative contracts to mitigate foreign currency risk. As of September 30, 2014 and 2013, cumulative foreign currency translation adjustment losses for the fiscal years then ended were $205 and $80, respectively.

  Cumulative Other Comprehensive Income (Loss)

        Cumulative other comprehensive income (loss) represents our share of the comprehensive income (loss) of AIC, our unrealized loss from our available for sale securities and foreign currency translation adjustments.

  Use of Estimates

        Preparation of these financial statements in conformity with GAAP requires our management to make certain estimates and assumptions that may affect the amounts reported in these financial statements and related notes. The actual results could differ from these estimates.

  Concentration of Credit Risk

        Financial instruments which potentially subject us to concentrations of credit risk are primarily cash accounts and amounts due from related parties. Historically, we have not experienced losses related to our cash accounts or to the credit of related parties.

Note 3. Income Taxes

        For the periods presented, RMR LLC was a single member limited liability company which was generally disregarded for federal and most state income tax purposes. For the periods presented, the sole member of RMR LLC was RMR Trust. RMR Trust has elected to be treated as an S corporation for income tax purposes and is generally not subject to federal and most state income taxes. RMR LLC and RMR Trust, however, are subject to certain state income taxes. In states where RMR LLC incurs income taxes, it may be subject to audit for tax years ending September 30, 2011 through its most recent filings.

        For the periods presented, RMR Advisors elected to be treated as an S corporation for income tax purposes and was also generally not subject to federal and most state income taxes. RMR Advisors was, however, subject to certain state income taxes notwithstanding its S corporation status. RMR

Reit Management & Research LLC
Notes to Consolidated Financial Statements
(dollars in thousands)

Advisors may be subject to audit for tax years ending September 30, 2011 through its most recent filings.

        For the periods presented, RMR Intl was a partnership for U.S. income tax purposes and was not subject to federal and state income tax. RMR Intl conducted business in Australia through a foreign entity that was subject to Australian income tax that was disregarded for U.S. income tax purposes. RMR Intl, and its foreign subsidiary, may be subject to audit for tax years ending September 30, 2013 through its most recent filings.

        RMR LLC, RMR Advisors and RMR Intl are not eligible to file consolidated federal, state, or foreign income tax returns under existing tax law. Notwithstanding each separate tax filing requirement, the following presentations represent the combined income tax expense for federal, state, and foreign tax purposes.

        The Company had profit before income taxes as follows:

	September 30,
	2014	2013
United States	$9,148	$(30,705)
Foreign	1,265	(1,339)

Total	$10,413	$(32,044)

        The Company had a provision for income taxes which consists of the following:

	September 30,
	2014	2013
Current:
State	$1	$2
Foreign	279	78
Deferred:
State	—	—
Foreign	—	—

Total	$280	$80

        A reconciliation of the statutory income tax rate to the effective tax rate is as follows:

	September 30,
	2014	2013
Statutory rate	—%	—%
Permanent items	0.02%	—%
Foreign Taxes	3.67%	(1.13)%
State Taxes	0.01%	0.01%
Change in valuation allowance	(1.01)%	1.37%

Effective tax rate	2.69%	0.25%

        The Company has certain deferred tax assets related to contract termination fees and other business startup costs. We have determined that it is more likely than not that the Company will not

Reit Management & Research LLC
Notes to Consolidated Financial Statements
(dollars in thousands)

realize the benefit of its deferred tax assets, and therefore we maintain a full valuation allowance against our deferred tax assets. The components of the deferred tax assets as of September 30, 2014 and 2013 are as follows:

	September 30,
	2014	2013
Deferred tax assets:
Termination fee	$286	$413
Organization costs	23	34

Total deferred tax assets	309	447

Valuation allowance	(309)	(447)

Net deferred tax assets	$—	$—

        ASC 740, Income Taxes, provides a model for how a company should recognize, measure and present in its financial statements uncertain tax positions that have been taken or are expected to be taken with respect to all open years and in all significant jurisdictions. Pursuant to the topic, we can recognize a tax benefit only if it is "more likely than not" that a particular tax position will be sustained upon examination or audit. To the extent the "more likely than not" standard has been satisfied, the benefit associated with a tax position is measured as the largest amount that is greater than 50.0% likely of being realized upon settlement. As of September 30, 2014 and 2013, we have no uncertain tax positions.

Note 4. Recent Accounting Pronouncements

        In May 2014, the FASB issued Accounting Standards Update, or ASU, No. 2014-09, Revenue from Contracts with Customers, or ASU 2014-09. The main provision of ASU 2014-09 is to recognize revenue when control of the goods or services transfers to the customer, as opposed to the existing guidance of recognizing revenue when the risk and rewards transfer to the customer. In July 2015, the FASB approved a one year deferral of the effective date for this ASU to interim and annual reporting periods beginning after December 15, 2017. We have not yet determined the effects, if any, that the adoption of ASU 2014-09 may have on our financial position, results of operations, cash flows or disclosures.

        In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements—Going Concern: Disclosure of Uncertainties about an Entity's Ability to continue as a Going Concern. This update requires an entity to evaluate whether there are conditions or events that raise substantial doubt about the entity's ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the financial statements are available to be issued, when applicable) and to provide related footnote disclosures in certain circumstances. The update is effective for the annual reporting periods beginning after December 15, 2015, and for annual and interim periods thereafter with early adoption permitted. The implementation of this update is not expected to result in any significant changes to the disclosures in our consolidated financial statements.

        In February 2015, the FASB issued ASU No. 2015-02 related to ASC 810, Consolidation. The amendments in this update affect reporting entities that are required to evaluate whether they should consolidate certain legal entities. All legal entities are subject to reevaluation under the revised consolidation model. Specifically, the amendments: (i) modify the evaluation of whether limited partnerships and similar legal entities are VIEs or voting interest entities; (ii) eliminate the

Reit Management & Research LLC
Notes to Consolidated Financial Statements
(dollars in thousands)

presumption that a general partner should consolidate a limited partnership; (iii) affect the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships; and (iv) provide a scope exception from consolidation guidance for reporting entities with interests in legal entities that are required to comply with or operate in accordance with requirements that are similar to those in Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, for registered money market funds. This guidance will be effective for annual reporting periods beginning after December 15, 2017. We do not expect this ASU to have an impact on our consolidated financial position, results of operations or cash flows.

Note 5. Fair Value of Financial Instruments

        As of September 30, 2014 and 2013, the fair values of our financial instruments, which include cash and cash equivalents, amounts due from related parties and accounts payable and due to related parties, were not materially different from their carrying values.

  Recurring Fair Value Measures

        On a recurring basis we measure certain financial assets and financial liabilities at fair value based upon quoted market prices. ASC 820, Fair Value Measurements, establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets and liabilities (Level 1), and the lowest priority to unobservable inputs (Level 3). A financial asset's or financial liability's fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

Reit Management & Research LLC
Notes to Consolidated Financial Statements
(dollars in thousands)

        The following are our assets and liabilities that all have been measured at fair value using Level 1 in the fair value hierarchy as of September 30, 2014 and 2013:

	September 30,
	2014	2013
Money market funds included in cash and cash equivalents	$124,576	$4,555
Available for sale securities	2,317	—
Equity investments accounted for under fair value option:
GOV (27,103 and 0 common shares, respectively; each < 1.0% of outstanding shares)	594	—
HPT (86,969 and 0 common shares, respectively; each < 1.0% of outstanding shares)	2,335	—
SIR (556,001 and 0 common shares, respectively; each < 1.0% of outstanding shares)	13,371	—
SNH (85,986 and 0 common shares, respectively; each < 1.0% of outstanding shares)	1,799	—
RIF (31,997 and 29,774 common shares, respectively; each < 1.0% of outstanding shares)	602	514

	18,701	514
Current portion of due from related parties related to share based payment awards	4,639	5,473
Long term portion of due from related parties related to share based payment awards	7,183	8,778
Current portion of accounts payable, accrued expenses and deposits related to share based payment awards	4,639	5,473
Long term portion of employer compensation liability related to share based payment awards	7,183	8,778

Note 6. Related Party Transactions

        Our Founders are the beneficial owners and trustees of RMR Trust, which for the periods presented was the sole owner of RMR LLC. For the periods presented, our Founders also were the owners and directors of RMR Advisors and RMR Intl, directors of AIC and the shareholders and directors of Sonesta. Our Founders are also managing trustees of each of the Managed REITs. Barry M. Portnoy is a managing director of Five Star and of TA. All of the executive officers of the Managed REITs and many of the executive officers of the Managed Operators are also officers of RMR LLC. Until March 25, 2014, our Founders were the managing trustees of EQC, and, until May 23, 2014, Adam D. Portnoy was the President of EQC. We consider that EQC ceased to be our related party on March 25, 2014; however, the full amount of fees earned from EQC in the fiscal year ended September 30, 2014, are included in this Note.

Reit Management & Research LLC
Notes to Consolidated Financial Statements
(dollars in thousands)

  Revenues from Related Parties

        For the fiscal years ended September 30, 2014 and 2013, we recognized revenues from related parties as set forth in the following table:

	Total Revenues For the Fiscal Years Ended September 30,
	2014		2013
	$	%	$	%
Managed REITs:
GOV	$27,287	9.6%	$24,348	9.4%
HPT	43,730	15.3%	40,401	15.5%
SIR	19,784	6.9%	15,005	5.8%
SNH	44,472	15.6%	41,353	15.9%

	135,273	47.4%	121,107	46.6%

Managed Operators:
Five Star	12,749	4.5%	14,120	5.4%
Sonesta	1,501	0.5%	1,514	0.6%
TA	12,671	4.4%	11,035	4.2%

	26,921	9.4%	26,669	10.2%

Other:
AIC	337	0.1%	338	0.1%
RIF	2,244	0.8%	2,086	0.8%
RMR Trust	3,764	1.3%	2,926	1.1%
EQC	116,507	41.0%	106,862	41.2%

	122,852	43.2%	112,212	43.2%

Total Revenues	$285,046	100.0%	$259,988	100.0%

  Investment in Managed REITs, EQC and RIF

        Beginning January 1, 2014, we were paid a portion of our base business management fees from the Managed REITs and EQC in common shares of the respective REIT. For the period from January 1, 2014, through September 30, 2014, we received shares for such fees as follows:

REIT	No. of Shares	Fees Paid in Shares
GOV	27,103	$672
HPT	86,969	2,474
SIR	23,136	668
SNH	85,986	1,978
EQC	90,135	2,354

		$8,146

        All of the incentive business management fees we earned from the Managed REITs during the periods presented in this report were also paid in Managed REIT common shares; all such shares

Reit Management & Research LLC
Notes to Consolidated Financial Statements
(dollars in thousands)

except 32,865 shares of SIR ($891) were sold to our Founders on the dates of their issuance at their respective market values.

        SIR was previously a subsidiary of EQC and, following SIR's initial public offering in March 2012, EQC continued to own 22,000,000 common shares of SIR. On July 9, 2014, we and GOV acquired from EQC 500,000 and 21,500,000 common shares of SIR, respectively. Our cash purchase price was equal to $15,755, or $31.51 per share, plus $263, or $0.53 per share, of accrued dividends as defined in the purchase agreement, for a total of $16,018. GOV paid EQC the same price per share.

        Cash dividends that we received on the shares of the Managed REITs and EQC totaled $380 and zero for the fiscal years ended September 30, 2014 and 2013, respectively, and are reported as interest and other income in our consolidated statements of comprehensive income.

        We also historically owned shares of RIF with a cumulative historical purchase price of $1,221 as of September 30, 2014. We participate in RIF's dividend reinvestment program and, as a result, our quarterly dividend distributions from our RIF shares are reinvested in purchasing additional RIF shares. For the fiscal years ended September 30, 2014 and 2013, we purchased 2,223 and 1,860 shares, respectively, for $41 and $38, respectively, pursuant to this dividend reinvestment program.

  Investment in AIC

        AIC was formed in 2008 and provides a combined property insurance program for companies that we manage. We provide management services to AIC. In the periods presented until May 9, 2014, the Managed REITs, Five Star, TA and EQC each owned 12.5% of AIC. On May 9, 2014, pursuant to the terms of a shareholders agreement, each of the shareholders of AIC other than EQC purchased a pro rata amount of EQC's ownership of AIC for $825 (total purchase price of $5,775), and thereafter RMR LLC, the Managed REITs, Five Star and TA each owned 14.3% of AIC.

        At September 30, 2014 and 2013, the book value of our ownership of AIC was $6,796 and $5,787, respectively. As of September 30, 2014 and 2013, the historical cost basis of our ownership of AIC was $6,034 and $5,209, respectively. For the fiscal years ended September 30, 2014 and 2013, the earnings of AIC attributable to us were $160 and $299, respectively, and our management fees earned from AIC were $337 and $338, respectively. We recognized unrealized gains (losses) of $24 and ($76) related to investments in available for sale securities owned by AIC in the fiscal years ended September 30, 2014 and 2013, respectively.

Reit Management & Research LLC
Notes to Consolidated Financial Statements
(dollars in thousands)

  Amounts due from or due to related parties

        The following table represents amounts due from and to related parties as of the dates listed:

	As of September 30,
	2014	2013
Amounts due from:
Managed REITs:
GOV	$3,730	$2,868
HPT	7,191	7,559
SIR	3,700	1,812
SNH	6,819	5,625

	21,440	17,864

Managed Operators:
Five Star	2,167	2,574
Sonesta	65	55
TA	1,192	651

	3,424	3,280

Other Client Companies:
AIC	21	—
RMR Trust	57,015	130,200

	57,036	130,200

Due From Related Parties	$81,900	$151,344

Amounts due to:
RMR Trust	$32,023	$55,835

Due To Related Parties	$32,023	$55,835

        As noted above, EQC ceased to be a related party to us as of March 25, 2014. The amounts due to us from EQC as of the fiscal years ended September 30, 2014 and 2013 were $26,229 and $9,078, respectively.

  Leases

        At September 30, 2014, we leased from RMR Trust and certain Managed REITs office space for use as our headquarters and local offices under ten different leases. During the fiscal years ended September 30, 2014 and 2013, we incurred rental expense under these related party leases aggregating $3,866 and $4,070, respectively. Our related party leases have various termination dates and many have renewal options. Some of our related party leases are terminable on 30 days' notice and many allow us to terminate early if our management agreements for the buildings in which we lease space are terminated.

        In addition to the related party leases described in the preceding paragraph, we leased office space from EQC during the fiscal years ended September 30, 2014 and 2013. During the fiscal years ended September 30, 2014 and 2013, we incurred rental expense under the EQC leases aggregating $618 and $815, respectively. As of September 30, 2014, we had no leases with EQC; some of the EQC leases were terminated during the year in the ordinary course and the balance were terminated when our

Reit Management & Research LLC
Notes to Consolidated Financial Statements
(dollars in thousands)

management agreements with EQC were terminated on September 30, 2014. After September 30, 2014, we amended certain leases and entered new leases (some with related parties) as part of a reorganization after the termination of our EQC management agreements and leases.

  Other

        On June 28, 2013, we and six companies to which we then provided management services (i.e., the Managed REITs, EQC and Five Star) purchased a combined directors' and officers' liability insurance policy providing for $15,000 of combined primary nonindemnifiable coverage. We paid a premium of $147 for this coverage which extended through August 31, 2014. Effective August 31, 2014, we and six companies to which we then provided management services (i.e., the Managed REITs, Five Star and TA) purchased a two year directors' and officers' liability insurance policy providing $10,000 of combined primary coverage, including certain errors and omissions insurance coverage; we paid a premium of $152 for this coverage.

        During the periods presented, amounts have periodically been advanced and repaid between RMR Trust and its then 100.0% owned subsidiary RMR LLC. These advances were due on demand without interest. Also, during the periods presented, our Founders periodically made loans for working capital to RMR LLC which loans were due on demand and required interest at the minimum monthly adjustable federal rate required for tax reporting. As of fiscal year end September 30, 2013, RMR Trust had a balance due to RMR LLC of $107,807 which amount was fully paid to RMR LLC during 2014 and no amounts were due between RMR Trust and RMR LLC as of September 30, 2014. In the fiscal year ended September 30, 2014, RMR Trust made a capital contribution to RMR LLC of $110,577. As of September 30, 2014 and 2013, no loans were outstanding from our Founders to RMR LLC; however loans for $57,000 and $24,500 were outstanding for limited periods during the fiscal years ended September 30, 2014 and 2013, respectively; and interest on these loans of $144 and $52 was paid to our Founders during the fiscal years ended September 30, 2014 and 2013, respectively. Also, during the fiscal year ended September 30, 2013, our Founders made an additional capital contribution to RMR Advisors of $2,000 and an initial capital contribution to RMR Intl of $2,710.

        See Note 8 below for a discussion of guarantees of indebtedness which we have provided in respect of RMR Trust and which RMR Trust has provided in respect of us.

Note 7. Concentration

        For the fiscal years ended September 30, 2014 and 2013, the following entities were responsible for more than 10.0% of our total revenues:

	Total Revenues For the Fiscal Year Ended September 30,
	2014		2013
Source	$	%	$	%
EQC	$116,507	41.0%	$106,862	41.20%
SNH	44,472	15.6%	41,353	15.90%
HPT	43,730	15.3%	40,401	15.50%
Other Companies < 10.0% Each	80,337	28.1%	71,372	27.40%

	$285,046	100.0%	$259,988	100.00%

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Notes to Consolidated Financial Statements
(dollars in thousands)

Note 8. Indebtedness

        During the periods presented, RMR LLC had a $2,000 unsecured demand line of credit with RBS Citizens National Association, or Citizens, that accrued interest on outstanding balances, if any, at the prime rate, which was renewed periodically and had no stated maturity. RMR Trust guaranteed the amounts outstanding under this line of credit. There were no borrowings outstanding for the fiscal years ended September 30, 2014 and 2013 and this line of credit expired in July 2014.

        During the periods presented, RMR LLC had unconditionally guaranteed revolving lines of credit to certain subsidiaries of RMR Trust made available by U.S. Bank National Association, or U.S. Bank, and Citizens for up to $57,500 and $36,650, respectively. Amounts outstanding under these credit facilities as of September 30, 2013 were $57,500 under the U.S. Bank credit facility and $20,000 under the Citizens credit facility. As of September 30, 2014, there were no amounts outstanding under these credit facilities. The credit facility with Citizens expired in February 2015. Effective May 1, 2015, RMR LLC's guarantee of the U.S. Bank credit facility agreement was released. Our financial statements as of September 30, 2014 and 2013 do not reflect any amounts in connection with these guarantees.

        As reported in Note 6 above, during the periods presented, amounts have periodically been advanced and repaid between RMR Trust and its 100.0% owned subsidiary RMR LLC, and our Founders periodically made loans for working capital to RMR LLC.

Note 9. Employee Benefit Plan

        We have established a defined contribution savings plan for eligible employees under the provisions of U.S. Internal Revenue Code Section 401(k) whereby we contribute 100.0% of the first 3.0% and 50.0% of the next 2.0% of an employee's cash compensation contributed to the plan up to stated maximums. All employees are eligible to participate in the plan and are entitled, upon termination or retirement, to receive their vested portion of the plan assets. Employees' contributions and our related matching contributions are fully vested when made. Our plan contributions and expenses for the fiscal years ended September 30, 2014 and 2013 were $2,542 and $3,144, respectively.

Note 10. EQC Termination and Cooperation Agreement

        Pursuant to a Termination and Cooperation Agreement dated September 30, 2014, or the Termination and Cooperation Agreement, EQC and RMR LLC terminated RMR LLC's business and property management agreements with EQC. As a result, we incurred termination expenses associated with the termination of certain employees. Under the terms of the Termination and Cooperation Agreement, RMR LLC agreed to be financially responsible for certain severance payments to our former employees and EQC agreed to pay certain accrued benefits for certain impacted employees. In accordance with ASC 420, Exit or disposal cost obligations, we recorded one time termination benefits expense for impacted employees through September 30, 2014 of $2,330. We incurred an additional $116 of costs associated with severance and vacation payouts in November 2014, which will be reflected in our consolidated financial statements for the fiscal year ended September 30, 2015.

Reit Management & Research LLC
Notes to Consolidated Financial Statements
(dollars in thousands)

        Pursuant to the Termination and Cooperation Agreement, RMR LLC assisted EQC in the transition of EQC's management and operations through February 28, 2015, and EQC paid RMR LLC $1,200 per month for transition services from October 1, 2014 to February 28, 2015. Also, we are continuing to provide certain services for EQC in Australia until January 31, 2016, unless earlier terminated.

Note 11. Commitments

        We lease office space under operating leases. These leases generally contain fixed contractual rent changes and certain of the leases provide for operating expense reimbursements. We recognize rental expense on operating leases that contain fixed contractual rent changes on a straight line basis over the terms of the respective leases. As of September 30, 2014, we had 16 leases that expired at various dates through 2021. We incurred rental expense for the fiscal years ended September 30, 2014 and 2013 of $4,581 and $4,166, respectively, including non-cash straight line rent expense of $70 and $77, respectively. Rental expense is included in general and administrative expenses in our consolidated statement of comprehensive income. Certain of these leases also provide us with options to extend the respective terms of the leases. The future scheduled minimum lease payments under the terms of these leases as of September 30, 2014 are as follows (per fiscal year ended September 30):

2015	$3,147
2016	2,864
2017	2,845
2018	2,393
2019	2,308
Thereafter	3,062

$16,619

        Some of the foregoing leases are with related parties. For more information about these related party leases, see Note 6 above.

Reit Management & Research LLC
Notes to Consolidated Financial Statements
(dollars in thousands)

Note 12. Cumulative Other Comprehensive Income (Loss)

        The following table presents a roll forward of amounts recognized in cumulative other comprehensive income (loss) by component for the fiscal years ended September 30, 2014 and 2013:

	Unrealized Gain (Loss) On Available For Sale Securities	Equity in Unrealized Gain (Loss) of An Investee	Foreign Currency Translation Adjustments	Total
Balances as of September 30, 2012	$—	$108	$—	$108
Other comprehensive income (loss) before reclassifications	—	(62)	(80)	(142)
Amounts reclassified from cumulative other comprehensive loss to net income (loss)	—	(14)	—	(14)

Net current period other comprehensive income (loss)	—	(76)	(80)	(156)

Balances as of September 30, 2013	—	32	(80)	(48)
Other comprehensive income (loss) before reclassifications	(37)	56	(125)	(106)
Amounts reclassified from cumulative other comprehensive income (loss) to net income (loss)	—	(32)	—	(32)

Net current period other comprehensive income (loss)	(37)	24	(125)	(138)

Balances as of September 30, 2014	$(37)	$56	$(205)	$(186)

Reit Management & Research LLC
Notes to Consolidated Financial Statements
(dollars in thousands)

Note 13. Segment Reporting

        We operate in one reportable business segment, which is RMR LLC.

	Fiscal Year Ended September 30, 2014
	RMR LLC(1)	All Other Operations	Total
Revenues
Management services	$217,014	$1,739	$218,753
Reimbursable payroll and related costs	64,049	—	64,049
Advisory services	—	2,244	2,244

Total revenues	281,063	3,983	285,046

Expenses
Compensation and benefits	125,780	2,061	127,841
Member's profit sharing	116,000	—	116,000
Separation expense	2,330	—	2,330
General and administrative	21,125	832	21,957
Depreciation expense	2,446	—	2,446

Total expenses	267,681	2,893	270,574

Operating income	13,382	1,090	14,472
Interest and other income	428	69	497
Unrealized losses attributable to changes in fair value of stock accounted for under the fair value option	(4,603)	47	(4,556)

Income before income tax expense and equity in earnings of investee	9,207	1,206	10,413
Income tax expense	(1)	(279)	(280)
Equity in earnings of investee	160	—	160

Net income	$9,366	$927	$10,293

Total assets:	$281,533	$5,690	$287,223

(1)
Intersegment revenues of $1,276 recognized by RMR LLC for services in the All Other Operations segment have been eliminated in the consolidated financial statements.

Reit Management & Research LLC
Notes to Consolidated Financial Statements
(dollars in thousands)

	Fiscal Year Ended September 30, 2013
	RMR LLC(1)	All Other Operations	Total
Revenues
Management services	$196,300	$1,204	$197,504
Reimbursable payroll and related costs	60,398	—	60,398
Advisory services	—	2,086	2,086

Total revenues	256,698	3,290	259,988

Expenses
Compensation and benefits	121,632	1,976	123,608
Member's profit sharing	146,000	—	146,000
General and administrative	17,235	2,906	20,141
Depreciation expense	2,403	—	2,403

Total expenses	287,270	4,882	292,152

Operating loss	(30,572)	(1,592)	(32,164)
Interest and other income	98	41	139
Unrealized losses attributable to changes in fair value of stock accounted for under the fair value option	—	(19)	(19)

Loss before income tax expense and equity in earnings of investee	(30,474)	(1,570)	(32,044)
Income tax expense	(2)	(78)	(80)
Equity in earnings of investee	299	—	299

Net loss	$(30,177)	$(1,648)	$(31,825)

Total assets:	$185,653	$5,256	$190,909

(1)
Intersegment revenues of $1,133 recognized by RMR LLC for services in the All Other Operations segment have been eliminated in the consolidated financial statements.

Note 14. Subsequent Events

        On June 5, 2015, we were a party to a transaction with RMR Trust and the Managed REITs, or the Up-C Transaction.

        In anticipation of the Up-C Transaction, the Member and RMR LLC transferred certain assets and made certain adjustments to their businesses as follows: (i) our Founders contributed their 100.0% ownership of RMR Advisors and RMR Intl to RMR Trust, and RMR Trust contributed these ownership interests to RMR LLC; (ii) all of the shares of the Managed REITs, RIF and AIC owned by RMR LLC were distributed by RMR LLC to RMR Trust; (iii) certain cash and cash equivalents, including cash that had been paid or contributed to RMR LLC by RMR Trust in 2014, were distributed to RMR Trust; (iv) RMR LLC entered into a new business management agreement and an amended property management agreement with RMR Trust and an amended business management agreement with Sonesta; (v) in connection with these new and amended management agreements, certain employees of RMR LLC and personal property (including property used by the transferred employees) which RMR LLC determined would not be required for its continuing business were transferred to RMR Trust or Sonesta; and (vi) all intercompany loans and advances between RMR Trust and RMR LLC were settled in cash in advance of the Up-C Transaction.

        In the Up-C Transaction: (a) RMR Trust contributed $11,520 in cash to RMR Inc. which RMR Inc. subsequently contributed to RMR LLC; (b) GOV contributed 700,000 of its common shares and $3,917 in cash to RMR Inc., HPT contributed 1,490,000 of its common shares and $12,622 in cash

Reit Management & Research LLC
Notes to Consolidated Financial Statements
(dollars in thousands)

to RMR Inc., SIR contributed 880,000 of its common shares and $15,880 in cash to RMR Inc. and SNH contributed 2,345,000 of its common shares and $13,967 in cash to RMR Inc.; (c) RMR Inc. issued 1,000,000 Class B-1 Common Shares and 15,000,000 Class B-2 Common Shares to RMR Trust; (d) RMR Inc. issued 1,541,201 Class A Common Shares to GOV, 5,019,121 Class A Common Shares to HPT, 3,166,891 Class A Common Shares to SIR and 5,272,787 Class A Common Shares to SNH; (e) RMR Trust delivered 15,000,000 of the 30,000,000 class A membership units of RMR LLC it then owned to RMR Inc.; and (f) RMR Inc. delivered to RMR Trust the shares and cash which had been contributed to RMR Inc. by the Managed REITs. Pursuant to the transaction agreements, the Managed REITs agreed to distribute approximately half of the Class A Common Shares of RMR Inc. they acquired in the Up-C Transaction to their respective shareholders as a special distribution, and RMR Inc. agreed to facilitate this distribution by filing a registration statement with the Securities and Exchange Commission, or SEC, to register the Class A Common Shares to be distributed and by seeking a listing of those shares on a national stock exchange upon the registration statement being declared effective by the SEC.

        As part of the Up-C Transaction and concurrently with entering into the transaction agreements, on June 5, 2015, the following additional agreements were entered into:

    •
    Amendment and Restatement of Managed REIT Management Agreements.  RMR LLC and each of the Managed REITs entered into an amended and restated business management agreement and an amended and restated property management agreement, which amended and restated their preexisting business and property management agreements.

    •
    RMR Trust Registration Rights Agreements.  RMR Inc. entered into a registration rights agreement with RMR Trust pursuant to which RMR Trust received demand and piggyback registration rights, subject to certain limitations, covering Class A Common Shares, including the shares received on conversion of Class B-1 Common Shares or redemption of the paired Class B-2 Common Shares and class A membership units of RMR LLC.

    •
    Managed REIT Registration Rights Agreements.  RMR Inc. entered into a registration rights agreement with each Managed REIT covering the Class A Common Shares that it received in the Up-C Transaction, pursuant to which the Managed REIT received demand and piggyback registration rights, subject to certain limitations.

    •
    Founders Registration Rights and Lock-Up Agreements.  Our Founders and RMR Trust entered into a Registration Rights and Lock-Up Agreement with each Managed REIT with respect to each Managed REIT's common shares pursuant to which RMR Trust and our Founders each agreed not to transfer the Managed REITs' common shares acquired by RMR Trust in the Up-C Transaction for a period of ten years, subject to certain exceptions, and RMR Trust and our Founders received demand and piggyback registration rights from the Managed REITs, subject to certain limitations.

    •
    Tax Receivable Agreement.  RMR Inc. and RMR LLC entered into a tax receivable agreement with RMR Trust that provides for the payment by RMR Inc. to RMR Trust of 85.0% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that RMR Inc. realizes as a result of (a) the increases in tax basis attributable to RMR Inc.'s dealings with RMR Trust and (b) tax benefits related to imputed interest deemed to be paid by RMR Inc. as a result of the tax receivable agreement.

        As a result of the Up-C Transaction, RMR LLC became a subsidiary of RMR Inc., RMR Inc. became the Managing Member of RMR LLC and each Managed REIT became the owner of more than 5.0% of the outstanding Class A Common Shares of RMR Inc.

        Several of the notes above also include references to events occurring after September 30, 2014 (the end of the last fiscal year included in these consolidated financial statements). See Notes 1, 4, 6, 8, 10 and 11 above.

        We have evaluated subsequent events through July 31, 2015, except for the name change of RMR Inc. and the reorganization event described in Note 1, as to which the date is September 11, 2015.

UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
OF THE RMR GROUP INC.

The RMR Group Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	June 30, 2015	September 30, 2014
Assets
Current assets:
Cash and cash equivalents	$26,528	$141,731
Due from related parties	21,446	74,717
Accounts receivable	—	26,229
Prepaid and other current assets	5,951	2,681

Total current assets	53,925	245,358
Investments:
Available for sale securities	—	2,317
Equity investment in Affiliates Insurance Company	—	6,796
Equity investments under the fair value option	—	18,701

Total investments	—	27,814
Furniture and equipment	11,246	11,447
Leasehold improvements	2,740	3,341
Capitalized software costs	5,648	6,459

Total property and equipment	19,634	21,247
Accumulated depreciation	(15,144)	(14,379)

	4,490	6,868
Due from related parties, net of current portion	4,802	7,183
Deferred tax asset	47,780	—
Other assets, net of amortization	193,161	—

Total assets	$304,158	$287,223

Liabilities and Equity
Current liabilities:
Accounts payable, accrued expenses and deposits	$35,315	$17,371
Due to related parties	—	32,023

Total current liabilities	35,315	49,394
Long term portion of deferred rent payable, net of current portion	393	402
Amounts due pursuant to tax receivable agreement	65,834	—
Employer compensation liability, net of current portion	4,802	7,183

Total liabilities	106,344	56,979

Commitments and contingencies
Equity:
Member's equity	—	230,430
Class A common shares, $0.001 par value; 31,000,000 shares authorized; 15,000,000 shares issued and outstanding at June 30, 2015; none authorized, issued or outstanding at September 30, 2014	15	—
Class B-1 common shares, $0.001 par value; 1,000,000 shares authorized; 1,000,000 shares issued and outstanding at June 30, 2015; none authorized, issued or outstanding at September 30, 2014	1	—
Class B-2 common shares, $0.001 par value; 15,000,000 shares authorized, issued and outstanding at June 30, 2015; none authorized, issued or outstanding at September 30, 2014	15	—
Additional paid in capital	93,625	—
Retained earnings	970	—
Cumulative other comprehensive income (loss)	142	(186)

Total Shareholders' and Member's equity	94,768	230,244
Noncontrolling interest	103,046	—

Total equity	197,814	230,244

Total liabilities and equity	$304,158	$287,223

See accompanying notes

The RMR Group Inc.
Condensed Consolidated Statements of Comprehensive Income
(dollars in thousands, except per share amounts)
(unaudited)

	Nine Months Ended June 30,
	2015	2014
Revenues
Management services	$122,489	$151,528
Reimbursable payroll and related costs	20,535	45,975
Advisory services	1,801	1,611

Total revenues	144,825	199,114

Expenses
Compensation and benefits	64,155	92,793
Separation expense	116	810
General and administrative	18,657	15,395
Depreciation expense	1,662	1,852

Total expenses	84,590	110,850

Operating income	60,235	88,264
Interest and other income	1,698	224
Unrealized gains (losses) attributable to changes in fair value of stock accounted for under the fair value option	(290)	403

Income before income tax expense and equity in earnings of investee	61,643	88,891
Income tax expense	(654)	(204)
Equity in earnings of investee	115	122

Net income	61,104	$88,809

Net income attributable to noncontrolling interest	(60,134)

Net income attributable to RMR Inc.	$970

Other comprehensive income:
Foreign currency translation adjustments	(167)	32
Unrealized gain (loss) in investment in available for sale securities	(54)	40
Equity interest in investee's unrealized gains	35	58

Other comprehensive income	(186)	130

Comprehensive income	60,918	$88,939

Comprehensive income allocated to noncontrolling interest	(59,806)

Comprehensive income attributable to RMR Inc.	$1,112

Weighted average common shares outstanding—basic and diluted	16,000,000

Net income attributable to RMR Inc. per common share—basic and diluted	$0.06

See accompanying notes

The RMR Group Inc.
Condensed Consolidated Statements of Changes in Equity
(dollars in thousands)
(unaudited)

	Member's Equity	Class A Common Shares	Class B-1 Common Shares	Class B-2 Common Shares	Additional Paid In Capital	Retained Earnings	Cumulative Other Comprehensive Income (Loss)	Total Shareholders' and Member's Equity	Noncontrolling Interest	Total Equity
Balance at September 30, 2014	$230,430	$—	$—	$—	$—	$—	$(186)	$230,244	$—	$230,244
Net income	58,580	—	—	—	—	—	—	58,580	—	58,580
Net cash distributions to Member	(224,139)	—	—	—	—	—	—	(224,139)	—	(224,139)
Non-cash distributions to Member	(60,143)	—	—	—	—	—	—	(60,143)	—	(60,143)
Other comprehensive loss	—	—	—	—	—	—	(460)	(460)	—	(460)

Balance at June 5, 2015	4,728	—	—	—	—	—	(646)	4,082	—	4,082
Issuance of Class A common shares	—	15	—	—	361,570	—	—	361,585	—	361,585
Issuance of Class B-1 common shares	—	—	1	—	11,519	—	—	11,520	—	11,520
Receipt of Class A membership units from RMR Trust	—	—	—	—	(165,781)	—	—	(165,781)	(1,983)	(167,764)
Issuance of Class B-2 common shares	—	—	—	15	(15)	—	—	—	—	—
Establishment of deferred tax asset, net of amounts payable under tax receivable agreement	—	—	—	—	(14,407)	—	—	(14,407)	—	(14,407)
Net income	—	—	—	—	—	970	—	970	1,554	2,524
Other comprehensive income	—	—	—	—	—	—	142	142	132	274
Reorganization of equity structure	(4,728)	—	—	—	(99,261)	—	646	(103,343)	103,343	—

Balance at June 30, 2015	$—	$15	$1	$15	$93,625	$970	$142	$94,768	$103,046	$197,814

See accompanying notes

The RMR Group Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Nine Months Ended June 30,
	2015	2014
Operating activities
Net income	$61,104	$88,809
Adjustments to reconcile net income to net cash from operating activities:
Depreciation expense	1,662	1,852
Straight line office rent amortization	(10)	73
Amortization expense related to other asset	645	—
Unrealized (gains) losses attributable to changes in fair value of stock accounted for under the fair value option	290	(403)
Dividend income	(1,259)	(82)
Revenues paid in common shares of Managed REITs	(6,564)	(8,601)
Gain on sale of shares	(15)	(123)
Equity in earnings of investee	(115)	(122)
Changes in assets and liabilities:
Due from related parties	25,613	(61,533)
Accounts receivable	26,229	3,810
Prepaid and other current assets	(119)	(1,385)
Accounts payable, accrued expenses and deposits	13,817	21,939
Due to related parties	(27,639)	(26,762)

Net cash from operating activities	93,639	17,472

Investing activities
Purchase of property and equipment	(1,176)	(1,116)
Purchase of equity investment interest	—	(825)
Proceeds from sale of shares	2,369	2,895
Proceeds from disposal of assets	1,335	—
Dividends received from investment in REITs	1,237	51
Purchase of investment in RMR LLC	(46,386)	—

Net cash from investing activities	(42,621)	1,005

Financing activities
Loan from Member	—	57,000
Proceeds from issuance of common shares	57,906	—
Member's distribution	(224,139)	—

Net cash from financing activities	(166,233)	57,000

Effect of exchange rate fluctuations on cash and cash equivalents	12	(64)

(Decrease) increase in cash and cash equivalents	(115,203)	75,413
Cash and cash equivalents at beginning of year	141,731	14,565

Cash and cash equivalents at end of year	$26,528	$89,978

Supplemental cash flow information
Interest paid	$—	$—

Income taxes paid	$217	$81

Supplemental schedule of non-cash activities
Fair value of share based payments recorded	$4,435	$7,795

Establishment of deferred taxes, net of amounts payable under tax receivable agreement	$14,407	$—

Non-cash equity activity	$60,143	$—

Establishment of other asset	$193,806	$—

Proceeds from the issuance of common shares received in Managed REIT shares	$121,378	$—

Purchase of investment in RMR LLC in Managed REIT shares	$(121,378)	$—

See accompanying notes

The RMR Group Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(dollars in thousands)

Note 1. Basis of Presentation

        The RMR Group Inc. (formerly known as Reit Management & Research Inc.), or RMR Inc., is a Maryland corporation. RMR Inc. is a holding company and substantially all of its business is conducted by The RMR Group LLC (formerly known as Reit Management & Research LLC), historically a Delaware limited liability company and, as of June 5, 2015, a Maryland limited liability company, or RMR LLC. In these financial statements, "we," us" and "our" refer to RMR Inc. and its direct and indirect subsidiaries. RMR Inc. serves as the sole managing member of RMR LLC and, in that capacity, operates and controls the business and affairs of RMR LLC. RMR Inc. was incorporated in Maryland on May 28, 2015 in contemplation of the June 5, 2015 transaction described in Note 6, or the Up-C Transaction. Prior to the Up-C Transaction, RMR Inc. had not engaged in any business or other activities, except in connection with its incorporation.

        The Up-C Transaction and preceding reorganization transactions resulted in a change in reporting entity for periods prior to June 5, 2015 due to the contribution of operating entities under common control as described in Note 6. These operating entities were then wholly owned by Reit Management & Research Trust, or RMR Trust, a Massachusetts business trust, or by Barry M. Portnoy and Adam D. Portnoy, our Founders, who are the beneficial owners of RMR Trust. RMR Trust and its beneficial owners are referred to herein collectively as the Member. The operating entities include: (i) RMR LLC, (ii) as of June 3, 2015, its wholly owned subsidiary RMR Advisors LLC, a Maryland limited liability company which was formerly a Massachusetts corporation named RMR Advisors, Inc., or RMR Advisors, and (iii) RMR Intl LLC, a Maryland limited liability company, or RMR Intl.

        RMR Inc. owns 15,000,000 class A membership units and 1,000,000 class B membership units of RMR LLC. The aggregate membership units RMR Inc. owns of RMR LLC represent 51.6% of the economic interest of RMR LLC. RMR Trust owns 15,000,000 redeemable class A membership units of RMR LLC, representing 48.4% of the economic interest of RMR LLC, which is presented as noncontrolling interest within the condensed consolidated financial statements.

        The accompanying condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements located elsewhere in this prospectus and may not be indicative of full year results.

        For periods prior to June 5, 2015, Member's profit sharing was determined based on federal income tax concepts, including our historical cash method of accounting for tax purposes. The condensed consolidated statements of comprehensive income do not reflect an accrual for Member's profit sharing, as the determination of any profit sharing payments were made annually in the fourth quarter of our fiscal year after an assessment of our tax basis earnings. Any profit sharing payments were discretionary in nature and determined solely by our Founders after the assessment of tax basis earnings and the capital requirements of the business.

        Preparation of these financial statements in conformity with U.S. generally accepted accounting principles, or GAAP, requires our management to make certain estimates and assumptions that may affect the amounts reported in these financial statements and related notes. The actual results could differ from these estimates. For periods prior to June 5, 2015, no historical member of RMR LLC was obligated personally for any debts, obligations or liabilities of RMR LLC solely by reason of being a member.

The RMR Group Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(dollars in thousands)

        In the opinion of our management all adjustments, which include only normal recurring adjustments considered necessary for a fair presentation, have been included. All intercompany transactions and balances with or among our consolidated subsidiaries have been eliminated.

Note 2. Recent Accounting Pronouncements

        In May 2014, the Financial Accounting Standards Board, or FASB, issued Accounting Standards Update, or ASU, No. 2014-09, Revenue from Contracts with Customers, or ASU 2014-09. The main provision of ASU 2014-09 is to recognize revenue when control of the goods or services transfers to the customer, as opposed to the existing guidance of recognizing revenue when the risk and rewards transfer to the customer. In July 2015, the FASB approved a one year deferral of the effective date for this ASU to interim and annual reporting periods beginning after December 15, 2017. We have not yet determined the effects, if any, that the adoption of ASU 2014-09 may have on our financial position, results of operations, cash flows or disclosures.

        In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements—Going Concern: Disclosure of Uncertainties about an Entity's Ability to continue as a Going Concern. This update requires an entity to evaluate whether there are conditions or events that raise substantial doubt about the entity's ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the financial statements are available to be issued, when applicable) and to provide related footnote disclosures in certain circumstances. The update is effective for the annual reporting periods beginning after December 15, 2015 and for annual and interim periods thereafter with early adoption permitted. The implementation of this update is not expected to result in any significant changes to the disclosures in our condensed consolidated financial statements.

        In February 2015, the FASB issued ASU No. 2015-02 related to Accounting Standards Codification, or ASC, 810, Consolidation. The amendments in this update affect reporting entities that are required to evaluate whether they should consolidate certain legal entities. All legal entities are subject to reevaluation under the revised consolidation model. Specifically, the amendments: (i) modify the evaluation of whether limited partnerships and similar legal entities are variable interest entities, or VIEs, or voting interest entities; (ii) eliminate the presumption that a general partner should consolidate a limited partnership; (iii) affect the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships; and (iv) provide a scope exception from consolidation guidance for reporting entities with interests in legal entities that are required to comply with or operate in accordance with requirements that are similar to those in Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, for registered money market funds. This guidance will be effective for annual reporting periods beginning after December 15, 2017. We do not expect this ASU to have an impact on our condensed consolidated financial position, results of operations or cash flows.

Note 3. Revenue Recognition and Customer Concentrations

        Revenues from services that we provide are recognized as earned in accordance with contractual agreements. In the periods presented, management and advisory services revenue consists of business management fees, property management fees and advisory fees earned from our Client Companies as defined below:

        RMR LLC provides management services to four publicly traded real estate investment trusts, or REITs: Government Properties Income Trust, or GOV, that primarily owns properties leased to

The RMR Group Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(dollars in thousands)

government tenants; Hospitality Properties Trust, or HPT, that primarily owns hotels and travel centers; Select Income REIT, or SIR, that primarily owns properties leased to single tenants and leased lands in Hawaii; and Senior Housing Properties Trust, or SNH, that primarily owns senior living communities and medical office buildings. RMR LLC also provides management services to other publicly traded and private businesses: Five Star Quality Care, Inc., or Five Star, an operator of senior living communities; Sonesta International Hotels Corporation, or Sonesta, a privately owned manager and franchisor of hotels, resorts and cruise ships; TravelCenters of America LLC, or TA, an operator of travel centers and convenience stores with retail gas stations; Affiliates Insurance Company, or AIC, an Indiana insurance company; RMR Real Estate Income Fund, or RIF; and RMR Trust and its subsidiaries.

        Hereinafter: GOV, HPT, SIR and SNH are sometimes referred to as Managed REITs and individually as a Managed REIT; Five Star, Sonesta and TA are sometimes referred to as Managed Operators and individually as a Managed Operator; and the Managed REITs, the Managed Operators, AIC, RIF and RMR Trust are sometimes referred to as Client Companies.

        On June 5, 2015, as part of the Up-C Transaction more fully described in Note 6, RMR LLC and each of the Managed REITs entered into amended and restated business management agreements and amended and restated property management agreements. Each of our amended management agreements have terms that end on December 31, 2035, and automatically extend on December 31st of each year so that the terms of the agreements thereafter end on the 20th anniversary of the date of the extension. Each of the Managed REITs has the right to terminate each amended management agreement: (i) at any time on 60 days' written notice for convenience, (ii) immediately upon written notice for cause, as defined therein, (iii) on 60 days' written notice given within 60 days after the end of any calendar year for a performance reason, as defined therein, and (iv) by written notice during the 12 months following a change of control of RMR LLC, as defined therein. We have the right to terminate the amended management agreements for good reason, as defined therein.

        If the Managed REITs terminate one or both of our amended management agreements for convenience, or if we terminate one or both of our amended management agreements with a Managed REIT for good reason, the Managed REITs have agreed to pay us a termination fee in an amount equal to the sum of the present values of the Managed REIT's monthly future fees, as defined therein, for the terminated amended management agreement(s) for the remaining term. If a Managed REIT terminates one or both of our amended management agreements for a performance reason, as defined therein, the Managed REITs have agreed to pay to us the termination fee calculated as described above, but assuming a remaining term of 10 years. The Managed REITs are not required to pay any termination fee if a Managed REIT terminates its amended management agreements for cause or as a result of a change of control of us.

        During the period January 1, 2014 until June 5, 2015, a part of the management fees due to us from the Managed REITs was payable in shares of each Managed REIT. The amended management agreements require that all of the management fees payable from the Managed REITs to us after June 5, 2015 be paid in cash.

        During the periods presented, we also provided business and property management services to Equity CommonWealth, a publicly traded real estate investment trust formerly known as CommonWealth REIT, or EQC. Pursuant to a Termination and Cooperation Agreement dated September 30, 2014, or the Termination and Cooperation Agreement, EQC and RMR LLC terminated their business and property management agreements, and thereafter, RMR LLC provided transition

The RMR Group Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(dollars in thousands)

services to EQC through February 28, 2015. EQC paid RMR LLC $1,200 per month for transition services from October 1, 2014 to February 28, 2015. Also, RMR LLC is continuing to provide certain transition services for EQC's properties in Australia until October 31, 2015, the effective date of the termination of this arrangement.

        Pursuant to certain of our management agreements, the companies to which we provide management services pay or reimburse us for expenses incurred on their behalf. In accordance with ASC 605, Revenue Recognition, we present certain payroll and related cost reimbursements we receive as revenue. We record as expense an equal offsetting amount as compensation and benefits expense for all of these payroll and related costs. A significant portion of our reimbursable payroll and related costs arises from services we provide pursuant to our property management agreements that are paid by tenants of our Client Companies and EQC.

        For the nine months ended June 30, 2015 or 2014, the following entities were responsible for more than 10.0% of our total revenues:

	Total Revenues for the Nine Months Ended June 30,
	2015		2014
Source	$	%	$	%
SNH	$39,511	27.3%	$31,447	15.8%
HPT	31,148	21.5%	32,729	16.4%
SIR	22,713	15.7%	14,534	7.3%
GOV	21,774	15.0%	19,920	10.0%
EQC	6,097	4.2%	77,118	38.7%
Other Companies < 10.0% Each	23,582	16.3%	23,366	11.8%

	$144,825	100.0%	$199,114	100.0%

Note 4. Fair Value of Financial Instruments

        At June 30, 2015 and September 30, 2014, the fair values of our financial instruments, which include cash and cash equivalents, amounts due from related parties and accounts payable and due to related parties, were not materially different from their carrying values due to the short term nature of these financial instruments.

The RMR Group Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(dollars in thousands)

        Our assets and liabilities that have been fair valued as of June 30, 2015 and September 30, 2014, all using Level 1 inputs as defined in the fair value hierarchy, are as follows:

	June 30, 2015	September 30, 2014
Money market funds included in cash and cash equivalents	$20,481	$124,576
Available for sale securities	—	2,317
Equity investments accounted for under fair value option:
GOV (0 and 27,103 common shares, respectively; each < 1.0% of outstanding shares)	—	594
HPT (0 and 86,969 common shares, respectively; each < 1.0% of outstanding shares)	—	2,335
SIR (0 and 556,001 common shares, respectively; each < 1.0% of outstanding shares)	—	13,371
SNH (0 and 85,986 common shares, respectively; each < 1.0% of outstanding shares)	—	1,799
RIF (0 and 31,997 common shares, respectively; each < 1.0% of outstanding shares)	—	602

	—	18,701
Current portion of due from related parties related to share based payment awards	4,075	4,639
Long term portion of due from related parties related to share based payment awards	4,802	7,183
Current portion of accounts payable, accrued expenses and deposits related to share based payment awards	4,075	4,639
Long term portion of employer compensation liability related to share based payment awards	4,802	7,183

  Equity Method Investments

        We accounted for our ownership in the Managed REITs and RIF under the equity method of accounting. We used the equity method to account for these investments because our Founders are the managing trustees of the Managed REITs and RIF. We elected to adopt the fair value measurement option in accordance with FASB ASC 825-10, Financial Instruments Equity Method Investments, to record changes in fair value of our holdings in the Managed REITs and RIF as realized in the condensed consolidated statements of comprehensive income. Dividends received in conjunction with these investments were recorded in our current period earnings as interest and other income in the condensed consolidated statements of comprehensive income.

        We also accounted for our ownership in AIC using the equity method of accounting. We used the equity method to account for this investment as we believe that we have significant influence over AIC because our Founders are also directors of AIC. Under the equity method, our percentage share of net earnings or loss and other comprehensive income or loss from AIC was recorded in the condensed consolidated statements of comprehensive income as equity in earnings of an investee. If we determined there was an "other than temporary" decline in the fair value of our investment in AIC, we would have recorded a charge to earnings. In evaluating the fair value of this investment, we

The RMR Group Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(dollars in thousands)

considered, among other things, AIC's assets and liabilities, AIC's overall financial condition and the prospects for AIC's insurance business.

        Prior to the Up-C Transaction described in Note 6, we distributed our investments in the Managed REITs, RIF and AIC to RMR Trust at the related investment's book value of $24,255, $651 and $6,931, respectively. This transfer, totaling $31,837 in the aggregate, was treated as a non-cash distribution to RMR Trust. We recognized unrealized gains (losses) during the nine months ended June 30, 2015 and 2014 of ($290) and $403, respectively, on our investments in the Managed REITs and RIF.

        We regularly evaluate our relationships and investments to determine if we have variable interests. A variable interest is an investment or interest that will absorb portions of an entity's expected losses or receive portions of an entity's expected returns. If we determine we have a variable interest in an entity (e.g., our Client Companies), we evaluate whether such interest is in a VIE. Under the VIE model, we would be required to consolidate the entities we manage if (i) the entity is considered to be a VIE and (ii) we are determined to be the primary beneficiary of the entity. We qualitatively assessed whether we must consolidate any of the entities we manage. Consideration of factors included, but was not limited to, our Founders' representation on the entity's governing body, the size of our investment in each entity compared to the size of the entity and the size of other investors' interests, our ability and the rights of other persons to participate in policy making decisions and to replace the manager of those entities. Based on this assessment, we concluded that we were not required to consolidate any of our managed entities.

  Available for Sale Securities

        Our ownership in EQC shares were accounted for as available for sale securities based on their quoted market price at the end of the reporting period. Realized gains and losses on sales of those available for sale securities were based on the average cost method, adjusted for any other than temporary declines in fair value. Unrealized gains and losses were recorded as a component of other comprehensive income. We received 57,226 shares of EQC during the nine months ended June 30, 2014 as partial payment of fees earned under our business management agreement with EQC. For the period July 1, 2014 through September 30, 2014, we earned an additional 32,909 shares of EQC under our business management agreement. Those shares had a historical cost of $2,354 and a market value, based on the closing price of EQC shares on the New York Stock Exchange (Level 1 input as defined in the fair value hierarchy under GAAP), on September 30, 2014 of $2,317. We sold all of those EQC shares in May 2015 and realized a gain on sale of $15.

Note 5. Guarantees

        During the periods presented, RMR LLC had unconditionally guaranteed revolving lines of credit to certain subsidiaries of RMR Trust made available by U.S. Bank National Association, or U.S. Bank, and RBS Citizens National Association, or Citizens, of up to $57,500 and $36,650, respectively. During the periods presented, there were no amounts outstanding under these credit facilities to which these guarantees applied. The credit facility with Citizens expired in February 2015 and effective May 1, 2015, RMR LLC's guarantee of the U.S. Bank credit facility agreement was released. Our financial statements for the nine months ended June 30, 2015 and 2014 do not reflect any amounts in connection with these guarantees.

The RMR Group Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(dollars in thousands)

Note 6. Related Party Transactions

        Our Founders are the beneficial owners of RMR Trust, which for the periods prior to June 5, 2015 was the sole owner of RMR LLC. RMR Trust owns all of RMR Inc.'s outstanding Class B-1 and Class B-2 Common Shares and 15,000,000 class A membership units of RMR LLC. For the periods prior to June 5, 2015, our Founders also were the owners of RMR Advisors and RMR Intl. For the periods presented, our Founders are directors of AIC and the shareholders and directors of Sonesta. Our Founders are directors and officers of RMR Inc. and officers of RMR LLC. Our Founders are also managing trustees of each of the Managed REITs. Barry M. Portnoy is a managing director of Five Star and of TA. All of the executive officers of the Managed REITs and many of the executive officers of the Managed Operators are also officers of RMR LLC. Until March 25, 2014, our Founders were the managing trustees of EQC, and, until May 23, 2014, Adam D. Portnoy was the President of EQC. We consider that EQC ceased to be our related party on March 25, 2014; however, the full amount of fees earned from EQC for the periods presented are included in this Note.

        Revenues from Related Parties.    For the nine months ended June 30, 2015 and 2014, we recognized revenues from related parties as set forth in the following table:

	Total Revenues for the Nine Months Ended June 30,
	2015		2014
	$	%	$	%
Managed REITs:
GOV	$21,774	15.0%	$19,920	10.0%
HPT	31,148	21.5%	32,729	16.4%
SIR	22,713	15.7%	14,534	7.3%
SNH	39,511	27.3%	31,447	15.8%

	115,146	79.5%	98,630	49.5%

Managed Operators:
Five Star	6,980	4.8%	8,694	4.4%
Sonesta	1,372	0.9%	1,093	0.5%
TA	10,798	7.5%	8,991	4.5%

	19,150	13.2%	18,778	9.4%

Other:
AIC	186	0.1%	276	0.1%
RIF	1,801	1.2%	1,611	0.9%
RMR Trust	2,445	1.8%	2,701	1.4%
EQC	6,097	4.2%	77,118	38.7%

	10,529	7.3%	81,706	41.1%

Total Revenues	$144,825	100.0%	$199,114	100.0%

The RMR Group Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(dollars in thousands)

  Investments in Managed REITs, EQC and RIF

        For the period January 1, 2014 until June 5, 2015, we were paid a part of our base business management fees from the Managed REITs and EQC in common shares of the respective REIT. For the nine month periods ended June 30, 2015 and 2014, we received shares for such fees as follows:

	For the Nine Months Ended June 30,
	2015		2014
REIT	No. of Shares	Value	No. of Shares	Value
GOV	30,276	$692	16,318	$407
HPT	84,810	2,605	54,423	1,513
SIR	39,927	982	13,917	404
SNH	103,265	2,285	50,837	1,148
EQC	—	—	57,226	1,466

		$6,564		$4,938

        All of the incentive business management fees we earned from the Managed REITs during the periods presented were paid in Managed REIT common shares. During the nine months ended June 30, 2014, we received 105,536 common shares of HPT (valued at $2,772) and 32,865 common shares of SIR (valued at $891) as incentive business management fees. All of these shares, except the shares of SIR, were transferred to our Founders on or about the dates of their issuance at their respective market values. During the period ended June 5, 2015, we also owned 500,000 common shares of SIR, which we acquired in July 2014 for a cash purchase price of $16,018 and distributed to our Founders prior to the Up-C Transaction.

        Cash dividends that we received on the shares of the Managed REITs and EQC which we owned during the periods presented totaled $1,237 and $51 for the nine months ended June 30, 2015 and 2014, respectively, and are reported as interest and other income in our condensed consolidated statements of comprehensive income.

        We also historically owned shares of RIF, with a cumulative historical purchase price of $1,243 as of June 5, 2015 which participated in RIF's dividend reinvestment program, and as a result, our quarterly dividend distributions from RIF were reinvested in purchasing additional RIF shares. For the nine months ended June 30, 2015 and 2014, we purchased 1,068 and 1,700 shares, respectively, for $22 and $31, respectively, pursuant to this dividend reinvestment program.

  Investment in AIC

        AIC was formed in 2008 and provides a combined property insurance program for companies that we manage. In the periods presented until May 9, 2014, RMR LLC, the Managed REITs, Five Star, TA and EQC each owned 12.5% of AIC. On May 9, 2014, pursuant to the terms of a shareholders agreement, each of the shareholders of AIC other than EQC purchased a pro rata amount of EQC's ownership of AIC for $825 (total purchase price of $5,775), and thereafter RMR LLC, the Managed REITs, Five Star and TA each owned 14.3% of AIC. As of September 30, 2014, the book value of our ownership of AIC was $6,796 and the historical cost basis of our ownership of AIC was $6,034. For the nine months ended June 30, 2015 and June 30, 2014, the earnings of AIC attributable to us were $115 and $122, respectively. Prior to the Up-C Transaction, RMR LLC distributed our ownership of AIC to

The RMR Group Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(dollars in thousands)

RMR Trust. We also provide management services to AIC. For the nine months ended June 30, 2015 and June 30, 2014, our management fees earned from AIC were $186 and $276, respectively.

  Amounts due from or due to related parties

        The following table represents amounts due from and to related parties as of the dates listed:

	June 30, 2015	September 30, 2014
	$	$
Amounts due from:
Managed REITs:
GOV	$4,022	$3,730
HPT	6,495	7,191
SIR	4,489	3,700
SNH	7,042	6,819

	22,048	21,440

Managed Operators:
Five Star	1,786	2,167
Sonesta	621	65
TA	1,459	1,192

	3,866	3,424

Other Client Companies:
AIC	21	21
RMR Trust	313	57,015

	334	57,036

Due From Related Parties	$26,248	$81,900

        The non-cash distribution to RMR Trust prior to the Up-C Transaction included $28,306 of amounts due from related parties as of that date.

        As noted above, EQC ceased to be a related party to us as of March 25, 2014. The amounts due to us from EQC as of June 30, 2015 and September 30, 2014 were zero and $26,229, respectively.

  Leases

        As of June 30, 2015, we leased from RMR Trust and certain Managed REITs office space for use as our headquarters and local offices under 22 different leases. During the nine months ended June 30, 2015 and 2014, we incurred rental expense under these related party leases aggregating $2,983 and $2,816, respectively. Our related party leases have various termination dates and many have renewal options. Some of our related party leases are terminable on 30 days' notice and many allow us to terminate early if our management agreements for the buildings in which we lease space are terminated.

        In addition to the 22 related party leases described in the preceding paragraph, we leased office space from EQC during the fiscal year ended September 30, 2014. During the nine months ended June 30, 2014, we incurred rental expense under the EQC leases aggregating approximately $454. As of

The RMR Group Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(dollars in thousands)

September 30, 2014 we had no leases with EQC; some of the EQC leases were terminated during the year in the ordinary course and the balance were terminated when our management agreements with EQC were terminated on September 30, 2014. After September 30, 2014, we amended certain leases and entered new leases (some with related parties) as part of a reorganization after the termination of our EQC management agreements and leases.

  The Up-C Transaction.

        On June 5, 2015, we were a party to a transaction with RMR Trust and the Managed REITs, or the Up-C Transaction.

        In anticipation of the Up-C Transaction, the Members and RMR LLC transferred certain assets and made certain adjustments to their businesses as follows: (i) our Founders contributed their 100.0% ownership of RMR Advisors and RMR Intl to RMR Trust, and RMR Trust contributed these ownership interests to RMR LLC; (ii) all of the shares of the Managed REITs, RIF and AIC owned by RMR LLC were distributed by RMR LLC to RMR Trust (as further described in Note 4); (iii) certain cash and cash equivalents, including cash that had been paid or contributed to RMR LLC by RMR Trust in 2014, were distributed to RMR Trust; (iv) RMR LLC entered into a new business management agreement and an amended property management agreement with RMR Trust and an amended business management agreement with Sonesta; (v) in connection with these new and amended management agreements, certain employees of RMR LLC and personal property (including property used by the transferred employees) which RMR LLC determined would not be required for its continuing business were transferred to RMR Trust and sold to Sonesta for proceeds of $1,335; and (vi) all intercompany advances between RMR Trust and RMR LLC were settled in cash in advance of the Up-C Transaction.

        In the Up-C Transaction: (a) RMR Trust contributed $11,520 in cash to RMR Inc. which RMR Inc. subsequently contributed to RMR LLC; (b) GOV contributed 700,000 of its common shares and $3,917 in cash to RMR Inc., HPT contributed 1,490,000 of its common shares and $12,622 in cash to RMR Inc., SIR contributed 880,000 of its common shares and $15,880 in cash to RMR Inc. and SNH contributed 2,345,000 of its common shares and $13,967 in cash to RMR Inc.; (c) RMR Inc. issued 1,000,000 Class B-1 Common Shares and 15,000,000 Class B-2 Common Shares to RMR Trust; (d) RMR Inc. issued 1,541,201 Class A Common Shares to GOV, 5,019,121 Class A Common Shares to HPT, 3,166,891 Class A Common Shares to SIR and 5,272,787 Class A Common Shares to SNH; (e) RMR Trust delivered to RMR Inc. 15,000,000 of the 30,000,000 class A membership units of RMR LLC it then owned; and (f) RMR Inc. delivered to RMR Trust the shares and cash which had been contributed to RMR Inc. by the Managed REITs. Pursuant to the transaction agreements, the Managed REITs agreed to distribute approximately half of our Class A Common Shares they acquired in the Up-C Transaction to their respective shareholders as a special distribution, and we agreed to facilitate this distribution by filing a registration statement with the Securities and Exchange Commission, or SEC, to register those Class A Common Shares to be distributed and by seeking a listing of those shares on a national stock exchange upon the registration statement being declared effective by the SEC.

        As part of the Up-C Transaction and concurrently with entering into the transaction agreements, on June 5, 2015, the following additional agreements were entered into:

  •
  Amendment and Restatement of Managed REIT Management Agreements.  RMR LLC and each of the Managed REITs entered into an amended and restated business management agreement and

The RMR Group Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(dollars in thousands)

    an amended and restated property management agreement, which amended and restated their preexisting business and property management agreements.

  •
  RMR Trust Registration Rights Agreements.  RMR Inc. entered into a registration rights agreement with RMR Trust pursuant to which RMR Trust received demand and piggyback registration rights, subject to certain limitations, covering the Class A Common Shares, including the shares received on conversion of Class B-1 Common Shares or redemption of the paired Class B-2 Common Shares and class A membership units of RMR LLC.

  •
  Managed REIT Registration Rights Agreements.  RMR Inc. entered into a registration rights agreement with each Managed REIT covering the Class A Common Shares that it received in the Up-C Transaction, pursuant to which the Managed REIT received demand and piggyback registration rights, subject to certain limitations.

  •
  Founders Registration Rights and Lock-Up Agreements.  Our Founders and RMR Trust entered into a Registration Rights and Lock-Up Agreement with each Managed REIT with respect to each Managed REIT's common shares pursuant to which RMR Trust and our Founders each agreed not to transfer the Managed REITs' common shares acquired in the Up-C Transaction for a period of ten years, subject to certain exceptions, and RMR Trust and our Founders received demand and piggyback registration rights from the Managed REITs, subject to certain limitations.

  •
  Tax Receivable Agreement.  RMR Inc. and RMR LLC entered into a tax receivable agreement with RMR Trust that provides for the payment by RMR Inc. to RMR Trust of 85.0% of the amount of cash savings, if any, in U.S. federal, state and local income or franchise tax that RMR Inc. realizes as a result of (a) the increases in tax basis attributable to RMR Inc.'s dealings with RMR Trust and (b) tax benefits related to imputed interest deemed to be paid by RMR Inc. as a result of the tax receivable agreement.

        As a result of the Up-C Transaction, RMR LLC became a subsidiary of RMR Inc., RMR Inc. became the Managing Member of RMR LLC and each Managed REIT became the owner of more than 5.0% of the outstanding Class A Common Shares of RMR Inc.

        In the Up-C Transaction, the Managed REITs contributed cash and shares of the Managed REITs with a combined value of $167,764 to RMR Inc. The transaction agreements calculate the value of the Managed REITs' common shares using a 20 business day volume weighted average trading price, or $126,400. For accounting purposes, the common shares are valued at the closing price of those shares on the date of the Up-C Transaction, or $121,378. For purposes of GAAP, we concluded that the consideration received from the Managed REITs for our Class A Common Shares represented a discount to the fair value of RMR Inc.'s Class A Common Shares. As a result, we recorded $193,806 in other assets under ASC 605-50, Consideration Given to a Customer. The consideration received from the Managed REITs was allocated to the 15,000,000 Class A Common Shares and the 20 year management agreements under the relative selling price method in accordance with ASC 605-25, Multiple Element Arrangements, using our best estimate of selling price for each of the deliverables. The other assets of $193,806 is being amortized against revenue recognized related to the management agreements with the Managed REITs using the straight line method through the period ended December 31, 2035. For the nine months ended June 30, 2015, we reduced revenue $645 related to the amortization of these other assets.

The RMR Group Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(dollars in thousands)

        We recorded the estimated tax benefits related to the increase in tax basis and imputed interest as a result of the purchase of the 15,000,000 class A membership units of RMR LLC described above as a deferred tax asset in the condensed consolidated financial statements. The tax receivable agreement resulted in an aggregate $65,834 of amounts payable. The amounts we recorded for our obligations under the tax receivable agreement related to the purchase of the 15,000,000 class A membership units are estimates. Future redemptions of RMR LLC's Class A membership units for Class A common shares, if and when they occur, will be accounted for in a similar manner. The term of the Tax Receivable Agreement commenced on June 5, 2015 and will continue until all such tax benefits have been utilized or expired, unless the Tax Receivable Agreement is terminated upon a change of control or upon certain breaches of the agreement that we fail to cure in accordance with the terms of the agreement.

  Other

        On June 28, 2013, we and six companies to which we then provided management services (i.e., the Managed REITs, Five Star and EQC) purchased a combined directors' and officers' liability insurance policy providing for $15,000 of combined primary nonindemnifiable coverage. We paid a premium of $147 for this coverage which extended through August 31, 2014. Effective August 31, 2014, we and six companies to which we then provided management services (i.e., the Managed REITs, Five Star and TA) purchased a two year directors' and officers' liability insurance policy providing $10,000 of combined primary coverage, including certain errors and omissions insurance coverage. We paid a premium of $152 for this coverage. Effective August 31, 2015 these policies were extended for an additional year and RMR LLC paid a premium of $102 for this extended coverage.

        For the period October 1, 2013 through June 30, 2015, amounts have periodically been advanced and repaid between RMR Trust and its then 100.0% owned subsidiary RMR LLC. These advances were due on demand without interest. There were no advances outstanding between RMR Trust and RMR LLC as of September 30, 2014 and June 30, 2015. Also, for the period October 1, 2013 through June 30, 2015, our Founders periodically made loans for working capital to RMR LLC which loans were due on demand and required interest at the minimum monthly adjustable federal rate required for tax reporting. At June 30, 2014, a loan from our Founders to RMR LLC of $57,000 was outstanding which was fully paid by RMR LLC before the end of the fiscal year ended September 30, 2014. During the nine months ended June 30, 2014, interest on this loan of $100 was accrued. During the nine months ended June 30, 2015, no loans from our Founders to RMR LLC were outstanding.

Note 7. Shareholders' Equity

        RMR Inc.'s authorized capital stock consists of 31,000,000 shares of Class A Common Shares, par value $0.001 per share, 1,000,000 shares of Class B-1 Common Shares, par value $0.001 per share and 15,000,000 shares of Class B-2 Common Shares, par value $0.001 per share.

        Class A Common Shares entitle holders to one vote for each share held of record on all matters submitted to a vote of shareholders. Class B-1 Common Shares entitle holders to ten votes for each share held of record on all matters submitted to a vote of shareholders. Each Class B-1 Common Share may, at the option of its holder, be converted into a Class A Common Share, on a one for one basis. Class B-2 Common Shares are entitled to ten votes for each share held of record on all matters submitted to a vote of shareholders. RMR Inc.'s Class B-2 Common Shares are paired with class A membership units of RMR LLC held by RMR Trust. The class A membership units of RMR LLC may, at the option of the holder, be redeemed for Class A Common Shares on a one to one basis, and upon

The RMR Group Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(dollars in thousands)

such redemption our Class B-2 Common Shares which are paired with the class A membership units are automatically cancelled. RMR Inc. has the option to settle the redemption in cash. Holders of our Class A Common Shares, Class B-1 Common Shares and Class B-2 Common Shares vote together as a single class on all matters submitted to a vote of our common shareholders except as required by law and except for amendments to our charter that materially and adversely affect a single class of common shares, in which case, only the affected class of shares have the right to vote on such amendments.

        Class A Common Shares—In the Up-C Transaction, the Managed REITs contributed cash and equity interests in the Managed REITs with a combined fair value of $167,764 and received 15,000,000 shares of RMR Inc.'s Class A Common Shares. These Class A Common Shares represent a 93.7% economic interest in RMR Inc. We recorded an increase of $15 to the par value of Class A Common Shares and $361,570 to additional paid in capital.

        Class B-1 Common Shares—In the Up-C Transaction, RMR Trust contributed $11,520 in cash and we issued the 1,000,000 Class B-1 Common Shares to RMR Trust. These Class B-1 Common Shares represent a 6.3% economic interest in RMR Inc. We recorded an increase of $1 to the par value of Class B-1 Common Shares and $11,519 to additional paid in capital.

        Class B-2 Common Shares—In the Up-C Transaction, RMR Inc. issued 15,000,000 Class B-2 Common Shares to RMR Trust, which are paired with the 15,000,000 RMR LLC class A membership units owned by RMR Trust and have no independent economic interest in RMR Inc. We paid $167,764 to RMR Trust in exchange for 15,000,000 class A membership units of RMR LLC—and recognized a deemed distribution of $165,796 as a result of recording the 15,000,000 RMR LLC class A membership units at RMR Trust's carrying value because this transaction was considered to be between entities under common control. The deemed distribution represents the consideration of $167,764, the issuance of the Class B-2 Common Shares ($15 of par value) less the historical basis of $1,983 in the portion of RMR LLC sold to RMR Inc.

Note 8. Net Income Attributable to RMR Inc.

        The historical net income attributable to the noncontrolling interest includes 100.0% of the income earned by RMR LLC from October 1, 2014 through June 4, 2015, when RMR LLC was 100.0% owned by RMR Trust, and 48.4% of the income earned from June 5, 2015 through June 30, 2015, when RMR LLC was 48.4% owned by RMR Trust. During the period June 5 to June 30, 2015, RMR LLC incurred $3,500 in expenses related to the Up-C Transaction.

The RMR Group Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(dollars in thousands)

Note 9. Cumulative Other Comprehensive Income (Loss)

        The following table presents a roll forward of amounts recognized in cumulative other comprehensive income (loss) by component for the nine months ended June 30, 2015 and 2014:

	Nine Months Ended June 30, 2015
	Unrealized Gain (Loss) On Available For Sale Securities	Equity in Unrealized Gain (Loss) of an Investee	Foreign Currency Translation Adjustments	Total
Balances as of September 30, 2014	$(37)	$56	$(205)	$(186)
Other comprehensive income before reclassifications	(54)	35	(167)	(186)

Net current period other comprehensive income (loss)	(54)	35	(167)	(186)

Reorganization of equity structure	—	—	646	646
Reductions for securities sold during the period	91	—	—	91
Investments distributed to RMR Trust during the period	—	(91)	—	(91)

Balances as of June 30, 2015	$—	$—	$274	$274

	Nine Months Ended June 30, 2014
	Unrealized Gain On Available For Sale Securities	Equity in Unrealized Gain (Loss) of an Investee	Foreign Currency Translation Adjustments	Total
Balances as of September 30, 2013	$—	$32	$(80)	$(48)
Other comprehensive income before reclassifications	40	81	32	153
Amounts reclassified from cumulative other comprehensive income to net income	—	(23)	—	(23)

Net current period other comprehensive income	40	58	32	130

Balances as of June 30, 2014	$40	$90	$(48)	$82

Note 10. Income Taxes

        As a result of the Up-C Transaction, RMR Inc. became the sole managing member of RMR LLC. RMR LLC is treated as a partnership for U.S. federal and most applicable state and local income tax purposes. In addition, on June 1, 2015 and June 3, 2015, respectively, RMR Intl and RMR Advisors became wholly owned disregarded subsidiaries of RMR LLC. As a partnership, RMR LLC is generally not subject to U.S. federal and state income taxes. Any taxable income or loss generated by RMR LLC is passed through to and included in the taxable income or loss of its members, including RMR Inc. and RMR Trust, based on each member's respective ownership percentage. RMR Inc. is a corporation subject to U.S. federal and state income tax with respect to its allocable share of any taxable income of RMR LLC and its wholly owned subsidiaries.

        From the date of the Up-C Transaction through June 30, 2015, we recognized income tax expense of $654, of which $575 is U.S. federal income tax and $79 is state income tax.

The RMR Group Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(dollars in thousands)

        A reconciliation of the difference between our income tax expense and income tax expense for the period from June 5, 2015 to June 30, 2015 calculated at the U.S. federal statutory income tax rate of 35% is as follows:

June 30, 2015
Taxes at statutory U.S. federal income tax rate	35.0%
State and local income taxes, net of federal tax benefit	4.8%
Income attributable to noncontrolling interest	(19.3)%
Other differences, net	0.1%

Effective tax rate	20.6%

        In connection with the Up-C Transaction, RMR Inc. recorded an increase in net deferred tax assets of $51,400 for the period ended June 30, 2015, which is primarily attributable to the increase in the tax basis of the assets of RMR LLC as a result of the Up-C Transaction. The Up-C Transaction was treated for U.S. Federal income tax purposes as an acquisition of partnership units in RMR LLC.

        For the periods presented to June 5, 2015, RMR LLC was a single member limited liability company, and it was generally disregarded for federal and most state income tax purposes. For the periods presented to June 5, 2015 the sole member of RMR LLC was RMR Trust. RMR Trust elected to be treated as an S corporation for income tax purposes and is generally not subject to federal and most state income taxes. RMR LLC and RMR Trust, however, are subject to certain state income taxes. In states where RMR LLC incurs income taxes, it may be subject to audit for tax years ending September 30, 2011 through its most recent filings. For the period October 1, 2014 to June 5, 2015 and the nine months ended June 30, 2014, RMR LLC had a provision for income tax expense of $4 and $6, respectively.

        For the periods presented to June 5, 2015, RMR Advisors elected to be treated as an S corporation for income tax purposes and was also generally not subject to federal and most state income taxes. RMR Advisors was, however, subject to certain state income taxes notwithstanding its S corporation status. RMR Advisors may be subject to audit for tax years ending September 30, 2011 through its most recent filings. For the period ended June 4, 2015 and nine months ended June 30, 2014, RMR Advisors had no provision for income tax expense.

        For the periods presented to June 5, 2015, RMR Intl was a partnership for U.S. income tax purposes and was not subject to federal and state income tax. RMR Intl conducted business in Australia through a foreign entity that was subject to Australian income tax that was disregarded for U.S. income tax purposes. RMR Intl, and its foreign subsidiary, may be subject to audit for tax years ending September 30, 2013 through its most recent filings. For the period ended June 4, 2015 and nine months ended June 30, 2014, RMR Intl had a provision for foreign income tax expense of $0 and $198, respectively. RMR Intl has certain deferred tax assets related to contract termination fees and other business start-up costs. We have determined that it is more likely than not that RMR Intl will not realize the benefit of its deferred tax assets and therefore, we maintain a full valuation allowance against our deferred tax assets related to RMR Intl.

        ASC 740, Income Taxes, provides a model for how a company should recognize, measure and present in its financial statements uncertain tax positions that have been taken or are expected to be taken with respect to all open years and in all significant jurisdictions. Pursuant to the topic, we can recognize a tax benefit only if it is "more likely than not" that a particular tax position will be sustained

The RMR Group Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(dollars in thousands)

upon examination or audit. To the extent the "more likely than not" standard has been satisfied, the benefit associated with a tax position is measured as the largest amount that is greater than 50.0% likely of being realized upon settlement. As of June 30, 2015 and September 30, 2014, we had no uncertain tax positions.

Note 11. Segment Reporting

        We have one reportable business segment, which is RMR LLC. In the table below, All Other Operations includes the operations of RMR Advisors and RMR Intl.

	Nine Months Ended June 30, 2015
	RMR LLC(1)	All Other Operations	Total
Revenues
Management services	$122,249	$240	$122,489
Reimbursable payroll and related costs	20,535	—	20,535
Advisory services	—	1,801	1,801

Total revenues	142,784	2,041	144,825

Expenses
Compensation and benefits	62,621	1,534	64,155
Separation expense	116	—	116
General and administrative	18,287	370	18,657
Depreciation expense	1,662	—	1,662

Total expenses	82,686	1,904	84,590

Operating income	60,098	137	60,235
Interest and other income	1,633	65	1,698
Unrealized losses attributable to changes in fair value of stock accounted for under the fair value option	(317)	27	(290)

Income before income tax expense and equity in earnings of investee	61,414	229	61,643
Income tax expense	—	(654)	(654)
Equity in earnings of investee	115	—	115

Net income (loss)	$61,529	$(425)	$61,104

(1)
Intersegment revenues of $893 recognized by RMR LLC for services in the All Other Operations segment have been eliminated in the condensed consolidated financial statements.

The RMR Group Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(dollars in thousands)

	Nine Months Ended June 30, 2014
	RMR LLC(1)	All Other Operations	Total
Revenues
Management services	$150,231	$1,297	$151,528
Reimbursable payroll and related costs	45,975	—	45,975
Advisory services	—	1,611	1,611

Total revenues	196,206	2,908	199,114

Expenses
Compensation and benefits	91,345	1,448	92,793
Separation expense	810	—	810
General and administrative	14,666	729	15,395
Depreciation expense	1,852	—	1,852

Total expenses	108,673	2,177	110,850

Operating income	87,533	731	88,891
Interest and other income	180	44	224
Unrealized gains attributable to changes in fair value of stock accounted for under the fair value option	327	76	403

Loss before income tax expense and equity in earnings of investee	88,040	851	88,264
Income tax expense	—	(204)	(204)
Equity in earnings of investee	122	—	122

Net income	$88,162	$647	$88,809

(1)
Intersegment revenues of $787 recognized by RMR LLC for services in the All Other Operations segment have been eliminated in the condensed consolidated financial statements.

Note 12. Earnings Per Common Share

        Earnings per common share reflects net income attributable to RMR Inc. divided by our weighted average common shares outstanding. Basic and diluted weighted average common shares outstanding represents our 15,000,000 Class A Common Shares and our 1,000,000 Class B-1 Common Shares. Our Class B-2 Common Shares, which are paired with RMR Trust's class A membership units, have no independent economic interest in RMR Inc.

        The 15,000,000 RMR LLC class A membership units that we do not own may be redeemed for our Class A Common Shares on a one for one basis, or upon such redemption, we may elect to pay cash instead of issuing Class A Common Shares. Upon redemption of a RMR LLC class A membership unit, our Class B-2 Common Share "paired" with such unit is cancelled for no additional consideration. If all outstanding RMR LLC class A membership units were redeemed for our Class A Common Shares in the periods presented our Class A Common Shares outstanding would have been 30,000,000. In computing the dilutive effect, if any, that the aforementioned redemption would have on earnings per share, we considered that net income available to holders of our Class A Common Shares would increase due to elimination of the noncontrolling interest (including any tax impact). For the period presented, such redemption is not reflected in diluted earnings per share as the assumed redemption is anti-dilutive.

The RMR Group Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(dollars in thousands)

Note 13. EQC Termination and Cooperation Agreement

        Pursuant to a Termination and Cooperation Agreement dated September 30, 2014, or the Termination and Cooperation Agreement, EQC and RMR LLC terminated RMR LLC's business and property management agreements with EQC. RMR LLC provided transition services to EQC's management and operations through February 28, 2015. As a result, we incurred termination expenses associated with the termination of certain employees. Under the terms of the Termination and Cooperation Agreement, RMR LLC agreed to be financially responsible for certain severance payments to our former employees and EQC agreed to pay certain accrued benefits for certain impacted employees. In accordance with ASC 420, Disposal Cost Obligations, we recorded one time termination benefits expense for impacted employees through September 30, 2014 of $2,330, of which $810 was incurred during the nine months ended June 30, 2014. RMR LLC continues to provide certain services for EQC in Australia until October 31, 2015, the effective date of the termination of this arrangement.

Note 14. Subsequent Events

        On September 11, 2015, RMR Inc. changed its name from Reit Management & Research Inc. to The RMR Group Inc. pursuant to an amendment of its charter. We have evaluated subsequent events through October 14, 2015.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

        The following unaudited pro forma condensed consolidated financial statements have been prepared by applying pro forma adjustments to the historical consolidated financial statements of RMR Inc. included elsewhere in this prospectus. The consolidated financial statements of The RMR Group Inc. (formerly known as Reit Management & Research Inc.), or we, us or our, include the accounts of (i) The RMR Group LLC (formerly known as Reit Management & Research LLC), historically a Delaware limited liability company, and as of June 5, 2015, a Maryland limited liability company, or RMR LLC, (ii) as of June 3, 2015 its wholly owned subsidiary RMR Advisors LLC, a Maryland limited liability company which was formerly a Massachusetts corporation named RMR Advisors, Inc., or RMR Advisors, and (iii) RMR Intl LLC, a Maryland limited liability company, or RMR Intl.

        The adjustments necessary to fairly present the unaudited pro forma condensed consolidated financial statements have been based on available information and assumptions that we believe are reasonable.

        The pro forma adjustments give effect to the Up-C Transaction as described in "Organizational Structure" included elsewhere in this prospectus as if it occurred on October 1, 2013 (the first day of fiscal year 2014). The unaudited pro forma condensed consolidated financial statements are derived from, and should be read in conjunction with, our audited consolidated historical financial statements and our unaudited condensed consolidated historical financial statements and the related notes to those statements included elsewhere in this prospectus.

        The unaudited pro forma condensed consolidated financial statements were prepared in accordance with the rules and regulations of the Securities and Exchange Commission, and should not be considered indicative of the consolidated financial position or results of operations that would have occurred if the Up-C Transaction had been completed on the date indicated, nor are they necessarily indicative of our future consolidated financial position or results of operations. Actual future results are likely to be different from amounts presented in these unaudited pro forma condensed consolidated financial statements and such differences may be significant. Our historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (i) directly attributable to the Up-C Transaction, (ii) factually supportable and (iii) expected to have a continuing impact on the consolidated results for future periods.

        Following the Distribution, we will incur costs associated with being a U.S. publicly owned company. Such costs will include new or increased expenses for such items as share listing fees, investor relations expenses, increased insurance costs, directors' fees, internal audit costs, as well as accounting services and legal advice necessary for compliance with applicable U.S. regulatory and stock exchange requirements, including costs associated with the Sarbanes-Oxley Act of 2002 and periodic or current reporting obligations under the Securities Exchange Act of 1934, as amended. No pro forma adjustments have been made to reflect such costs as they are currently not objectively determinable.

        RMR LLC and EQC entered into a Termination and Cooperation Agreement that terminated their business and property management agreements on September 30, 2014. RMR LLC provided transition services to EQC's management and operations through February 28, 2015. RMR LLC continues to provide certain services for EQC in Australia until October 31, 2015, the effective date of the termination of this arrangement. The pro forma financial statements do not reflect any adjustments related to this termination.

        The unaudited pro forma condensed consolidated financial statements are included for informational purposes only and do not purport to reflect our results of operations or financial condition that would have occurred had we operated as a public company during the periods presented. You should read this unaudited pro forma condensed consolidated financial information together with the other information contained in this prospectus, including "Organizational Structure," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited consolidated and unaudited condensed consolidated financial statements and the notes thereto.

The RMR Group Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Income
Year Ended September 30, 2014
(amounts in thousands, except per share amounts)

	Historical	Reorganization Adjustments		Up-C Transaction Adjustments		Pro Forma
Revenues
Management services	$218,753	$281	(A)	$(9,416)	(A)	$209,618
Reimbursable payroll and related costs	64,049	—		—		64,049
Advisory services	2,244	—		—		2,244

Total revenues	285,046	281		(9,416)		275,911

Expenses
Compensation and benefits	127,841	(6,325)	(B)	—		121,516
Member's profit sharing	116,000	—		(116,000)	(G)	—
Separation expense	2,330	—		—		2,330
General and administrative	21,957	—		—		21,957
Depreciation expense	2,446	(257)	(C)	—		2,189

Total expenses	270,574	(6,582)		(116,000)		147,992

Operating income	14,472	6,863		106,584		127,919
Interest and other income	497	(458)	(D)	—		39
Unrealized losses attributable to changes in fair value of stock accounted for under the fair value option	(4,556)	4,556	(E)	—		—

Income before income tax expense and equity in earnings of investee	10,413	10,961		106,584		127,958
Income tax expense	(280)	—		(26,131)	(H)	(26,411)
Equity in earnings of investee	160	(160)	(F)	—		—

Net income	10,293	10,801		80,453		101,547
Net income attributable to noncontrolling interest	—	—		(61,932)	(I)	(61,932)

Net income attributable to RMR Inc.	$10,293	$10,801		$18,521		$39,615

Weighted average common shares outstanding—basic and diluted				16,000	(J)	16,000

Net income attributable to RMR Inc. per common share—basic and diluted						$2.48	(J)

See accompanying notes

The RMR Group Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Income
Nine Months Ended June 30, 2015
(amounts in thousands, except per share amounts)

	Historical	Reorganization Adjustments		Up-C Transaction Adjustments		Pro Forma
Revenues
Management services	$122,489	$112	(K)	$(6,434)	(K)	$116,167
Reimbursable payroll and related costs	20,535	—		—		20,535
Advisory services	1,801	—		—		1,801

Total revenues	144,825	112		(6,434)		138,503

Expenses
Compensation and benefits	64,155	(2,142)	(L)	—		62,013
Separation expense	116	—		—		116
General and administrative	18,657	—		—		18,657
Depreciation expense	1,662	(284)	(M)	—		1,378

Total expenses	84,590	(2,426)		—		82,164

Operating income	60,235	2,538		(6,434)		56,339
Interest and other income	1,698	(1,586)	(N)	—		112
Unrealized losses attributable to changes in fair value of stock accounted for under the fair value option	(290)	290	(O)	—		—

Income before income tax expense and equity in earnings of investee	61,643	1,242		(6,434)		56,451
Income tax expense	(654)	—		(10,998)	(Q)	(11,652)
Equity in earnings of investee	115	(115)	(P)	—		—

Net income	61,104	1,127		(17,432)		44,799
Net income attributable to noncontrolling interest	(60,134)	—		32,812	(R)	(27,322)

Net income attributable to RMR Inc.	$970	$1,127		$15,380		$17,477

Weighted average common shares outstanding—basic and diluted	16,000					16,000	(S)

Net income attributable to RMR Inc. per common share—basic and diluted	$0.06					$1.09	(S)

See accompanying notes

The RMR Group Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars in thousands)

        For definitions, see "Presentation of Information," beginning on page ii of this prospectus.

For the Fiscal Year Ended September 30, 2014:

  A.
  Management services—In anticipation of the transaction described in "Organizational Structure—The Up-C Transaction," or the Up-C Transaction, RMR LLC entered into a business management agreement with RMR Trust whereby RMR LLC will provide certain business management services to RMR Trust and its affiliates for a management fee equal to 60 basis points of the total U.S. generally accepted accounting principles, or GAAP, revenues of RMR Trust. If the management agreement had been entered into on October 1, 2013, the first day of the fiscal year ended September 30, 2014, RMR LLC would have recognized $281 in increased revenues.

    In the Up C Transaction, the Managed REITs contributed cash ($46,386) and shares of the Managed REITs with a combined value of $167,764 of cash and shares in exchange for 15,000,000 shares of RMR Inc.'s Class A Common Shares. The transaction agreements calculate the value of the Managed REITs' common shares using a 20 business day volume weighted average trading price, or $126,400. For accounting purposes, the common shares are valued at the closing price of those shares on the date of the Up C Transaction, or $121,378. Simultaneously with the Managed REITs' acquisition of RMR Inc.'s Class A Common Shares, the management agreements between RMR LLC and the Managed REITs were amended and extended for 20 year terms. For purposes of GAAP, the Company concluded that the consideration received from the Managed REITs for the RMR Inc. Class A Common Shares represented a discount with respect to the fair value of the RMR Inc. Class A Common Shares. As a result, RMR Inc. recorded other assets under ASC 605-50, Consideration Given to a Customer. The consideration paid by the Managed REITs was allocated to the 15,000,000 Class A Common Shares and the 20 year management agreements under the relative selling price method in accordance with ASC 605-25, Multiple Element Arrangements. A difference in value of $193,806 is allocated to the management agreements and recorded on the RMR Inc. balance sheet in other assets, which amount will be amortized against revenue recognized from the management agreements with the Managed REITs using the straight line method through the amended term of the management agreements ending on December 31, 2035.

    Management services revenues reflects a decrease of $9,416 for the fiscal year ended September 30, 2014 for amortization of these other assets recorded in respect of the Up-C Transaction.

  B.
  Compensation and benefits—Reflects a reduction of compensation and benefit costs of $6,325 for the fiscal year ended September 30, 2014 for employees transferred to RMR Trust and related entities prior to the Up-C Transaction.

  C.
  Depreciation expense—Reflects the removal of depreciation expense for the fiscal year ended September 30, 2014 related to property and equipment transferred to RMR Trust and related entities (including equipment used by transferred employees) in advance of the Up-C Transaction, which property and equipment are not part of the continuing business of RMR LLC and RMR Inc.

  D.
  Interest and other income—Reflects the removal of interest and dividend income associated with cash, cash equivalents and investments in the Managed REITs and RIF transferred to

The RMR Group Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars in thousands)

    RMR Trust in advance of the Up-C Transaction, which assets are not part of the continuing business of RMR LLC and RMR Inc.

  E.
  Unrealized losses attributable to changes in fair value of stock accounted for under the fair value option—Reflects the removal of unrealized losses associated with equity investments in the Managed REITs and RIF transferred to RMR Trust in advance of the Up-C Transaction, which investments are not part of the continuing business of RMR LLC and RMR Inc.

  F.
  Equity in earnings of investee—Reflects the removal of the equity in earnings associated with the investment in AIC transferred to RMR Trust in advance of the Up-C Transaction, which investment is not part of the continuing business of RMR LLC and RMR Inc.

  G.
  Member's profit sharing—Reflects the elimination of annual distributions paid prior to the Up-C Transaction by RMR LLC in September of each fiscal year. After the Up-C Transaction, RMR Inc.'s Board of Directors will be responsible for deciding if and when RMR LLC will pay distributions and RMR Inc. will pay dividends.

  H.
  Income tax expense—For the purpose of preparing these unaudited pro forma condensed consolidated financial statements, RMR Inc. is assumed to be subject to a combined federal and state tax rate of 40.0%. The table below is a reconciliation of the amount of pro forma tax expense for the fiscal year ended September 30, 2014:

Pro forma income before taxes	$127,958
Noncontrolling interest %	48.4%

Pro forma net income attributable to noncontrolling interest	$61,932

Pro forma net income attributable to common shareholders before taxes	$66,026
Estimated effective tax rate	40.0%

Provision for income taxes	$26,411
Less: prior recorded provision attributable to common shareholders	(280)

Pro forma adjustment to income tax expense	$26,131

  I.
  Net income attributable to noncontrolling interest—Represents RMR Trust's proportionate share, through holding directly 15,000,000 RMR LLC class A membership units, or 48.4% of RMR LLC's outstanding membership units, of the net income before taxes of RMR LLC for the fiscal year ended September 30, 2014.

  J.
  Basic and diluted earnings per share—Reflects pro forma net income attributable to RMR Inc. common shares divided by the pro forma weighted average RMR Inc. common shares outstanding. Pro forma basic and diluted weighted average RMR Inc. common shares outstanding represents 15,000,000 shares of RMR Inc. Class A Common Shares and 1,000,000 shares of RMR Inc. Class B-1 Common Shares. The RMR Inc. Class B-2 Common Shares, which are paired with RMR Trust's class A membership units, have no independent economic interest in RMR Inc.

    The 15,000,000 RMR LLC class A membership units that RMR Inc. does not own may be redeemed for RMR Inc. Class A Common Shares on a one for one basis. Upon redemption of a RMR LLC class A membership unit, the RMR Inc. Class B-2 Common Share "paired" with such unit is cancelled for no additional consideration. If all outstanding RMR LLC

The RMR Group Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars in thousands)

    class A membership units were redeemed for RMR Inc. Class A Common Shares immediately following the Up-C Transaction, fully diluted RMR Inc. Class A Common Shares outstanding would have been 30,000,000. In computing the dilutive effect, if any, that the aforementioned redemption would have had on earnings per share, we considered that net income available to holders of RMR Inc. Class A Common Shares would increase due to elimination of the noncontrolling interest (including any tax impact). For the fiscal year ended September 30, 2014, such redemption is not reflected in diluted earnings per share as the assumed redemption is not dilutive.

For the Nine Months Ended June 30, 2015:

  K.
  Management services—Represents revenues RMR LLC would have recognized in connection with the business management agreement described in Note A, as if the agreement had been entered into on October 1, 2013, the first day of the nine months ended June 30, 2015.

    Management services revenues also reflects a decrease of $6,434 for the nine months ended June 30, 2015 for amortization of the other assets recorded as described in Note A.

  L.
  Compensation and benefits—Reflects a reduction of compensation and benefit costs of $2,142 for the nine months ended June 30, 2015 for employees transferred to RMR Trust and related entities prior to the Up-C Transaction.

  M.
  Depreciation expense—Reflects the removal of depreciation expense for the nine months ended June 30, 2015 related to property and equipment transferred to RMR Trust and related entities (including equipment used by transferred employees) in advance of the Up-C Transaction, which property and equipment are not part of the continuing business of RMR LLC and RMR Inc.

  N.
  Interest and other income—Reflects the removal of interest and dividend income associated with cash, cash equivalents and investments in the Managed REITs and RIF transferred to RMR Trust in advance of the Up-C Transaction, which assets are not part of the continuing business of RMR LLC and RMR Inc.

  O.
  Unrealized losses attributable to changes in fair value of stock accounted for under the fair value option—Reflects the removal of unrealized losses associated with equity investments in the Managed REITs and RIF transferred to RMR Trust in advance of the Up-C Transaction, which investments are not part of the continuing business of RMR LLC and RMR Inc.

  P.
  Equity in earnings of investee—Reflects the removal of the equity in earnings associated with the investment in AIC transferred to RMR Trust in advance of the Up-C Transaction, which investment is not part of the continuing business of RMR LLC and RMR Inc.

  Q.
  Income tax expense—For the purpose of preparing these unaudited pro forma condensed consolidated financial statements, RMR Inc. is assumed to be subject to a combined federal

The RMR Group Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars in thousands)

    and state tax rate of 40.0%. The table below is a reconciliation of the amount of pro forma tax expense for the nine months ended June 30, 2015:

Pro forma income before taxes	$56,451
Noncontrolling interest %	48.4%

Pro forma net income attributable to noncontrolling interest	$27,322

Pro forma net income attributable to common shareholders before taxes	$29,129
Estimated effective tax rate	40%

Provision for income taxes	$11,652

Less: prior recorded provision attributable to common shareholders	$(654)

Pro forma adjustment to income tax expense	$10,998

  R.
  Net income attributable to noncontrolling interest—The historical net income attributable to noncontrolling interest includes 100.0% of the income earned by RMR LLC from October 1, 2014 through June 4, 2015, when RMR LLC was 100.0% owned by RMR Trust, and 48.4% of the income earned from June 5, 2015 through June 30, 2015, when RMR LLC was 48.4% owned by RMR Trust. Also, during the period June 5 to June 30, 2015, RMR LLC incurred $3,500 in expenses related to the Up-C Transaction which are not expected to be part of the continuing business of RMR LLC and RMR Inc. The adjustment of $32,800 represents RMR Trust's proportionate share of RMR LLC's net income before taxes for the nine months ended June 30, 2015.

  S.
  Basic and diluted earnings per share—Reflects pro forma net income attributable to RMR Inc. common shares divided by the pro forma weighted average RMR Inc. common shares outstanding. Pro forma basic and diluted weighted average RMR Inc. common shares outstanding represents 15,000,000 RMR Inc. Class A Common Shares and 1,000,000 RMR Inc. Class B-1 Common Shares. The RMR Inc. Class B-2 Common Shares, which are paired with RMR Trust's class A membership units, have no independent economic interest in RMR Inc.

    The 15,000,000 RMR LLC class A membership units that we do not own may be redeemed for RMR Inc. Class A Common Shares on a one for one basis, or upon such redemption, RMR Inc. may elect to pay cash instead of issuing Class A Common Shares. Upon redemption of a RMR LLC class A membership unit, the RMR Inc. Class B-2 Common Share "paired" with such unit is cancelled for no additional consideration. If all outstanding RMR LLC class A membership units were redeemed for RMR Inc. Class A Common Shares immediately following the Up-C Transaction, fully diluted RMR Inc. Class A Common Shares outstanding would have been 30,000,000. In computing the dilutive effect, if any, that the aforementioned redemption would have had on earnings per share, we considered that net income available to holders of RMR Inc. Class A Common Shares would increase due to elimination of the noncontrolling interest (including any tax impact). For the nine months ended June 30, 2015, such redemption is not reflected in diluted earnings per share as the assumed redemption is not dilutive.

Managed Operators

FIVE STAR SENIOR LIVING

FVE operates 272 senior living communities, including independent living, assisted living and skilled nursing, with over 30,000 living units located in 32 states.

The Forum at Deer Creek, Deerfield Beach, FL.
Living Units: 291.

SONESTA

Sonesta manages and franchises 58 properties in the U.S., the Middle East, South America and the Caribbean.

Royal Sonesta Hotel Boston, Cambridge, MA.
400 guest rooms; 2 food and beverage outlets; and over 26,000 square feet of flexible space for up to 550 guests.

TA | PETRO Stopping Centers

TA operates 252 travel centers under the "TravelCenters of America", "TA", "Petro Stopping Centers" and "Petro" brand names located in 43 states at exits along the U.S. Interstate Highway System and in Canada and operates 79 convenience stores with retail gasoline stations under the "Minit Mart" brand name.

TravelCenters of America.
On Interstate Highway I-95, Exit 29, Brunswick, GA.

Data presented as of June 30, 2015.

7,500,000 Shares

Class A Common Stock

        Until                        , 2015 all dealers that effect transactions in these securities, whether or not participating in the Distribution, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                        , 2015

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        The following table sets forth an itemization of expenses, all of which other than the Securities and Exchange Commission registration fee and NASDAQ listing fee are estimated, payable by us in connection with the issuance and distribution of the securities to be registered. Government Properties Income Trust, Hospitality Properties Trust, Select Income REIT and Senior Housing Properties Trust, or collectively the Managed REITs, have agreed to pay or reimburse the fees and expenses of the distribution agent and the Managed REITs' transfer agents and registrar, fees and expenses of the Managed REITs' counsel and the cost of printing and mailing any prospectus for the distribution of the securities to their shareholders.

	Amount to be paid by RMR Inc.		Amount to be paid by the Managed REITs
Securities and Exchange Commission registration fee		$8,700.48		$—
NASDAQ listing fee		50,000		—
Transfer agent fee		*		*
Distribution agent fee		—		*
Legal fees and expenses		*		*
Accounting fees and expenses		2,040,000		*
Printing and mailing fees		*		*
Miscellaneous		*		—
Total	$	*	$	*

*
To be provided by amendment.

Item 14.    Indemnification of Directors and Officers.

        The Maryland General Corporation Law, or MGCL, permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (a) the actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of The RMR Group Inc., or RMR Inc., contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

        The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide indemnification if any of the following is established:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        Further, under the MGCL, a Maryland corporation may not indemnify a director for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of the following:

  •
  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

        The charter of RMR Inc. authorizes the corporation to indemnify to the maximum extent permitted under Maryland law, its present or former directors, officers, employees or agents or any individual who, while a director, officer, employee or agent of RMR Inc. serves at our request as a director, officers, partner, member, manager or trustee or another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise. RMR Inc.'s bylaws require RMR Inc. to indemnify, to the maximum extent permitted under Maryland law, its present or former directors and executive officers or its present or former directors or executive officers serving at RMR Inc.'s request as an executive officer or director (or equivalent) of another corporation, partnership, joint venture, limited liability company, trust or other entity.

        RMR Inc. plans to enter into indemnification agreements with each of its directors and executive officers, substantially in the form of the indemnification agreement filed as an exhibit to this Registration Statement on Form S-1, prior to the Distribution Date. Each indemnification agreement will provide, among other things, for indemnification to the fullest extent permitted by Maryland law against any and all losses, claims, damages, liabilities, joint or several, judgments, fines, penalties, interest, settlements or other amounts and all expenses. The indemnification agreements will also provide for the advancement or payment of expenses to the indemnitee and for reimbursement to us if it is ultimately established that such indemnitee is not entitled to such indemnification under the standard of conduct set forth in the agreement.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling RMR Inc. pursuant to the foregoing provisions, RMR Inc. has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 15.    Recent Sales of Unregistered Securities.

        In connection with the reorganization of The RMR Group LLC, on June 5, 2015, RMR Inc. issued an aggregate 15,000,000 Class A Common Shares, par value $0.001 per share. Also on June 5, 2015, RMR Inc. also issued 1,000,000 Class B-1 Common Shares, par value $0.001 per share, and 15,000,000 Class B-2 Common Shares, par value $0.001 per share. See "Organizational Structure—The Up-C Transaction" included in the prospectus to this registration statement on Form S-1. These shares were issued in reliance on Section 4(a)(2) of the Securities Act of 1933.

Item 16.    Exhibits and Financial Statement Schedules.

        (a)   The Exhibit Index is hereby incorporated herein by reference.

        (b)   All schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the consolidated financial statements and related notes thereto.

Item 17.    Undertakings.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, The RMR Group Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on November 2, 2015.

THE RMR GROUP INC.
By:	/s/ ADAM D. PORTNOY
	Name:	Adam D. Portnoy
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

		Signature	Title	Date

/s/ ADAM D. PORTNOY Adam D. Portnoy			Managing Director, President and Chief Executive Officer (principal executive officer)	November 2, 2015
* Matthew P. Jordan			Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	November 2, 2015
* Barry M. Portnoy			Managing Director	November 2, 2015
*By:	/s/ ADAM D. PORTNOY
	Name:	Adam D. Portnoy
	Title:	Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Amendment and Restatement of the Registrant*
3.2	Articles of Amendment, filed July 30, 2015*
3.3	Articles of Amendment, filed September 11, 2015*
3.4	Amended and Restated Bylaws of the Registrant
4.1	Form of The RMR Group Inc. Share Certificate for Class A Common Stock
4.2	Registration Rights Agreement, dated as of June 5, 2015, by and between the Registrant and Government Properties Income Trust*
4.3	Registration Rights Agreement, dated as of June 5, 2015, by and between the Registrant and Hospitality Properties Trust*
4.4	Registration Rights Agreement, dated as of June 5, 2015, by and between the Registrant and Select Income REIT*
4.5	Registration Rights Agreement, dated as of June 5, 2015, by and between the Registrant and Senior Housing Properties Trust*
4.6	Registration Rights Agreement, dated as of June 5, 2015, by and between the Registrant and Reit Management & Research Trust*
5.1	Opinion of Saul Ewing LLP*
10.1	The RMR Group LLC Amended and Restated Operating Agreement, dated as of October 14, 2015, by and among The RMR Group LLC and its Members*
10.2	Transaction Agreement, dated as of June 5, 2015, by and among Reit Management & Research LLC, Reit Management & Research Trust, the Registrant and Government Properties Income Trust*
10.3	Transaction Agreement, dated as of June 5, 2015, by and among Reit Management & Research LLC, Reit Management & Research Trust, the Registrant and Hospitality Properties Trust*
10.4	Transaction Agreement, dated as of June 5, 2015, by and among Reit Management & Research LLC, Reit Management & Research Trust, the Registrant and Select Income REIT*
10.5	Transaction Agreement, dated as of June 5, 2015, by and among Reit Management & Research LLC, Reit Management & Research Trust, the Registrant and Senior Housing Properties Trust*
10.6	Business Management Agreement, by and between Reit Management & Research Trust and Reit Management & Research LLC*
10.7	Amended and Restated Property Management Agreement, by and between Reit Management & Research LLC and Reit Management & Research Trust*
10.8	Amended and Restated Business Management and Shared Services Agreement, dated as of June 5, 2015, by and between Sonesta International Hotels Corporation and Reit Management & Research LLC*
10.9	Second Amended and Restated Business Management Agreement, dated as of June 5, 2015, by and between Government Properties Income Trust and Reit Management & Research LLC*

Exhibit Number	Description
10.10	Second Amended and Restated Business Management Agreement, dated as of June 5, 2015, by and between Hospitality Properties Trust and Reit Management & Research LLC*
10.11	Second Amended and Restated Business Management Agreement, dated as of June 5, 2015, by and between Select Income REIT and Reit Management & Research LLC*
10.12	Second Amended and Restated Business Management Agreement, dated as of June 5, 2015, by and between Senior Housing Properties Trust and Reit Management & Research LLC*
10.13	Second Amended and Restated Property Management Agreement, dated as of June 5, 2015, by and between Reit Management & Research LLC and Government Properties Income Trust*
10.14	Second Amended and Restated Property Management Agreement, dated as of June 5, 2015, by and between Reit Management & Research LLC and Hospitality Properties Trust*
10.15	Amended and Restated Property Management Agreement, dated as of June 5, 2015, by and between Reit Management & Research LLC and Select Income REIT*
10.16	Second Amended and Restated Property Management Agreement, dated as of June 5, 2015, by and between Reit Management & Research LLC and Senior Housing Properties Trust*
10.17	Tax Receivable Agreement, dated as of June 5, 2015, by and among the Registrant, Reit Management & Research LLC and Reit Management & Research Trust*
10.18	Lease by and between RMR West LLC and Reit Management & Research LLC, dated as of June 1, 2015*
10.19	Form of Indemnification Agreement for the Registrant and its directors and executive officers*
21.1	Subsidiaries of the Registrant*
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm
23.2	Consent of Saul Ewing LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included on signature page to this registration statement)*
99.1	Consent of Ann Logan, as director nominee*
99.2	Consent of Walter C. Watkins, Jr., as director nominee*
99.3	Consent of Frederick N. Zeytoonjian, as director nominee*

*
Previously filed.